                                                                                   EXECUTION VERSION

AMENDMENT AGREEMENT dated as of July 3, 2007 (this “Amendment Agreement”), in respect of the AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 19, 2007 (the “Restated Credit Agreement”), which amended and restated the AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 25, 2006, which amended and restated the AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 30, 2003, which amended and restated the AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 19, 2001, which amended and restated both the CREDIT AGREEMENT originally dated as of October 27, 1989 and amended and restated as of June 1, 1993 and the CREDIT AGREEMENT originally dated as of June 30, 1995, among FREEPORT-MCMORAN COPPER & GOLD INC., a Delaware corporation, PT FREEPORT INDONESIA, a limited liability company organized under the laws of the Republic of Indonesia and domesticated under the laws of Delaware as a corporation, U.S. BANK NATIONAL ASSOCIATION, a national banking association (for purposes of Article VIII only), as trustee for the Lenders and certain other lenders under the FI Trust Agreement, the Lenders party thereto, the Issuing Banks party thereto, and JPMORGAN CHASE BANK, N.A., (“JPMCB”), as Administrative Agent, Security Agent, JAA Security Agent and Collateral Agent, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Syndication Agent.

The Borrowers have requested that the Restated Credit Agreement be amended as set forth in Section 4 below and the parties hereto are willing so to amend the Restated Credit Agreement.

In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1.  Defined Terms. (a) As used in this Amendment Agreement, the following terms have the meanings specified below:

“Amended Restated Credit Agreement” shall mean the Restated Credit Agreement, as amended in accordance with Section 4(a).

“Amendment Effective Date” shall have the meaning assigned to such term in Section 2.

“Pre-Amendment Restated Credit Agreement” shall mean the Restated Credit Agreement immediately before its amendment in accordance with Section 4(a).

(b) From and after the Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Restated Credit Agreement, shall, unless the context otherwise requires, refer to the Restated Credit Agreement as amended in the form of the Amended Restated Credit Agreement, and the term “Restated Credit Agreement”, as used in the Loan Documents, shall mean the Amended Restated Credit Agreement.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Restated Credit Agreement or, if not defined therein, the Pre-Amendment Restated Credit Agreement.

SECTION 2.  Conditions to Effectiveness.  The transactions provided for in Section 4 hereof and the obligations of the Lenders to make Loans and issue Letters of Credit under the Amended Restated Credit Agreement shall become effective on the date (the “Amendment Effective Date”) on which all the conditions specified in Section 4.01 of the Amended Restated Credit Agreement are satisfied (or waived in accordance with Section 9.02 of the Amended Restated Credit Agreement).

SECTION 3.  [intentionally omitted]

SECTION 4.  Amendment and Restatement; Borrowings on Amendment Effective Date.  (a)  Each of the parties hereto irrevocably agrees that on occurrence of the Amendment Effective Date, without the satisfaction of any additional conditions or any further actions of any party hereto, the Restated Credit Agreement (including the Schedules and Exhibits thereto) shall be amended to effect the changes that will result in it reading as set forth in Exhibit A attached hereto (including the Schedules and Exhibits attached to such Exhibit A).

(b) Notwithstanding any provision of this Amendment Agreement, the provisions of Sections 2.11 through 2.16 and 9.03 of the Pre-Amendment Restated Credit Agreement, as in effect immediately prior to the Amendment Effective Date, will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Amendment Effective Date for the benefit of the Lenders, including each Lender under the Pre-Amendment Restated Credit Agreement that will not be a Lender under the Amended Restated Credit Agreement.

SECTION 5.  Continuing Security.  Each Borrower and each Loan Party confirms that (i) its Guarantee of the Obligations under the Collateral Agreement or the Indonesian Guarantee Agreement, as applicable, and, except with respect to the pledge of the PTII Shares, the security interests granted by it under the Security Documents and in existence immediately prior to the Amendment Effective Date shall continue in full force and effect on the terms of the respective Security Documents and (ii) on the Amendment Effective Date the Obligations under the Amended Restated Credit Agreement shall constitute “Loan Group Document Obligations” under the Collateral Agreement and “secured obligations” (however defined) under the other Security Documents.  Each party hereto confirms that the intention of the parties is that the Restated Credit Agreement shall not terminate on the Amendment Effective Date and shall continue in full force and effect as amended hereby.

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SECTION 6.  Further Actions.  The Administrative Agent is hereby authorized and directed to enter into such Loan Documents and to take such other actions as may be required to give effect to the transactions contemplated hereby.

SECTION 7.  Applicable Law.  THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.  Counterparts.  This Amendment Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.  Delivery of an executed counterpart of a signature page of this Amendment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.  This Amendment Agreement shall constitute a “Loan Document” for all purposes of the Amended Restated Credit Agreement and the other Loan Documents.

SECTION 9.  Expenses.  The Borrowers agree to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by it in connection with this Amendment Agreement, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP and other counsel for the Administrative Agent.

SECTION 10.  Headings.  The headings of this Amendment Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PARTIES TO THE RESTATED CREDIT AGREEMENT AND COLLATERAL AGREEMENT OR INDONESIAN GUARANTEE AGREEMENT

FREEPORT-MCMORAN COPPER & GOLD INC.
by___________________________
Name: Kathleen L. Quirk
Title: Executive Vice President, Chief Financial Officer and Treasurer

PT FREEPORT INDONESIA
by___________________________
Name: Robert R. Boyce
Title: Treasurer

              AMENDMENT AGREEMENT

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender,
by________________________
Name:
Title:

        AMENDMENT AGREEMENT

THE BANK OF NOVA SCOTIA, individually and as Issuing Bank,
by________________________
Name:
Title:
by________________________
Name:
Title:

        AMENDMENT AGREEMENT

PARTIES TO THE COLLATERAL AGREEMENT OR INDONESIAN GUARANTEE AGREEMENT (AND NOT PARTY TO THE RESTATED CREDIT AGREEMENT)

FREEPORT-MCMORAN COPPER & GOLD INVESTMENT CO., S.A.
FREEPORT-MCMORAN SPAIN INC.
INTERNATIONAL SUPPORT INC.
FCX INVESTMENT LLC

By:________________________________
Name:   Kathleen L. Quirk
Title:     Treasurer

FREEPORT RESEARCH AND ENGINEERING COMPANY
INTERNATIONAL PURVEYORS INC.

By:________________________________
Name       Bryan D. Weiser
Title:        Treasurer

INTERNATIONAL AIR CAPITAL INC.

By:________________________________
Name:       Kathleen L. Quirk
Title:         Senior Vice President and Treasurer

PHELPS DODGE CORPORATION

By:________________________________
Name:       S. David Colton
Title:        Senior Vice President

        AMENDMENT AGREEMENT

CHINO ACQUISITION INC.
CLIMAX MOLYBDENUM COMPANY
CYPRUS AMAX MINERALS COMPANY
CYPRUS CLIMAX METALS COMPANY
CYPRUS EL ABRA CORPORATION
CYPRUS METALS COMPANY
PD CANDELARIA, INC.
PD CHILE HOLDING COMPANY LIMITADA
PD CHILE INVESTMENTS, LLC
PD OJOS DEL SALADO, INC.
PHELPS DODGE BAGDAD, INC.
PHELPS DODGE CHICAGO ROD, INC.
PHELPS DODGE CHINO, INC.
PHELPS DODGE EXPLORATION CORPORATION
PHELPS DODGE INDUSTRIES, INC.
PHELPS DODGE MIAMI, INC.
PHELPS DODGE REFINING CORPORATION
PHELPS DODGE SAFFORD, INC.
PHELPS DODGE SALES COMPANY, INCORPORATED
PHELPS DODGE SIERRITA, INC.
PHELPS DODGE TYRONE, INC.

By:________________________________
Name:    S. David Colton
Title:      Senior Vice President

CLIMAX MOLYBDENUM MARKETING CORPORATION

By:________________________________
Name:    David H. Thornton
Title:      Vice President

KINETICS CLIMAX, INC.

By:________________________________
Name:    Timothy J. Olson
Title:      Vice President

CHINO MINES COMPANY

By:           Phelps Dodge Chino, Inc., its Manager

By:________________________________
Name:    S. David Colton
Title:      Senior Vice President

CLIMAX ENGINEERED MATERIALS, LLC

By:         Climax Molybdenum Company,
its Manager

By:________________________________
Name:     S. David Colton
Title:       Senior Vice President

PD CHILE FINANCE COMPANY

By:________________________________
Name:    S. David Colton
Title:      Vice President

TYRONE MINING, LLC

By:           Phelps Dodge Tyrone, Inc., itsManager

By:________________________________
Name:      S. David Colton
Title:        Senior Vice President

        AMENDMENT AGREEMENT

PT INDOCOPPER INVESTAMA

By:______________________________
Name:
Title:

PT KENCANA INFRA NUSAKARYA

By:_________________________________
Name:
Title:

PT KENCANA WISATA NUSAKARYA

By:_________________________________
Name:
Title:

PT MINESERVE INTERNATIONAL

By:_________________________________
Name:
Title:

        AMENDMENT AGREEMENT

Signature Page to be executed by Lenders
under the Amended Restated Credit Agreement

SIGNATURE PAGE to the AMENDMENT AGREEMENT dated as of July 3, 2007, in respect of the AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 19, 2007, which amended and restated the AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 25, 2006, which amended and restated the AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 30, 2003, which amended and restated the AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 19, 2001, which amended and restated both the CREDIT AGREEMENT originally dated as of October 27, 1989 and amended and restated as of June 1, 1993 and the CREDIT AGREEMENT originally dated as of June 30, 1995, among FREEPORT-MCMORAN COPPER & GOLD INC., a Delaware corporation, PT FREEPORT INDONESIA, a limited liability company organized under the laws of the Republic of Indonesia and domesticated under the laws of Delaware as a corporation, U.S. BANK NATIONAL ASSOCIATION, a national banking association (for purposes of Article VIII only), as trustee for the Lenders and certain other lenders under the FI Trust Agreement, the Lenders party thereto, the Issuing Banks party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent, Security Agent, JAA Security Agent and Collateral Agent, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Syndication Agent.

Lender:
By:	___________________________
Name:
Title:

By:	___________________________
Name:
Title:

        EXHIBIT A
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of  March 19, 2007
as amended as of July 10, 2007,
which amends and restates the
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of July 25, 2006,
which amended and restated the
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of September 30, 2003,
which amended and restated the
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of October 19, 2001,
which amended and restated both the
CREDIT AGREEMENT
Originally dated as of October 27, 1989
Amended and restated as of June 1, 1993
and the
CREDIT AGREEMENT
Originally dated as of June 30, 1995,
among
FREEPORT-MCMORAN COPPER & GOLD INC.,
PT FREEPORT INDONESIA,
The Lenders Party Hereto,
The Issuing Banks Party Hereto,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Security Agent, JAA Security Agent and Collateral Agent

and

MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED,
as Syndication Agent,
and
HSBC BANK USA, NATIONAL ASSOCIATION,
THE BANK OF NOVA SCOTIA,
UBS SECURITIES LLC,
as Co-Documentation Agents,
and
U.S. BANK NATIONAL ASSOCIATION,
as FI Trustee
___________________________
J.P. MORGAN SECURITIES INC.                                                                                     MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
Page

ARTICLE I

Definitions

SECTION 1.01. Defined Terms 1
SECTION 1.02. Classification of Loans and Borrowings 43
SECTION 1.03. Terms Generally 43
SECTION 1.04. Accounting Terms; GAAP 43

ARTICLE II

The Credits

SECTION 2.01. Revolving Commitments 44
SECTION 2.02. Loans and Borrowings 44
SECTION 2.03. Requests for Borrowings 45
SECTION 2.04. Funding of Borrowings 45
SECTION 2.05. Letters of Credit 46
SECTION 2.06. Interest Elections 51
SECTION 2.07. Termination and Reduction of Commitments 52
SECTION 2.08. Repayment of Loans; Evidence of Debt 53
SECTION 2.09. [intentionally omitted] 53
SECTION 2.10. Prepayment of Loans 53
SECTION 2.11. Fees 54
SECTION 2.12. Interest 55
SECTION 2.13. Alternate Rate of Interest 56
SECTION 2.14. Increased Costs 56
SECTION 2.15. Break Funding Payments 58
SECTION 2.16. Taxes 58
SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs 62
SECTION 2.18. Mitigation Obligations; Replacement of Lenders 63
SECTION 2.19. Swingline Loans 64

ARTICLE III

Representations and Warranties

SECTION 3.01. Organization; Powers 66
SECTION 3.02. Authorization; Enforceability 66
SECTION 3.03. Governmental Approvals; No Conflicts 66
SECTION 3.04. Financial Condition; No Material Adverse Change 66
SECTION 3.05. Properties 67
SECTION 3.06. Litigation and Environmental Matters 67
SECTION 3.07. Compliance with Laws and Agreements 68
SECTION 3.08. Investment Company Status 68
SECTION 3.09. Taxes 68
SECTION 3.10. ERISA 68
SECTION 3.11. Disclosure 68

SECTION 3.12. Subsidiaries 69
SECTION 3.13. Insurance 69
SECTION 3.14. Labor Matters 69
SECTION 3.15. Security Documents 69
SECTION 3.16. Federal Reserve Regulations 70
SECTION 3.17. Solvency 70
SECTION 3.18. Senior Indebtedness 70

ARTICLE IV

Conditions

SECTION 4.01. Amendment Effective Date 71
SECTION 4.02. Each Credit Event 72

ARTICLE V

Affirmative Covenants

SECTION 5.01. Financial Statements and Other Information 73
SECTION 5.02. Notices of Material Events 75
SECTION 5.03. Information Regarding Collateral 75
SECTION 5.04. Existence; Conduct of Business 75
SECTION 5.05. Payment of Obligations 76
SECTION 5.06. Maintenance of Properties 76
SECTION 5.07. Insurance 76
SECTION 5.08. [intentionally omitted] 76
SECTION 5.09. Books and Records; Inspection and Audit Rights 76
SECTION 5.10. Compliance with Laws; Environmental Reports 76
SECTION 5.11. Use of Proceeds and Letters of Credit 78
SECTION 5.12. Additional Subsidiaries 78
SECTION 5.13. Further Assurances 78
SECTION 5.14. Source of Interest 79

ARTICLE VI

Negative Covenants

SECTION 6.01. Indebtedness; Certain Equity Securities 79
SECTION 6.02. Liens 81
SECTION 6.03. Fundamental Changes 83
SECTION 6.04. Investments in Unrestricted Subsidiaries 85
SECTION 6.05. Asset Sales 85
SECTION 6.06. Sale and Leaseback Transactions 87
SECTION 6.07. Hedging Agreements 87
SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness 87
SECTION 6.09. Transactions with Affiliates 89
SECTION 6.10. Restrictive Agreements 90
SECTION 6.11. Amendment of Material Documents 91
SECTION 6.12. Fiscal Year 91
SECTION 6.13. Designation of Unrestricted Subsidiaries 91
SECTION 6.14. Total Leverage Ratio 92
SECTION 6.15. Total Secured Leverage Ratio 92
SECTION 6.16. Covenants with Respect to PTII 92

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SECTION 6.17. Covenants Relating to the RTZ Transactions 93

ARTICLE VII

Events of Default

ARTICLE VIII

The Agents and the FI Trustee

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices 101
SECTION 9.02. Waivers; Amendments 102
SECTION 9.03. Expenses; Indemnity; Damage Waiver 103
SECTION 9.04. Successors and Assigns 105
SECTION 9.05. Survival 108
SECTION 9.06. Counterparts; Integration; Effectiveness 108
SECTION 9.07. Severability 109
SECTION 9.08. Right of Setoff 109
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process; Sovereign Immunity 109
SECTION 9.10. WAIVER OF JURY TRIAL 110
SECTION 9.11. Headings 110
SECTION 9.12. Confidentiality 110
SECTION 9.13. Interest Rate Limitation 111
SECTION 9.14. Judgment Currency 111
SECTION 9.15. RTZ Transactions 112
SECTION 9.16. Patriot Act 112
SECTION 9.17. No Fiduciary Relationship 112
SECTION 9.18. Release of Liens and Guarantees; Rejurisdictioning of PTFI 113
SECTION 9.19. Non-Public Information 114
SECTION 9.20. Parallel Debt 114
SECTION 9.21. Joint and Several Obligations 114

SCHEDULES:

Schedule 1.01A—	Disclosed Matters
Schedule 1.01B—	Existing Letters of Credit
Schedule 1.01C —	Ratable Obligations
Schedule 1.01D—	Material US Properties
Schedule 1.01E—	Excluded Cable and Wire Subsidiaries
Schedule 1.01F —	Existing PD Obligations
Schedule 2.01 —	Commitments
Schedule 3.03 —	Governmental Approvals
Schedule 3.04(d) —	Certain Developments
Schedule 3.12 —	Subsidiaries
Schedule 3.13 —	Insurance
Schedule 5.10A —	ICMM Principles

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Schedule 5.10B —	ICMM Commitments with Respect to World Heritage Properties
Schedule 5.10C —	Response to Audit of Indonesian Operations by the International Centre for Corporate Accountability
Schedule 6.01 —	Existing Indebtedness
Schedule 6.02 —	Existing Liens
Schedule 6.10 —	Existing Restrictions

EXHIBITS:

Exhibit A —	Form of Assignment and Assumption
Exhibit B—	Form of Perfection Certificate
Exhibit C —                           Form of Issuing Bank Agreement
Exhibit D-1 —	Form of opinion of Davis Polk & Wardwell, New York counsel for the Borrower and the Subsidiaries
Exhibit D-2 —	Form of opinion of Jones, Walker, Waechter, Poitevant, Carrère & Denègre, L.L.P., U.S. counsel for the Borrower and the Subsidiaries
Exhibit D-3 —                        Form of opinion of Indonesian counsel for the Borrower
Exhibit D-4 —                        Form of opinion of Indonesian counsel for the Lenders

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AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 19, 2007, as amended as of July 10, 2007 (this “Agreement”), which amends and restates the AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 25, 2006, which amended and restated the AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 30, 2003, which amended and restated the AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 19, 2001, which amended and restated both the CREDIT AGREEMENT originally dated as of October 27, 1989 and amended and restated as of June 1, 1993 and the CREDIT AGREEMENT originally dated as of June 30, 1995, among FREEPORT-MCMORAN COPPER & GOLD INC., a Delaware corporation, PT FREEPORT INDONESIA, a limited liability company organized under the laws of the Republic of Indonesia and domesticated under the laws of Delaware as a corporation, U.S. BANK NATIONAL ASSOCIATION, a national banking association (for purposes of Article VIII only), as trustee for the Lenders and certain other lenders under the FI Trust Agreement, the Lenders party hereto, the Issuing Banks party hereto, and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent, Security Agent, JAA Security Agent and Collateral Agent, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“Merrill”), as Syndication Agent.

The Borrowers have requested that the Lenders agree to amend the Existing Restated Credit Agreement (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) in order to continue the credit facilities provided for therein and to extend credit in the form of Revolving Loans, Swingline Loans and Letters of Credit, in each case at any time and from time to time during the Revolving Availability Period such that the aggregate Revolving Exposures will not exceed $500,000,000 at any time.  Letters of Credit and the proceeds of other Revolving Loans and Swingline Loans drawn on and after the Amendment Effective Date will be used for working capital and other general corporate purposes of each of the Borrowers and their Subsidiaries.  The Lenders are willing to continue such credit facilities, and to amend the Existing Restated Credit Agreement in the form hereof, upon the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  Capitalized terms used but not defined in this Agreement have the meanings assigned to such terms in the Parent Credit Agreement.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Subordination Agreement” means the Affiliate Subordination Agreement among the Borrowers, the Subsidiaries from time to time party thereto and the Administrative Agent dated as of March 19, 2007.

“Agents” means, collectively, the Administrative Agent, the Security Agent, the JAA Security Agent, the FI Security Agent, the Collateral Agent and the Syndication Agent.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Amendment Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Amendment Agreement” shall mean the Amendment Agreement dated as of the Amendment Effective Date among FCX, PTFI, the Subsidiaries party thereto, the lenders party thereto, the issuing banks party thereto, the Administrative Agent and the other Agents.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time.  If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most-recently in effect, giving effect to any assignments of Revolving Loans, LC Exposures and Swingline Exposures that occur after such termination or expiration.

“Applicable Rate” means, for any day, with respect to any Revolving Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread”, or “Commitment Fee Rate”, as the case may be, based upon the Credit Ratings by Moody’s and S&P applicable on such date:

Credit Ratings:	Eurodollar Spread (bps per annum)	ABR Spread (bps per annum)	Commitment Fee Rate (bps per annum)
Category 1 BBB+/Baa1 or higher	75	0	15
Category 2 BBB/Baa2 or higher	100	0	20
Category 3 BBB-/Baa3	125	25	25
Category 4 BB+/Ba1	150	50	37.5
Category 5 BB/Ba2	150	50	50
Category 6 BB-/Ba3 or lower	175	75	50

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a Credit Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then FCX and the Lenders shall negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a Credit Rating in effect, and pending the effectiveness of such amendment, the Applicable Rate shall be determined by reference to the available Credit Rating; (ii) if the Credit Rating established or deemed to have been established by Moody’s and S&P shall fall within different Categories, the Applicable Rate shall be based on the higher of the two Credit Ratings unless one of the two Credit Ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two Credit Ratings; and (iii) if the Credit Rating established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, FCX and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Credit Rating most recently in effect prior to such change or cessation.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

“Atlantic Copper Financing” means that certain Third Amended and Restated Term Loan and Working Capital Agreement, as amended from time to time, among Atlantic Copper, S.A., the lenders party thereto, Barclays Capital, as arranger and Barclays Bank PLC, as agent.

“Attributable Debt” means, on any date, in respect of any lease of FCX or any Restricted Subsidiary entered into as part of a Project Financing or a sale and leaseback transaction subject to Section 6.06, (i) if such lease is a Capital Lease Obligation, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (ii) if such lease is not a Capital Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

“Attributable Debt Payments” means, for FCX and the Restricted Subsidiaries for any period, all payments made during such period in respect of Attributable Debt.

“Available Domestic Cash” means, as of any date, the aggregate amount of cash and Permitted Investments held on such date by FCX or any Restricted Subsidiary that is incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia or any Guarantor, other than cash and Permitted Investments (a) held in accounts outside the United States of America or (b) subject to any Lien securing Indebtedness or other obligations (other than any Lien under the Loan Documents or “Loan Documents” (as defined in the Parent Credit Agreement)).

“Block A” means Contract Area Block A, as defined in the Contract of Work.

“Block A Base Production” means the scheduled production of FI Product from Block A for any given year as shown on the Product Schedule appearing as Annex A to the Participation Agreement, as in effect on the Effective Date, subject however to adjustment from time to time pursuant to clause 16.4.2 of the Participation Agreement, as in effect on the Effective Date.

“Block B Assets” means assets now owned or hereafter acquired and utilized in connection with the development and exploitation of Contract Area Block B (as defined in the Contract of Work), including with respect to mining, concentrating, processing, transportation, delivery and related operations (and assets used in connection therewith) in respect of FI Product obtained or provided from Contract Area Block B, but such term shall not in any event include the existing and future mining, concentration, processing, transportation, delivery and related operations (and assets used in connection therewith) in respect of FI Product obtained or provided from Contract Area Block A (as defined in the Contract of Work).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means each of FCX and PTFI.

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of FCX and its Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of FCX for such period prepared in accordance with GAAP and (b) that portion of principal payments on Capital Lease Obligations made by FCX and the Restricted Subsidiaries during such period that are attributable to additions to property, plant and equipment and that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment or other capital expenditures.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CFC” shall mean (a) each person that is a "controlled foreign person" for purposes of the Code and (b) each Subsidiary of each such controlled foreign person.

“Change in Control” means (a) the failure of FCX to own, either directly or through its wholly owned Subsidiaries, PTFI Shares representing at least 80% of the aggregate ordinary voting power attributable to all of the issued and outstanding PTFI Shares (or following a transaction permitted under Section 6.05(c), the minimum percentage of PTFI Shares then permitted to be held by FCX); (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in FCX; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of FCX by Persons who were not (i) members of the board of directors of FCX on the Effective Date or (ii) appointed as, or nominated for election as, directors by a majority of directors referred to in clause (i) above or approved pursuant to this clause (ii); or (d) the occurrence of any “Change of Control” or “Change in Control” as defined in the Senior Notes Documents or in any indenture or other governing agreement relating to any

Material Indebtedness of FCX or any Disqualified Stock of FCX (to the extent the aggregate amount of the applicable Disqualified Stock exceeds $100,000,000).

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Class”, when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document, or any asset or right in which a Lien is granted in favor of the Collateral Agent, the Security Agent, the JAA Security Agent, the FI Security Agent or the FI Trustee pursuant to any Security Document.

“Collateral Agent” means JPMCB in its capacity as Collateral Agent under the Collateral Agreement and other Security Documents.

“Collateral Agreement” means the Guarantee and Collateral Agreement among FCX, the Subsidiary Guarantors and the Collateral Agent dated as of March 19, 2007.  In the event that the Guarantee provided by PTII is provided in a document other than the Collateral Agreement, references herein to the Collateral Agreement shall be deemed to include such other document to the extent of such Guarantee.

“Collateral and Guarantee Minimum Requirement” means, at any time, the requirement that the combined assets and revenues of all the Permitted Guarantors that are not PCA Loan Parties and of all the Permitted Pledgees the Equity Interests in which are not pledged to the extent required under clause (b) or (d), as applicable, of the definition of Collateral and Guarantee Requirement (other than Excluded Guarantors and Excluded Pledgees), taken together with all the assets and revenues of their subsidiaries, represent less than 5% of Consolidated Total Assets and less than 5% of Consolidated Revenues; provided that for purposes of the foregoing calculation, (i) the only pledge of PTFI Shares held by FCX required to satisfy the Collateral and Guarantee Minimum Requirement shall be the pledge required to be made on the Effective Date under this Agreement by the Third Amended and Restated FCX Pledge Agreement (PTFI Shares), (ii) the PTFI Shares held by PTII shall not be required to be pledged at any time, (iii) the Equity Interests in or owned by the other Indonesian Subsidiaries shall not be required to be pledged at any time and (iv) the failure to establish a Holdco in circumstances in which a Holdco is required shall be deemed to be the failure of a Permitted Guarantor to become a Subsidiary Guarantor.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Collateral Agent shall have received from each Loan Party (i) either (x) in the case of each PCA Loan Party, a counterpart of the Collateral Agreement, duly executed and delivered on behalf of such PCA Loan Party or, in the case of each Indonesian Loan Party, an Indonesian Guarantee Agreement, duly executed and delivered on behalf of such Indonesian Loan Party, or (y) in the case of any Person that becomes a Loan Party after the Effective Date, in the case of each PCA Loan Party, a supplement to the Collateral Agreement or, in the case of each Indonesian Loan Party, a supplement to the Indonesian Guarantee Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such Loan Party and (ii) with respect to any PCA Loan Party that directly owns Equity Interests of a Foreign Subsidiary required to be pledged under paragraph (d) below, a counterpart of each Foreign Pledge Agreement that the Administrative Agent determines, based on the advice of counsel, to be necessary or advisable in connection with the pledge of, or the granting of security interests in, Equity Interests of such Foreign Subsidiary, in each case duly executed and delivered on behalf of such PCA Loan Party and such Foreign Subsidiary; and the Administrative Agent shall have received from each Borrower a counterpart of each Security Document to which such Borrower is a party duly executed and delivered on behalf of such Borrower;

(b) on and after the Effective Date, the Pledged PTFI Shares shall have been pledged pursuant to the Third Amended and Restated FCX Pledge Agreement (PTFI Shares) and the Collateral Agent shall have received (A) a copy of the relevant page(s) of the share register book of PTFI, certified as true and complete by an  authorized officer of PTFI, reflecting the recordation made pursuant to the Articles of Association of PTFI of the pledge by FCX of the Pledged PTFI Shares under the Third Amended and Restated FCX Pledge Agreement (PTFI Shares), and (B) certificates or other instruments representing the Pledged PTFI Shares;

(c) [intentionally omitted];

(d) all outstanding Equity Interests in Permitted Pledgees (other than Equity Interests in the Excluded Pledgees, PTFI Shares and PTII Shares), in each case owned by or on behalf of any PCA Loan Party (or any other Restricted Subsidiary (other than a CFC) that is not a PCA Loan Party but is not precluded from pledging Equity Interests), shall have been pledged pursuant to the Collateral Agreement or a Foreign Pledge Agreement (except that the PCA Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any CFC that is not a PCA Loan Party) and the Collateral Agent shall (except in the case of any such Equity Interests that are not certificated securities) have received the certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(e) (i) a security interest in all Indebtedness of any Subsidiary that is owing to FCX shall have been granted pursuant to the Collateral Agreement; and any such Indebtedness (other than Indebtedness of any Subsidiary owing to FCX that is less than $25,000,000 in the aggregate for all such Indebtedness of such Subsidiary owing to FCX) shall be evidenced by a promissory note, which shall have been delivered to the Collateral Agent, together with undated instruments of transfer with respect thereto endorsed in blank; and (ii) all Indebtedness of FCX or any Subsidiary that is owing to PTFI shall be evidenced by a promissory note (other than Indebtedness in an aggregate amount for any Subsidiary less than $25,000,000) and shall have been pledged pursuant to the Fourth Amended and Restated Lender Fiduciary Assignment and/or the Lender Security Agreement Fourth Amendment, as applicable, and the Security Agent shall have received all promissory notes evidencing any such pledged indebtedness, together with (A) notification to the obligors of such indebtedness of such pledge and (B) undated instruments of transfer with respect thereto endorsed in blank;

(f) all documents and instruments, including Uniform Commercial Code financing statements and Indonesian security register filings, and all control agreements required in respect of deposit or securities accounts of FCX under the Collateral Agreement, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent, the Collateral Agent or the Security Agent, as applicable, for filing, registration or recording;

(g) the Collateral and Guarantee Minimum Requirement shall be satisfied;

(h) FCX shall have established each of the Holdcos referred to in clauses (a) and (b) of the definition of Holdco; all the Equity Interests in each Holdco shall have been pledged pursuant to the Collateral Agreement; and each Holdco shall be a Subsidiary Guarantor;

(i) the Affiliate Subordination Agreement shall have been delivered to the Administrative Agent, and both Borrowers, each other Loan Party and each Subsidiary that is not a Loan Party and holds Indebtedness of either Borrower or any other Loan Party in an aggregate principal amount greater than $20,000,000 shall be party thereto;

(j) [intentionally omitted]; and

(k) each Loan Party shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents and FI Security Documents Amendments to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

Notwithstanding the foregoing:

(A)
Permitted Guarantors shall not be required to provide Guarantees or Liens on any of their assets if in the absence of such Guarantees the Collateral and Guarantee Minimum Requirement shall be satisfied.

(B)	Equity Interests in Permitted Pledgees shall not be required to be pledged if in the absence of such pledges the Collateral and Guarantee Minimum Requirement shall be satisfied.

(C)	Assets may be excluded from the Collateral and Permitted Guarantors may be excluded from Guarantee requirements in circumstances where (1) FCX and the

Credit Agents mutually agree (prior to the Effective Date in the case of assets and Subsidiaries held on the Effective Date) that the cost of obtaining a security interest or pledge in such assets or providing such a Guarantee are excessive in relation to the benefit to the Lenders of the security to be afforded thereby or (2)  the granting of a Lien on any such assets or the provision of a Guarantee by any such Subsidiary shall require the consent of any Governmental Authority or any other Person that is not FCX or a Restricted Subsidiary and either (x) such consent has not been obtained despite commercially reasonable efforts of FCX and the Restricted Subsidiaries to obtain such consent or (y) FCX determines in good faith that requesting or obtaining such consent would be detrimental to the business of FCX and the Restricted Subsidiaries or to their relations with applicable Governmental Authorities or joint venture or other business partners or that such consents could not be obtained without the making of payments that are not deminimis in amount or the granting of material concessions to such Governmental Authorities or joint venture or business partners.

(D)
Equity Interests in Permitted Pledgees may be excluded or released from the Collateral and Permitted Guarantors may be excluded or released from the Guarantee requirements in the event of any Project Financing by a Project Financing Subsidiary (other than PD or PTFI) if FCX shall advise the Collateral Agent that (1) such exclusion or release of the Project Financing Subsidiary or its direct or indirect parent or parents will be required by the financing party or parties in connection with such Project Financing, and (2) a Subsidiary other than PD (which may be a new Holdco established for the purpose) that directly or indirectly holds such Project Financing Subsidiary as a subsidiary is a Guarantor or a Subsidiary the Equity Interests in which are pledged as Collateral to the extent required under clause (b) or (d), as applicable, of this definition of Collateral and Guarantee Requirement; provided, however, that no such Guarantee by a PCA Loan Party shall be released unless each Ratable Guarantee, if any, by the applicable PCA Loan Party shall be released upon the release of such PCA Loan Party’s Guarantee of the Secured Obligations.

(E)	None of PTFI, PTII or any other Indonesian Subsidiary will be required to provide any Collateral to secure the Secured Obligations.

(F)
The Administrative Agent may grant extensions of time for the satisfaction of the Collateral and Guarantee Requirement in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction of the Collateral and Guarantee Requirement with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Security Document.

“Commitment” means a Revolving Commitment or Swingline Commitment, or any combination thereof (as the context requires).

“Concentrate Sales Agreements” means all contracts and agreements with respect to the sale or disposition of ores or minerals produced by the mining, concentrating and related operations conducted by PTFI pursuant to the Contract of Work.

“Confidential Information Materials” means the confidential information materials dated February 2007 relating to the Borrowers and the Effective Date

Transactions and the confidential information materials labeled Lender Conference Call and dated June 11, 2007.

“Consolidated Adjusted Net Income” means, for any period, the net income of FCX and its Subsidiaries for such period; provided, however, that there shall not be included in the calculation of such Consolidated Adjusted Net Income:

(1) any net income of any Person (other than FCX) if such Person is not a Restricted Subsidiary, except that:  (A) subject to the limitations contained in clause (4) below, FCX’s equity in the net income of any such person for such period shall be included in such Consolidated Adjusted Net Income up to the aggregate amount of cash actually distributed by such Person during such period to FCX or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below); and (B) FCX’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Adjusted Net Income;

(2) any net income (or loss) of any Person acquired by FCX or a Subsidiary of FCX in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(3) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to FCX, except that:  (A) subject to the limitations contained in clause (4) below, FCX’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Adjusted Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to FCX or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause); and (B) FCX’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Adjusted Net Income;

(4) any gain (or loss) realized upon the sale or other disposition of any asset of FCX or its Subsidiaries (including pursuant to any sale and leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Equity Interest in any Person;

(5) any extraordinary, unusual or non-recurring gain or loss;

(6) the cumulative effect of a change in accounting principles;

(7) any non-cash gain or loss attributable to any Hedging Agreement relating to commodity prices until such time as it is settled, at which time the net gain or loss shall be included;

(8) accruals and reserves that are established within twelve months after the Effective Date and that are so required to be established as a result of the Effective Date Transactions in accordance with GAAP;

(9) any increase in amortization, depletion or depreciation, increase in cost of goods sold attributable to metal inventories or any one-time non-cash charges resulting from purchase accounting in connection with the Effective Date Transactions or any acquisition that is consummated after the Effective Date;

(10) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 and No. 144 and any amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141;

(11) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations;

(12) any non-cash compensation expense recognized from grants of stock appreciation or similar rights, stock options, restricted stock, restricted stock units or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries; and

(13) any premiums, fees and expenses (and any amortization thereof) paid in connection with the Effective Date Transactions.

in each case, for such period. Notwithstanding the foregoing, there shall be excluded from Consolidated Adjusted Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to FCX or a Restricted Subsidiary to the extent such dividends, repayments or transfers reduce the Restricted Uses.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense and Attributable Debt Payments for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary charges or significant nonrecurring non-cash charges or non-cash charges resulting from requirements to mark-to-market derivative obligations (including commodity-linked securities) for such period (provided that any cash payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made), (v) any impairment charges or asset write offs or amortization related to intangible assets and long-lived assets pursuant to GAAP (including pursuant to Statement of Financial Accounting Standards No. 141, 142 or 144), (vi) integration expenses in connection with the Effective Date Transactions and any restructuring charges and reserves, (vii) fees and expenses in respect of the Effective Date Transactions, (viii) fees and expenses in respect of consummated or proposed acquisitions, dispositions or financings, (ix) any purchase accounting adjustments and any step-ups with respect to re-valuing assets and liabilities in connection with the Effective Date Transactions or any acquisition or Investment consummated after the Effective Date (including any increase in amortization, depletion or depreciation, increase in cost of goods sold attributable to metal inventories or any one-time non-cash charges), (x) other non-cash charges, including non-cash charges attributable to stock options and other stock-based compensation, (xi) any costs or expenses incurred by FCX or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of FCX or net cash proceeds of issuance of Equity Interests of FCX, (xii) charges attributable to liability or casualty events or business interruption, to the extent covered (or reasonably expected to be covered) by insurance and (xiii) payments made in respect of obligations of the types included in clause (j) of the definition of Indebtedness; minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains or non-cash gains for such period; and plus or minus, as applicable, (c) without duplication and to the extent deducted or included, as the case may be, in determining such Consolidated Net Income (i) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by FCX, (ii) any net after-tax gains or losses from early extinguishment of Indebtedness or hedging obligations or other derivative instruments, including without limitation, any write-off of deferred financing costs, (iii) any net non-cash gain or loss resulting from currency translation gains or losses related to currency re-measurements of Indebtedness, (iv) the cumulative effect of a change in accounting principles and (v) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations, all determined on a consolidated basis in accordance with GAAP.  Notwithstanding anything to the contrary contained herein, Consolidated EBITDA shall be deemed to be $2,615,500,000, $2,455,700,000 and $2,355,500,000, respectively, for the fiscal quarters ended June 30, 2006, September 30, 2006 and December 31, 2006.

For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) FCX or any Restricted Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition occurred on the first day of such Reference Period (with the Reference Period for the purposes of pro forma calculations being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available).  As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes common stock of any Person and (b) involves consideration in excess of $200,000,000; and “Material Disposition” means any sale, transfer or other disposition of property or series of related sales, transfers or other dispositions of property that (a) involves assets comprising all or substantially all of an operating unit of a business or involves common stock of any Person owned by FCX and the Restricted Subsidiaries and (b) yields gross proceeds to FCX or any Restricted Subsidiary in excess of $200,000,000.

“Consolidated Net Income” means, for any period, the net income or loss of FCX and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with FCX or any Restricted Subsidiary or the date that such Person’s assets are acquired by FCX or any Restricted Subsidiary.

Notwithstanding anything to the contrary contained herein, it is understood and agreed that for purposes of calculating Consolidated EBITDA, Consolidated Net Income shall be (a) computed without deduction for minority interests and (b) subject to the final paragraph of the definition of “Consolidated EBITDA”.

“Consolidated Revenues” means, at any time, the revenues of FCX and the Restricted Subsidiaries, as set forth in the most recent consolidated statement of income of FCX and the Restricted Subsidiaries delivered pursuant to Section 5.01 on such date of determination, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, at any time, the total assets of FCX and the Restricted Subsidiaries, as set forth in the most recent consolidated balance sheet of FCX and the Restricted Subsidiaries delivered pursuant to Section 5.01 (or for purposes of determining compliance with the Collateral and Guarantee Minimum Requirement prior to the completion of purchase accounting allocations in respect of the Transactions, the balance sheets referred to in Section 3.04(a) and (b)) on or prior to such date of determination, determined on a consolidated basis in accordance with GAAP.

“Contract of Work” means the Contract of Work made December 30, 1991, between the Ministry of Mines of the Government of the Republic of Indonesia, acting for and on behalf of the Government of the Republic of Indonesia, and PTFI, together with any related implementation agreement or Memorandum of Understanding with such Ministry of Mines acting on behalf of the Government of the Republic of Indonesia, after giving effect to the PT-Rio Tinto Indonesia COW Assignment.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Syndication Agent.

“Credit Rating” means a rating assigned by S&P or Moody’s to the credit facilities provided by the Parent Credit Agreement.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by FCX or a Restricted Subsidiary in connection with an asset disposition pursuant to Section 6.05(b) that is designated as Designated Noncash Consideration pursuant to a certificate of a Financial Officer of FCX delivered to the Administrative Agent, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the noncash consideration converted to cash within 180 days following the consummation of the applicable asset disposition).

“Designation” has the meaning assigned to such term in Section 6.13(a).

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 1.01A.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Stock and cash in lieu of fractional shares of Qualified Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale to the extent the terms of such Equity Interests provide that such Equity Interests shall not be required to be repurchased or redeemed until the repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments have occurred or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Stock and cash in lieu of fractional shares of Qualified Stock), in whole or in part, or (c) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the Tranche B Maturity Date; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if any Equity Interests are issued to any employee or to any plan for the benefit of employees of FCX or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by FCX or a Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means March 19, 2007.

“Effective Date Transactions” means the “Transactions” as defined under the Existing Restated Credit Agreement.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of or exposure to any hazardous or toxic substances, materials or wastes.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of FCX or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Equity Proceeds” shall mean the Net Proceeds received by FCX from the issuance or sale by FCX of common stock of FCX or preferred stock (other than Disqualified Stock) of FCX (other than sales of such stock to directors, officers or employees of FCX or any Subsidiary in connection with employee compensation and incentive arrangements).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with FCX, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by FCX or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by FCX or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by FCX or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by FCX or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from FCX or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“ERM Report” means the Review of the Freeport McMoRan Copper and Gold Operation in Papua, Indonesia Report dated as of June 17, 2006 prepared by Environmental Resources Management.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“Eurodollar Reserve Requirement” means, with respect to Eurodollar Loans, the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Eurodollar Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Filing Requirements” means (i) the monthly and semiannual foreign exchange transaction activities filing requirements under Bank Indonesia Regulation No. 4/2/PBI/2002 as amended by Bank Indonesia Regulation No. 5/1/PB1/2003 and Circular of Bank Indonesia No. 5/24/DSM dated October 3, 2003, (ii) the offshore borrowings filing requirements with the Bank Indonesia, the Team for the Coordination and Management of Offshore Loans, the Republic of Indonesia, and the

Ministry of Finance, the Republic of Indonesia, including in each case any successors thereto and (iii) any additional or subsequent regulations requiring any of the Indonesian Loan Parties to submit filings regarding offshore borrowings or foreign exchange transaction activities as they may relate to any of the Loan Documents, in each case as may be amended and in effect from time to time.

“Excluded Guarantors” means each of (a) for so long as the applicable contractual restrictions remain in effect, Phelps Dodge Morenci, Inc., PD Ojos del Salado, Inc. and PD Candelaria, Inc., (b) Phelps Dodge Katanga Corporation, Eastern Mining Company, FM Services Company and Overseas Service Company, (c) each Subsidiary included in the international wire and cable business of PD and set forth on Schedule 1.01E and (d) each other Permitted Guarantor formed or acquired after the Effective Date which the Administrative Agent shall have agreed in accordance with clause (C)(1), or FCX shall have determined in accordance with clause (C)(2), in each case of the definition of Collateral and Guarantee Requirement shall not be required to provide a guarantee.

“Excluded Pledgees” means each of (a) at all times that an intercompany note representing substantially all its assets is pledged in accordance with the Collateral Agreement, Freeport Finance Company B.V., (b) for so long as the applicable contractual restrictions remain in effect, Cyprus Climax Metals Company and Sociedad Minera Cerro Verde S.A.A., (c) Phelps Dodge Katanga Corporation , Lundin Holdings Ltd., Tenke Fungurume, Sociedad Contractual Minera el Abra and Overseas Service Company, (d) each Subsidiary included in the international wire and cable business of PD and set forth on Schedule 1.01E and (e) each other Permitted Pledgee formed or acquired after the Effective Date the Equity Interests in which the Administrative Agent shall have agreed in accordance with clause (C)(1), or FCX shall have determined in accordance with clause (C)(2), in each case of the definition of Collateral and Guarantee Requirement shall not be required to be pledged.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of either Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by FCX under Section 2.18(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from either Borrower with respect to any withholding tax pursuant to Section 2.16(a) or (ii) is attributable to such Foreign Lender’s failure to comply with Section 2.16(f).

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of July 25, 2006, among FCX, PTFI, the lenders party thereto, JPMCB, as administrative agent, issuing bank, security agent, JAA security agent and documentation agent and U.S. Bank Trust National Association, as FI trustee, which amended and restated the Amended and Restated Credit Agreement dated as of September 30, 2003, which amended and restated the Amended and Restated Credit Agreement dated as of October 19, 2001, which amended and restated both the Credit

Agreement originally dated as of October 27, 1989 and amended and restated as of June 1, 1993 and the Credit Agreement originally dated as of June 30, 1995.

“Existing Indebtedness” means the indebtedness for borrowed money set forth on Schedule 6.01.

“Existing Letters of Credit” means the existing letters of credit issued under the PD Credit Agreement or the Existing Credit Agreement and listed on Schedule 1.01B.  FCX shall be deemed to have requested the issuance of each Existing Letter of Credit for purposes hereof.

“Existing Parent Credit Agreement” means the Credit Agreement dated as of March 19, 2007, among the Borrower, the lenders party thereto, the issuing banks party thereto, and JPMCB, as administrative agent and as collateral agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent.

“Existing PD Obligations” means the Existing Indebtedness of PD set forth on Schedule 1.01F.

“Existing Restated Credit Agreement” means the Amended and Restated Credit Agreement dated as of March 19, 2007, among FCX, PTFI, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, issuing bank, security agent, JAA security agent and documentation agent and U.S. Bank National Association, as FI trustee, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, which amended and restated the Existing Credit Agreement.

“FCX” means Freeport-McMoRan Copper & Gold Inc., a Delaware corporation, and following any merger or consolidation permitted under Section 6.03(a) to which FCX is a party and is not the surviving Person, such surviving Person.

“FCX Assisted PTFI Sale” means a Qualifying PTFI Sale Transaction in respect of which FCX and/or PTFI may, at its option, provide an unsecured Guarantee in accordance with the provisions of Section 6.01(a)(vii).

“FCX Pledge Agreement” means the Third Amended and Restated FCX Pledge Agreement (PTFI Shares).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“FI Collateral and Rights” means the rights and remedies of the Administrative Agent, the FI Trustee, the FI Security Agent, the Security Agent, the JAA Security Agent and the Lenders under this Agreement and the Loan Documents or on the collateral provided under the FI Security Documents.

“FI Creditors” means the “FI Creditors”, as defined in the FI Trust Agreement and shall include the Lenders and the other holders of the Obligations identified in the FI Trust Agreement Financing Annexes.

“FI Intercreditor Agreement” means the Intercreditor Agreement dated as of October 11, 1996 among RTZ, PT Rio Tinto Indonesia, RTZIF and certain secured creditors of PTFI.

“FI Intercreditor Agreement Creditor Annex” means a “Creditor Annex”, as defined in the FI Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent, to be filed with the FI Trustee for purposes of identifying the holders of the Obligations as FI Creditors thereunder.

“FI Lender Security Documents” means the Lender Security Agreement, the Lender Security Agreement Amendments, the Fourth Amended and Restated Lender Surat Kuasa, the Fourth Amended and Restated Fiduciary Transfer and the Fourth Amended and Restated Lender Fiduciary Assignment.

“FI Product” means ores or minerals produced by the FI Project or otherwise obtained from the Mining Area (as defined in the Contract of Work) and any kinds of products, including, without limitation, concentrates, produced from such ores or minerals.

“FI Project” means the mining, concentrating and related operations conducted or to be conducted by PTFI in Papua, Indonesia, pursuant to the Contract of Work.

“FI Security Agent” means U.S. Bank National Association or any successor, not in its individual capacity, but as FI Security Agent for the Secured Parties under the Fiduciary Assignment of Accounts.

“FI Secured Parties” means the Issuing Banks, the Security Agent, the JAA Security Agent, the Syndication Agent, the Lenders, the Collateral Agent, the Administrative Agent, the Parallel Creditor under the FI Security Documents and the Loan Documents and, for purposes of the Fiduciary Assignment of Accounts, the FI Trustee, and the successors and assigns of the foregoing.  For the avoidance of doubt, while RTF is a secured party under each of the Fiduciary Assignment of Accounts and the Fiduciary Transfer of Joint Account Assets, RTF is not intended to be a beneficiary of any provision of any Loan Document, any Security Document or, except as expressly provided therein, any FI Security Document.

“FI Security Documents” means the FI Trust Agreement, the FI Trust Agreement Financing Annexes, the Operator Replacement Agreement, the Surat Kuasa, the Fourth Amended and Restated Fiduciary Transfer, the Fiduciary Assignment of Accounts, the Lender Security Agreement, the Lender Security Agreement Amendments, the Fourth Amended and Restated Lender Surat Kuasa, the Fourth Amended and Restated Lender Fiduciary Assignment, the Fiduciary Transfer of Joint Account Assets, the FI Intercreditor Agreement, the FI Intercreditor Agreement Creditor Annex, the Side Letter, the Side Letter Creditor Annex and each other agreement, instrument or document pertaining to assets of PTFI executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

“FI Security Documents Amendments” means the FI Trust Agreement Financing Annexes, the Surat Kuasa, the Fourth Amended and Restated Fiduciary Transfer, the Fiduciary Assignment of Accounts, the Lender Security Agreement Fourth Amendment, the Fourth Amended and Restated Lender Surat Kuasa, the Fourth Amended and Restated Lender Fiduciary Assignment, the Fiduciary Transfer of Joint

Account Assets, the FI Intercreditor Agreement Creditor Annex and the Side Letter Creditor Annex.

“FI Trust Agreement” means the Restated Trust Agreement dated as of October 11, 1996, among PTFI, PT-Rio Tinto Indonesia, The Chase Manhattan Bank, as the depositary, First Trust of New York, National Association, as FI trustee and certain other creditors of PTFI.

“FI Trust Agreement Financing Annexes” means “Creditor Annexes”, as defined in the FI Trust Agreement, in form and substance satisfactory to the Administrative Agent, to be filed with the FI Trustee for purposes of identifying the holders of the Obligations as FI Creditors thereunder.

“FI Trustee” means U.S. Bank National Association, or any successor trustee, as trustee for PTFI, PT-Rio Tinto Indonesia and the Secured Parties pursuant to the FI Trust Agreement and, in such capacity, also as party to the Operator Replacement Agreement, and as a party to the Surat Kuasa and the Fiduciary Assignment of Accounts.

“Fiduciary Assignment of Accounts” means a Fiduciary Assignment of Accounts substantially in the form of the Third Amended and Restated Fiduciary Assignment, with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of the Existing Restated Credit Agreement and in form and substance satisfactory to the Administrative Agent, pursuant to which PTFI grants to secure the PTFI Obligations (as defined therein) and PT-Rio Tinto Indonesia grants to secure the PT-Rio Tinto Indonesia Obligations (as defined therein) a security interest in accounts receivable from Concentrate Sales Agreements of PTFI for the benefit of the FI Secured Parties.

“Fiduciary Transfer of Joint Account Assets” means a Fiduciary Transfer of Joint Account Assets substantially in the form of the Third Amended and Restated JAA Fiduciary Transfer, with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of the Existing Restated Credit Agreement and in form and substance satisfactory to the Administrative Agent, pursuant to which PTFI grants to secure the PTFI Obligations and PT-Rio Tinto Indonesia grants to secure the PT-Rio Tinto Indonesia Obligations a security interest in its interest in Joint Account Assets for the benefit of the FI Secured Parties.

“Financial Covenants” means the covenants set forth in Sections 6.14 and 6.15.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of FCX or PTFI, as applicable.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which either Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.  If a Borrower is located in more than one jurisdiction, a Lender’s status as a Foreign Lender shall be tested separately with respect to each jurisdiction.

“Foreign Pledge Agreement” means the FCX Pledge Agreement and a pledge or charge agreement with respect to each other portion of the Collateral that constitutes Equity Interests of a Foreign Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fourth Amended and Restated Fiduciary Transfer” means a Fourth Amended and Restated Fiduciary Transfer substantially in the form of the Third Amended and Restated Fiduciary Transfer, with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of the Existing Restated Credit Agreement and in form and substance satisfactory to the Administrative Agent pursuant to which PTFI grants a security interest in its Indonesian assets (other than Joint Account Assets) for the ratable benefit of the holders of the Obligations.

“Fourth Amended and Restated Lender Fiduciary Assignment” means a Fourth Amended and Restated Lender Fiduciary Assignment substantially in the form of the Third Amended and Restated Lender Fiduciary Assignment, with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of the Existing Restated Credit Agreement and in form and substance satisfactory to the Administrative Agent, pursuant to which PTFI grants a security interest in its accounts receivable (other than those arising from Concentrate Sales Agreements of PTFI or Joint Account Assets) for the ratable benefit of the holders of the Obligations.

“Fourth Amended and Restated Lender Surat Kuasa” means a Fourth Amended and Restated Lender Surat Kuasa substantially in the form of the Third Amended and Restated Lender Surat Kuasa, with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of the Existing Restated Credit Agreement and in form and substance satisfactory to the Administrative Agent, granted by PTFI with respect to the authorization to appoint a manager to carry out all acts and matters related to PTFI’s rights, titles and interest in, to and under the contract rights and other assets constituting Collateral (as defined in the Lender Security Agreement) upon the occurrence of an Event of Default.

“Funded Debt” of any Person means Indebtedness of such Person of the types referred to in clauses (a), (b), (c), (d), (e), (h), (j) and (k) of definition thereof and all Indebtedness of the types referred to in clauses (f), (g) and (i) of such definition relating to Indebtedness of others of the types referred to in such clauses (a), (b), (c), (d), (e), (h), (j) and (k).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof in each case for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials”  means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous or toxic substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Holdco” means each of (a) O&C Holdco; and (b) each intermediate holding company organized under the laws of the State of Delaware (or other jurisdiction reasonably satisfactory to the Administrative Agent) for the purpose of holding the Equity Interests of one or more Subsidiaries acquired or formed after the Effective Date (A) the Equity Interests in which are owned by FCX or PD but that is neither a Permitted Pledgee nor a Subsidiary Guarantor and (B) which conducts a material business or holds Equity Interests in a Subsidiary that (1) conducts a material business, (2) is not a Permitted Guarantor and (3) not all the Equity Interests in which are Collateral.

“IFC Guidelines” means the International Finance Corporation (IFC) Safeguard Policies, summarized and attached in Annex A to the ERM Report.

“Immaterial Subsidiaries” means the Subsidiaries, the combined assets and revenues of which, taken together with all the assets and revenues of their subsidiaries, represent less than 5% of Consolidated Total Assets and less than 5% of Consolidated Revenues.

“Incurrence Test” means, as of any date in connection with any proposed transaction, that immediately after giving effect to such transaction on a pro forma basis as if such transaction had occurred immediately prior to the first day of the period of four consecutive fiscal quarters most recently ended in respect of which financial statements have been delivered by FCX pursuant to Section 5.01, (a) the Total Leverage Ratio on the last day of such period shall not exceed 5.0 to 1.0, and (b) the Total Secured Leverage Ratio on the last day of such period shall not exceed 3.0 to 1.0.  For purposes of the Incurrence Test, Total Debt and Total Secured Debt shall be increased or reduced, as applicable, to reflect all increases or decreases to the applicable Indebtedness following the applicable period.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all Disqualified Stock,

(d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and other accrued expenses incurred in the ordinary course of business and deferred compensation), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (other than a Lien on Equity Interests of an Unrestricted Subsidiary securing obligations of such Unrestricted Subsidiary and its Subsidiaries), (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party (including reimbursement obligations to the issuer) in respect of letters of credit and letters of guaranty, which support or secure Indebtedness, (j) all obligations in respect of any Metalstream Transaction described under clause (a) of the definition thereof, all obligations in respect of any Receivables Facility and all other obligations in respect of prepaid production arrangements, prepaid forward sale arrangements or derivative contracts in respect of which such Person receives upfront payments in consideration of an obligation to deliver product or commodities (or make cash payments based on the value of product or commodities) at a future time, and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided, however, that no series of preferred stock other than Disqualified Stock shall in any event be deemed to be Indebtedness.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  For purposes of determinations hereunder, the amount of

(A)
any Receivables Facility shall be deemed at any time to be (1) the aggregate principal or stated amount of the Indebtedness, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Securitization, in each case outstanding at such time, or (2) in the case of any Permitted Securitization in respect of which no such Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer in connection with its purchase of Receivables less the amount of collections received in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest; and

(B)
any other transaction of any Person included under clause (j) above, at any time, (1) the amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP or (2) if such amount would not appear on such balance sheet, the amount that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such transaction were accounted for as a transaction that would appear on such balance sheet or (3) if such amount cannot be determined under clause (1) or (2), the amount reasonably agreed by FCX and the Administrative Agent.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indonesian Guarantee Agreement” means the Indonesian Guarantee Agreement among the Indonesian Loan Parties and the Administrative Agent dated as of March 20, 2007.

“Indonesian Loan Party” means PTFI, PTII, each Indonesian Subsidiary that Guarantees the obligations under the Existing Credit Agreement (other than PT Mitradaya Vulkanisindo and PT Irja Eastern Minerals) and each Indonesian Subsidiary formed or acquired after the Effective Date that is a Restricted Subsidiary.

“Indonesian Subsidiary” means PTFI, PTII and each other Subsidiary that is organized under the laws of Indonesia.

“Indonesian Taxes” means Taxes imposed, assessed, levied or collected by Indonesia or any political subdivision or taxing authority thereof or therein or any association or organization of which Indonesia may be a member (but excluding Taxes imposed upon the net income of, or any franchise taxes imposed on, the Administrative Agent, the FI Trustee, any Lender (or permitted assignee or Participant) or the Issuing Bank which, in each case, has its principal office in Indonesia or a branch office in Indonesia, unless and to the extent attributable to the enforcement of any rights hereunder or under any FI Security Document with respect to an Event of Default), together with interest thereon and penalties, fines and surcharges and other liabilities with respect thereto, if any, on or in respect of this Agreement, the Loans to PTFI, the Letters of Credit issued for the account of PTFI or any other Indonesian Restricted Subsidiary, the FI Security Documents, the Assigned Agreements or any promissory notes of PTFI issued hereunder, the execution, enforcement, registration, recordation, notarization or other formalization of any thereof, and any payments of principal, interest, charges, fees or other amounts made on, under or in respect of any thereof.

“Interest Election Request” means a request by either Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan), the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or, to the extent made available by all the applicable Lenders, nine or twelve, months thereafter, as either Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“International Support Inc.” means International Support Inc., a corporation organized under the laws of Delaware and a wholly owned subsidiary of FCX.

“Investment” means purchasing, holding or acquiring (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or making or permitting to exist any capital contribution or loans or advances to, guaranteeing any obligations of, or making or permitting to exist any investment in, any other Person, or purchasing or otherwise acquiring (in one transaction or a series of transactions) any assets of any Person constituting a business unit.  The amount, as of any date of determination, of any Investment shall be the original cost of such Investment (including any Indebtedness of a Person existing at the time such Person becomes a Subsidiary in connection with any Investment and any Indebtedness assumed in connection with any acquisition of assets), plus the cost of all additions, as of such date, thereto and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.  In determining the amount of any Investment involving a transfer of any property other than cash, such property shall be valued at its fair market value at the time of such transfer.

“Issuing Bank” means each of JPMCB and each other Lender acceptable to the Administrative Agent and FCX that has entered into an Issuing Bank Agreement, in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i); provided that no Person shall at any time become an Issuing Bank if after giving effect thereto there would at such time be more than 5 Issuing Banks.  Each Issuing Bank may, in its discretion but with the consent of FCX, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Agreement” means an agreement in the form of Exhibit C, or in any other form reasonably satisfactory to the Administrative Agent, pursuant to which a Lender agrees to act as an Issuing Bank.

“JAA Security Agent” means JPMCB, not in its individual capacity, but as JAA Security Agent for the Lenders and RTF, in each case under the Fiduciary Transfer of Joint Account Assets.

“JPMCB” has the meaning assigned to such term in the preamble to this Agreement.

“Joint Account Assets” has the meaning assigned to such term in the Participation Agreement.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of either

Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Affiliate” means (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lender Security Agreement” means the Bank Security Agreement dated as of October 11, 1996 between PTFI, First Trust of New York, National Association, as trustee and The Chase Manhattan Bank, as security agent pursuant to which PTFI granted a security interest in the Collateral (as defined therein) for the ratable benefit of the holders of the Obligations.

“Lender Security Agreement Amendments” means the Amendment to the Lender Security Agreement dated as of October 19, 2001, the Second Amendment to the Lender Security Agreement dated as of November 11, 2003, the Third Amendment to the Lender Security Agreement dated as of July 26, 2006 and the Lender Security Agreement Fourth Amendment.

“Lender Security Agreement Fourth Amendment” means a fourth amendment to the Lender Security Agreement containing such modifications to the Lender Security Agreement as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of the Existing Restated Credit Agreement and in form and substance satisfactory to the Administrative Agent.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a lender hereunder pursuant to an Assignment and Assumption other than any person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means (i) any letter of credit issued pursuant to this Agreement and (ii) the Existing Letters of Credit.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute page for such screen, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at the time of determination for any other Interest Period for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” means this Agreement, the Amendment Agreement, the Collateral Agreement, the Indonesian Guarantee Agreement, the FCX Pledge Agreement and the other Security Documents.

“Loan Parties” means FCX, PTFI, each PCA Loan Party and each Indonesian Loan Party.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.  Loans made under the Amendment Agreement shall be deemed to have been made hereunder.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of FCX and its Restricted Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under the Loan Documents.

“Material Company” has the meaning assigned to such term in clause (g) of Article VII.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit and Indebtedness under the Parent Credit Agreement), Project Financings or obligations in respect of one or more Hedging Agreements, of FCX and/or any Restricted Subsidiary in an aggregate principal amount or amount of Attributable Debt exceeding $100,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of FCX or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the aggregate amount (giving effect to any netting agreements) that FCX or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material US Property” means each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 1.01D.

“Memorandum of Understanding” means the Memorandum of Understanding dated as of December 27, 1991, between the Ministry of Mines and Energy of the Government of the Republic of Indonesia, and PTFI.

“Merrill” has the meaning assigned to such term in the preamble to this Agreement.

“Metalstream Transaction” means (a) a transaction in which FCX or any Restricted Subsidiary incurs obligations in respect of prepaid production arrangements, prepaid forward sale arrangements or derivative contracts in respect of which FCX or any such Restricted Subsidiary receives upfront payments in consideration of an obligation to deliver gold, copper or any other metal mined by FCX and its Restricted Subsidiaries

(each, a “Qualified Metal”) (or make cash payments based on the value of any Qualified Metal) at a future time or (b) a transaction in which FCX issues Equity Interests (other than Disqualified Stock) providing for dividends based on the price of any Qualified Metal or otherwise designed to track the price of any Qualified Metal and/or FCX’s production of any Qualified Metal. For the avoidance of doubt, a Metalstream Transaction described under clause (a) shall for all purposes hereof constitute Indebtedness and Funded Debt and a Metalstream Transaction described under clause (b) hereof shall for all purposes hereof constitute Equity Interests and the Net Proceeds thereof shall constitute Equity Proceeds.

“Moody’s” means Moody’s Investors Service, Inc.

“Morenci Business” has the meaning assigned to such term in Section 6.03(d).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all fees and out-of-pocket expenses paid by FCX or any Restricted Subsidiary to third parties in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (A) the amount of all payments required to be made by FCX or any Restricted Subsidiary as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (B) if such sale, transfer or other disposition includes the sale of one or more operating businesses, divisions or operating units, the amount of all liabilities, including accounts payable, directly arising from the operations of such business, division or operating unit that are retained by FCX and the Restricted Subsidiaries, (iii) the amount of all taxes paid (or reasonably estimated to be payable) (including, in the case of any such event in respect of any Foreign Subsidiary, taxes payable upon the repatriation of such proceeds to the United States) by FCX and the Restricted Subsidiaries, and (without duplication for the amount of any liability netted under clause (ii)(B) above) the amount of any reserves established by FCX and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of FCX), and (iv) in the case of any such proceeds received by a Subsidiary that is not a Wholly Owned Subsidiary, the portion of such proceeds attributable to the minority interests in such Subsidiary.

“Non-Recourse Indebtedness” means, with respect to any Person and its assets, Indebtedness the obligees of which will not have, directly or indirectly, recourse (including by way of any Guarantee or other undertaking, agreement or instrument that would constitute Indebtedness) for repayment of any principal, premium (if any), or interest on such Indebtedness or any fees, indemnities, expense reimbursements or other amounts of whatever nature accrued or payable in connection with such Indebtedness against any assets of such Person other than pursuant to any pledge of specified assets of such Person and other than a completion Guarantee by FCX provided under Section 6.01(a)(xi).

“O&C Holdco” means PD Chile Finance Company, a Delaware corporation.

“Obligations” means the obligations of each of FCX and PTFI hereunder (the “RCA Obligations”) and of FCX and PTFI and the other Loan Parties under the other Loan Documents in respect of the RCA Obligations, including, without limitation, (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and any obligation to provide cash collateral, (iii) the Guarantee obligations of FCX under the Collateral Agreement and of PTFI under the Indonesian Guarantee Agreement in each case in respect of the RCA Obligations and (iv) all other monetary obligations of the Borrowers under this Agreement or any other Loan Document, including in respect of fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including any monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding), in each case to the extent arising in connection with the RCA Obligations, (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to this Agreement and each other Loan Document, in each case to the extent arising in connection with the RCA Obligations, and (c) the due and punctual payment and performance of all of the obligations of each other Loan Party under or pursuant to each of the other Loan Documents, in each case to the extent arising in connection with the RCA Obligations.

“Operator Replacement Agreement” means the Operator Replacement Agreement dated as of October 11, 1996 among PTFI, PT Rio Tinto Indonesia, First Trust of New York, National Association, as trustee and The Chase Manhattan Bank, as administrative agent (in its capacity as Operator Selection Representative).

“Operator Selection Representative” means the Administrative Agent  acting as the Operator Selection Representative under the Operator Replacement Agreement, pursuant to its designation in Section 10.16 therein as Operator Selection Representative.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“parent” has the meaning assigned thereto in the definition of “subsidiary”.

“Parent Credit Agreement” means the Existing Parent Credit Agreement as amended and restated as of the Amendment Effective Date.

“Participant” has the meaning set forth in Section 9.04(c).

“Participation Agreement” means the Participation Agreement dated October 11, 1996 between PTFI and PT-Rio Tinto Indonesia, as amended by the First Amendment dated April 30, 1999.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“PCA Loan Party” means, at any time, each “Loan Party” under the Parent Credit Agreement at such time.

“PD” means Phelps Dodge Corporation, a New York corporation.

“PD Credit Agreement” means the Credit Agreement dated as of April 20, 2004, as amended, among PD, the lenders party thereto and Citibank, N.A., as administrative agent.

“Perfection Certificate” means the perfection certificate executed by each Borrower substantially in the form of Exhibit B.

“Permitted Encumbrances” means:

(a) Liens for taxes, assessments and other governmental charges or levies not at the time delinquent or which are being contested in compliance with Section 5.05 or secure amounts that are not material to the value of the properties to which such Liens attach (it being understood that for purposes of this paragraph (a) all the Material US Properties that would have been covered by a single mortgage pursuant to the Additional Collateral Requirement under the Existing Restated Credit Agreement shall be deemed to be a single real property);

(b) Liens imposed by law, including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05 or secure amounts that are not material to the value of the properties to which such Liens attach (it being understood that for purposes of this paragraph (b) all the Material US Properties that would have been covered by a single mortgage pursuant to the Additional Collateral Requirement under the Existing Restated Credit Agreement shall be deemed to be a single real property);

(c) pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case incurred in the ordinary course of business;

(d) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII;

(e) Liens in favor of issuers of surety, performance or other bonds, guarantees or letters of credit or bankers’ acceptances (not issued to support Indebtedness or Attributable Debt) issued pursuant to the request of and for the account of FCX or any Restricted Subsidiary in the ordinary course of its business;

(f) encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, canals, ditches, water rights, highways, roads, railroads, fences, oil and gas leases, electric lines, data communications and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of the real properties or Liens incidental to the conduct of the business of FCX and its Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of FCX and its Restricted Subsidiaries (it being understood that for purposes of this paragraph (f) all the Material US Properties that would have been covered by a single mortgage pursuant to the Additional Collateral Requirement under the Existing Restated Credit Agreement shall be deemed to be a single real property);

(g) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, leases, area of mutual interest agreements, royalty agreements, marketing agreements, processing agreements, development agreements, and other agreements which are usual and customary in the mining business;

(h) leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(i) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary or financial institution;

(j) Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by FCX and its Restricted Subsidiaries in the ordinary course of business;

(k) any interest or title of a lessor under any operating lease;

(l) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which FCX or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(m) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(n) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(o) Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities or Liens over cash accounts securing cash pooling arrangements; and

(p) Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

provided that, except for Permitted Encumbrances referred to in clause (e) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness or Attributable Debt.

“Permitted Guarantors” means, at any time, PTII and each Wholly Owned Subsidiary other than (i) any Indonesian Subsidiary (other than PTII), (ii) CFCs and (iii) Subsidiaries that are precluded from providing a Guarantee by the terms of their organizational documents (including shareholders and similar agreements) or Project Financing Documents.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) Investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating from S&P of A-2 or higher or from Moody’s of P-2 or higher;

(c) Investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year after the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank which has a short term deposit rating issued by Moody’s of P-2 or higher or by S&P of A-2 or higher;

(d) short-term tax exempt securities rated not lower than MIG-1/+1 by either Moody’s or S&P with provisions for liquidity or maturity accommodations of 183 days or less;

(e) repurchase agreements relating to securities described in clause (a), (b), (c) and (d) above and maturity not less than one year thereafter;

(f) Investments in money market or similar funds not less than 95% of the assets of which are comprised of assets of the types described in clause (a), (b), (c), (d) and (e) above; and

(g) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the assets referred to in clauses (a), (b), (c), (d), (e) and (f) above.

“Permitted Pledgee” means, at any time, PTFI and each directly owned Restricted Subsidiary of any PCA Loan Party (or of any other Restricted Subsidiary (other than a CFC) that is not a PCA Loan Party but is not precluded from pledging Equity Interests) and each subsequently acquired or organized subsidiary of FCX or any Guarantor (or such a non-Guarantor), other than (i) any Indonesian Subsidiary (other than PTFI) and (ii) subsidiaries the Equity Interests in which are precluded from being pledged by the terms of their issuer’s (or such issuer’s subsidiary’s) organizational documents (including shareholders and similar agreements) or by applicable Project Financing Documents.

“Permitted Refinancing” means, with respect to any Indebtedness or Attributable Debt, any extensions, renewals and replacements of such Indebtedness or Attributable Debt that (a) do not constitute Indebtedness or Attributable Debt of an obligor that was not an obligor with respect to the Indebtedness or Attributable Debt being extended, renewed or replaced (or result in Non-Recourse Indebtedness ceasing to be Non-Recourse Indebtedness), (b) do not increase the outstanding principal amount thereof by more than the sum of all accrued and unpaid interest thereon at the time of such extension, renewal or replacement and any fees or premiums paid in connection with such extension, renewal or replacement, (c) do not result in an earlier maturity date that is prior to the date six months after the Tranche A Maturity Date or decreased weighted average life thereof and (d) are not secured by Liens on any assets other than the assets that secured the Indebtedness or Attributable Debt extended, renewed or replaced, provided that any such extending, renewing or replacing Indebtedness in respect of the Atlantic Copper Financing may be in an aggregate principal amount not to exceed $175,000,000.

“Permitted Secured Hedge” means any Hedging Agreement between FCX or any Restricted Subsidiary (a) if entered into prior to the Effective Date, with a counterparty that is a Lender (or Affiliate of a Lender) under this Agreement or the Parent Credit Agreement on the Effective Date or (b) if entered into on or after the Effective Date, with a counterparty that is a Lender or Affiliate of a Lender under this Agreement or the Parent Credit Agreement at the time such Hedging Agreement is entered into.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which either Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged PTFI Shares” means all shares of capital stock of PTFI owned directly by FCX and pledged pursuant to the Third Amended and Restated FCX Pledge Agreement (PTFI Shares).  On the Amendment Effective Date, the Pledged PTFI Shares represent 50.1% of the issued and outstanding shares of PTFI.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Issuing Bank” means JPMCB and any other Issuing Bank whom FCX and the Administrative Agent agree will be a Principal Issuing Bank (or any of their Affiliates that shall act as Issuing Banks hereunder).

“Project Financing” means Indebtedness or a sale leaseback of assets of a Subsidiary the proceeds of which are applied to fund new acquisition, exploration, development or expansion by, or upgrades of the assets of, such Subsidiary that is secured by the assets of such Subsidiary or the incurrence of Attributable Debt in connection with a sale and leaseback transaction involving such assets; provided that (a) “Project Financing” shall not include any Indebtedness or Attributable Debt the proceeds of which are applied to acquire a going concern and (b) any Project Financing of PTFI shall be Non-Recourse Indebtedness.

“Project Financing Assets” means, with respect to any Project Financing,  the assets of the new acquisition, exploration, development or expansion, or the assets the upgrade of which is, funded by such Project Financing.

“Project Financing Documents” means each of the operative documents relating to any Project Financing, including asset purchase agreements, lease agreements, joint venture agreements, guarantee agreements and participation agreements, to which FCX, PTFI or any Restricted Subsidiary is a party.

“Project Financing Subsidiary” means, with respect to any Project Financing, the Subsidiary that is the primary obligor in respect of such Project Financing.

“Proscribed Consolidation” has the meaning assigned to such term in Section 6.03(a).

“PTFI” means PT Freeport Indonesia, a limited liability company organized under the laws of the Republic of Indonesia and domesticated under the laws of Delaware as a corporation.

“PTFI Shares” means capital stock of PTFI.

“PTII” means PT Indocopper Investama Tbk, a corporation organized under the laws of Indonesia.

“PTII Shares” means capital stock of PTII.

“PT-Rio Tinto Indonesia” means PT Rio Tinto Indonesia (formerly P.T. RTZ-CRA Indonesia), a limited liability company organized under the laws of Indonesia and a wholly owned subsidiary of RTZ.

“PT-Rio Tinto Indonesia COW Assignment” means the Assignment Agreement dated as of October 11, 1996 between PTFI and PT-Rio Tinto Indonesia pursuant to which PTFI assigned a partial undivided interest in the Contract of Work to PT-Rio Tinto Indonesia.

“Purchasing Card Program” means a Purchasing Card Program established for FCX by a Lender, a “Revolving Lender” under the Parent Credit Agreement or an Affiliate of a Lender or such a “Revolving Lender”, pursuant to which such Lender,

“Revolving Lender” or Affiliate issues Purchasing Cards to employees and other accounts of FCX or any Restricted Subsidiary, with an aggregate credit limit not to exceed $10,000,000 (including, without limitation, for purchases made in foreign currencies and converted into U.S. dollars).

“Qualified Stock” means, with respect to any Person, any Equity Interests of such Person that are not Disqualified Stock.

“Qualifying PTFI Sale Transaction” means (a) one or more sales of the PTII Shares and/or of shares of PTFI which are owned by FCX and do not constitute Collateral (after giving effect to any release contemplated by Section 6.05(c)(iii)) or owned by PTII or (b) the issuance from time to time by PTFI of shares of PTFI (in each case, the “Transferred Shares”) which in the case of clause (a) and clause (b) satisfies the following requirements:

(i) the aggregate amount of shares of capital stock of PTFI which are, directly or indirectly, sold, issued or transferred in such transaction does not exceed 9.36% of the outstanding shares of capital stock of PTFI (shares of PTFI owned by PTII being deemed transferred for purposes of the foregoing in the same proportion as the number of PTII Shares that are sold or transferred bears to the total number of PTII Shares immediately prior to such Qualifying PTFI Sale Transaction);

(ii) such sale or issuance is made for fair market value to a Governmental Authority of the Republic of Indonesia (including a regional Governmental Authority), an investment vehicle majority owned and Controlled by such a Governmental Authority and/or Indonesian citizens or legal entities organized under the laws of Indonesia that are Controlled by Indonesian citizens, in each case which qualifies as an “Indonesian National” within the meaning of Article 24(2) of the Contract of Work and which is not an Affiliate of FCX;

(iii) the consideration for such sale or issuance consists of cash, a promissory note or a combination of cash and a promissory note; provided that any such promissory note shall be secured by, and payable with any dividends, distributions or proceeds on or in respect of, all the Transferred Shares (which promissory note may be nonrecourse to any such Governmental Authority);

(iv) to the extent payable to FCX, any such promissory note and all proceeds thereof are pledged at the time any such sale is consummated to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Collateral Agreement or other pledge arrangements satisfactory to the Administrative Agent; and

(v) the Administrative Agent shall have received such favorable opinions of outside counsel to FCX as it may reasonably request in connection with the foregoing.

“Ratable Obligations” means the Existing Indebtedness of FCX set forth on Schedule 1.01C.  A “Ratable Guarantee” shall mean a Guarantee of the Ratable Obligations provided by a PCA Loan Party specified on Schedule 1.01C in the column titled “Ratable Guarantees”.  A “Ratable Lien” shall mean a Lien securing the Ratable Obligations created under a Loan Document encumbering assets specified on Schedule 1.01C in the column titled “Ratable Liens”.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Indebtedness of which is non-recourse (except for Standard Receivables Facility Undertakings) to FCX or any Restricted Subsidiary (other than any Receivables Subsidiary), pursuant to which FCX or any of the Restricted Subsidiaries sells its accounts, payment intangibles and related assets or interests therein to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts, payment intangibles and related assets to a Person that is not a Restricted Subsidiary.

“Receivables Facility Repurchase Obligation” means any obligation of FCX or a Restricted Subsidiary that is a seller of assets in a Receivables Facility to repurchase the assets it sold thereunder as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Facilities.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Revolving Exposures and unused Commitments (other than Swingline Commitments) representing more than 50% of the aggregate Revolving Exposures and unused Commitments (other than Swingline Commitments) at such time.

“Restricted Indebtedness” means any Indebtedness of FCX or any Restricted Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 6.08.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in FCX or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests (including any payment under a Synthetic Purchase Agreement related to any Equity Interests) in FCX or any option, warrant or other right to acquire any such Equity Interests in FCX.

“Restricted Subsidiary” means, at any time (a) PD, (b) PTFI and (c) each other Subsidiary of FCX that is not at such time an Unrestricted Subsidiary.  As of the Amendment Effective Date, all the Subsidiaries are Restricted Subsidiaries.

“Restricted Uses” means, as of any date, determined in each case for the period commencing on the Effective Date and ending on the date of determination based on the provisions of this Agreement or the Existing Restated Credit Agreement, as applicable, (a) the portion of the Unrestricted Subsidiary Investment Amount that constituted Restricted Uses at the time of the applicable Investment or Designation (it being understood that reductions to the Unrestricted Subsidiary Investment Amount under clause (d) of the definition thereof shall be allocated to reduce Restricted Uses until the Unrestricted Subsidiary Investment Amount is reduced to 1% of Consolidated Total

Assets); plus (b) the aggregate cumulative amount of all Restricted Payments made pursuant to Section 6.08(a)(iv) and, to the extent expressly applied to the Restricted Uses Basket thereunder, Section 6.08(a)(iii); plus (c) the aggregate amount of payments of Indebtedness made pursuant to Section 6.08(b)(vii); plus (d) the aggregate amount of Equity Proceeds applied to prepay Loans after the Effective Date under Section 2.10(c) of the Existing Parent Credit Agreement; plus (e) for (i) each Synthetic Purchase Agreement that is outstanding, the amount of payments made thereunder on or prior to the time of determination plus the maximum amount of payments that may thereafter may be required to be made by FCX or any Restricted Subsidiary during the term of such Synthetic Purchase Agreement (determined for each Synthetic Purchase Agreement on the date upon which it is entered into and adjusted on each date upon which it is modified) and (ii) each Synthetic Purchase Agreement that has terminated and under which no further payment obligations exist, the amount of payments made thereunder during the term thereof.

“Restricted Uses Basket” means, at any time, determined in each case for the period commencing on the Effective Date and ending on the date of determination based on the provisions of this Agreement or the Existing Restated Credit Agreement, as applicable, the sum at such time of (a) $500,000,000; plus (b) 50% of cumulative Consolidated Adjusted Net Income (net of any negative amounts) for each fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or (b) (commencing with the fiscal quarter ending March 31, 2007); plus (c) Equity Proceeds received after the Effective Date; plus (d) the amount by which Indebtedness of FCX or its Restricted Subsidiaries is reduced on FCX’s balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Effective Date of any Indebtedness of FCX or its Restricted Subsidiaries which is convertible or exchangeable for Equity Interests (other than Disqualified Stock) of FCX (less the amount of any cash or the fair market value of other property distributed by FCX or any Restricted Subsidiary upon such conversion or exchange).

“Revolving Availability Period” means the period from and including the Amendment Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be.  The initial aggregate amount of the Lenders’ Revolving Commitments is $500,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to clause (c) of Section 2.01.

“Revolving Maturity Date” means March 19, 2012.

“RS Designation” has the meaning assigned to such term in Section 6.13(b).

“RTF” means Rio Tinto Finance plc, a company organized under the laws of England and a wholly owned subsidiary of RTZ.

“RTZ” means Rio Tinto plc (formerly RTZ Corporation PLC), a company organized under the laws of England.

“RTZ Documents” means the Participation Agreement (including the Financial and Accounting Procedures thereunder) and each other material agreement in connection therewith.

“RTZIF” means RTZ Indonesian Finance Limited, a company organized under the laws of England and a wholly owned subsidiary of RTZ.

“RTZ Indonesia” means RTZ Indonesia Limited, a company organized under the laws of England and a wholly owned subsidiary of RTZ.

“RTZ Interests” means the interests of PT Rio Tinto Indonesia in the Contract of Work and the Joint Account Assets pursuant to the Participation Agreement and in the Concentrate Sales Agreements of PTFI pursuant to the FI Trust Agreement.

“S&P” means Standard & Poor’s.

“Second Amended and Restated FCX Pledge Agreement (PTFI Shares)” means the Second Amended and Restated FCX Pledge Agreement (PTFI Shares) stated in deed number 110 dated July 26, 2006, amending and restating the Amended and Restated FCX Pledge Agreement (PTFI Shares) stated in deed number 5 dated November 11, 2003, as amended by the First Amendment to the FCX Pledge Agreement stated in deed number 10 dated March 31, 2004 (which amended and restated the Pledge of Shares stated in deed number 42 dated October 19, 2001) pursuant to which FCX granted a perfected first priority security interest under Indonesian law in a portion of the Pledged PTFI Shares for the ratable benefit of the holders of the Obligations (as defined in the Existing Credit Agreement).

“Secured Obligations” means (a) the “Obligations” as defined in the Parent Credit Agreement other than any such obligations in respect of the “Obligations” as defined herein, (b) the due and punctual payment and performance of all obligations of FCX or any Restricted Subsidiary under each Permitted Secured Hedge, (c) the due and punctual payment and performance of all obligations owed from time to time by FCX or any Restricted Subsidiary to JPMCB, a Lender under this Agreement or the Parent Credit Agreement or any of their Affiliates in respect of cash management services provided to FCX or any Restricted Subsidiary and (d) the due and punctual payment and performance of all obligations owed from time to time by FCX or any Restricted Subsidiary to Lenders, “Revolving Lenders” under the Parent Credit Agreement or Affiliates thereof in respect of any Purchasing Card Program, in each case including obligations in respect of overdrafts, temporary advances, interest and fees.

“Secured Parties” has the meaning assigned to such term in the Collateral Agreement.

“Security Agent” means JPMCB, not in its individual capacity, but as Security Agent for the Lenders.

“Security Documents” means the Collateral Agreement, the Indonesian Guarantee Agreement, the FI Security Documents, the Foreign Pledge Agreements, the Affiliate Subordination Agreement, each control agreement delivered pursuant to the Collateral Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

“Senior Notes” means (a) the $6,000,000,000 aggregate principal amount of unsecured senior notes due 2015 and unsecured senior notes due 2017 issued by FCX on the Effective Date in a public offering or in a Rule 144A or other private placement and (b) any substantially identical senior notes that are registered under the Securities Act of 1933, as amended, and issued in exchange for the senior notes described in clause (a) of this definition.

“Senior Notes Documents” means the indenture under which the Senior Notes are issued and all other instruments, agreements and other documents evidencing or governing the Senior Notes, providing for any Guarantee or other right in respect thereof, affecting the terms of the foregoing or entered into in connection therewith and all schedules, exhibits and annexes to each of the foregoing.

“Side Letter” means the agreement dated as of October 11, 1996 between PTFI, RTZ, PT Rio Tinto Indonesia, RTZIF, RTZ Indonesian Investments Limited, First Trust of New York, National Association, as trustee, the JAA Security Agent and certain secured creditors of FI.

“Side Letter Creditor Annex” means a “Creditor Annex”, as defined in the Side Letter, in form and substance satisfactory to the Administrative Agent, to be filed with the FI Trustee for purposes of identifying the holders of the Obligations as FI Creditors thereunder and any additional or separate “Creditor Annex” filed with the FI Trustee for purposes of identifying the holders of the Obligations as FI Creditors, in each case as amended and in effect from time to time.

“Significant Subsidiary” means any Subsidiary of FCX that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended.

“Standard Receivables Facility Undertakings” means representations, warranties, covenants and indemnities entered into by FCX or any Restricted Subsidiary that FCX has determined in good faith to be customary in financings similar to a Receivables Facility, including, without limitation, those relating to the servicing of the assets of a Receivables Facility Subsidiary, it being understood that any Receivables Facility Repurchase Obligation shall be deemed to be a Standard Receivables Facility Undertaking.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the equity or more than 50% of the general partnership interests are, as of such date, owned, Controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of FCX.

“Subsidiary Guarantor” means each Subsidiary that Guarantees the Obligations and the Secured Obligations under a Loan Document.

“Surat Kuasa” means a Surat Kuasa substantially in the form of the Third Amended and Restated Surat Kuasa, with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of the Existing Restated Credit Agreement and in form and substance satisfactory to the Administrative Agent, granted by PTFI and PT-Rio Tinto Indonesia with respect to authorization to appoint a successor Operator (as defined in the Participation Agreement).

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.19.

“Syndication Agent” means Merrill, in its capacity as syndication agent for the Lenders hereunder.

“Synthetic Purchase Agreement” means any swap, derivative or other agreement or combination of agreements pursuant to which FCX or any Restricted Subsidiary is or may become obligated to make (i) any payment in connection with a purchase by any third party from a Person other than FCX or any Restricted Subsidiary of any Equity Interest or Restricted Indebtedness or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of FCX or any Restricted Subsidiary (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loans” has the meaning assigned to such term in the Parent Credit Agreement.

“Third Amended and Restated FCX Pledge Agreement (PTFI Shares)” means an amended and restated pledge agreement substantially in the form of the Second Amended and Restated FCX Pledge Agreement (PTFI Shares), with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of the Existing Restated Credit Agreement and in form and substance satisfactory to the Administrative Agent and the Required Lenders, pursuant to which FCX grants a perfected first priority security interest under Indonesian law in the Pledged PTFI Shares for the ratable benefit of the holders of the Obligations.

“Third Amended and Restated FCX/ISI Pledge Agreement (PTII Shares)” means an amended and restated pledge agreement pursuant to which each of FCX and International Support Inc. granted a perfected first priority security interest under Indonesian law in the PTII Shares for the ratable benefit of the holders of the Obligations, the Ratable Obligations and the Secured Obligations.

“Third Amended and Restated Fiduciary Assignment” means the Third Amended and Restated Fiduciary Assignment stated in deed number 107 dated July 26, 2006, amending and restating the Second Amended and Restated Fiduciary Assignment stated in deed number 3 dated November 11, 2003, as amended by deed number 8 dated March 31, 2004 (which amended and restated the Amendment and Restatement of Fiduciary Assignment of Accounts (Penyerahan Hak Atas Tagihan) stated in deed number 39 dated October 19, 2001) granted by PTFI and PT-Rio Tinto Indonesia to the Secured Parties (as defined in the Existing Credit Agreement).

“Third Amended and Restated Fiduciary Transfer” means the Third Amended and Restated Fiduciary Transfer stated in deed number 108 dated July 26, 2006, amending and restating the Second Amended and Restated Fiduciary Transfer stated in deed number 8 dated November 11, 2003, as amended by deed number 11 dated March 31, 2004 (which amended and restated the Amendment and Restatement of Fiduciary Transfer of Assets (Penyerahan Hak Secara Fidusia) stated in deed number 43 dated October 19, 2001) granted by PTFI to the Secured Parties (as defined in the Existing Credit Agreement).

“Third Amended and Restated JAA Fiduciary Transfer” means the Third Amended and Restated JAA Fiduciary Transfer stated in deed number 106 dated July 26 2006, amending and restating the Second Amended and Restated JAA Fiduciary Transfer stated in deed number 2 dated November 11, 2003, as amended by deed number 7 dated March 31, 2004 (which amended and restated the Amendment and Restatement of Fiduciary Transfer of Assets (Penyerahan Hak Secara Fidusia) of Joint Account Assets stated in deed number 38 dated October 19, 2001) granted by PTFI and PT-Rio Tinto Indonesia to the Secured Parties (as defined in the Existing Credit Agreement).

“Third Amended and Restated Lender Fiduciary Assignment” means the Third Amended and Restated Lender Fiduciary Assignment stated in deed number 109 dated July 26, 2006, amending and restating the Second Amended and Restated Lender Fiduciary Assignment stated in deed number 12 dated March 31, 2004 (which amended and restated the Amendment and Restatement of Fiduciary Assignment of Accounts (the Penyerahan Hak Atas Tagihan) stated in deed number 44 dated October 19, 2001) granted by PTFI to the to the Secured Parties (as defined in the Existing Credit Agreement).

“Third Amended and Restated Lender Surat Kuasa” means the Third Amended and Restated Lender Surat Kuasa stated in deed number 114 dated July 26, 2006, amending and restating the Second Amended and Restated Lender Surat Kuasa stated in deed number 10 dated November 11, 2003, as amended by deed number 13 dated March 31, 2004 (which amended and restated the Lender Surat Kuasa (Power of Attorney) Amendment and Restatement stated in deed number 45 dated October 19,

2001) granted by PTFI to the Secured Parties (as defined in the Existing Credit Agreement).

“Third Amended and Restated Surat Kuasa” means the Third Amended and Restated Surat Kuasa stated in deed number 113 dated July 26, 2006, amending and restating the Second Amended and Restated Surat Kuasa stated in deed number 4 dated November 11, 2003, as amended by deed number 9 dated March 31, 2004, which amended and restated the Surat Kuasa (Power of Attorney) Amendment and Restatement stated in deed number 40 dated October 19, 2001 granted by PTFI and PT-Rio Tinto Indonesia to the FI Trustee.

“Total Debt” means, as of any date, the sum as of such date of (a) the aggregate principal amount of Funded Debt of FCX and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected as a liability on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b), without duplication of amounts included in clause (a), the aggregate amount of Attributable Debt of FCX and the Restricted Subsidiaries outstanding as of such date, minus (c) the lesser as of such date of (i) $1,000,000,000 and (ii) the aggregate amount of Available Domestic Cash.

“Total Leverage Ratio” means, on any date, the ratio of (a) Total Debt as of the last day of the fiscal quarter of FCX ended on such date or most recently prior to such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of FCX ended on such date or most recently prior to such date.

“Total Secured Debt” means, as of any date, the sum as of such date of (a) the aggregate principal amount of Funded Debt of FCX and the Restricted Subsidiaries outstanding as of such date that is secured by any asset of FCX or any Restricted Subsidiary, in the amount that would be reflected as a liability on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b), without duplication of amounts included in clause (a), the aggregate amount of Attributable Debt of FCX and the Restricted Subsidiaries outstanding as of such date, minus (c) the lesser as of such date of (i) $1,000,000,000 and (ii) the aggregate amount of Available Domestic Cash.

“Total Secured Leverage Ratio” means, on any date, the ratio of (a) Total Secured Debt as of the last day of the fiscal quarter of FCX ended on such date or most recently prior to such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of FCX ended on such date or most recently prior to such date.

“Tranche A Maturity Date” means March 19, 2012.

“Transaction Costs” means all fees, costs and expenses incurred or payable by FCX or any Subsidiary in connection with the Transactions.

“Transactions” means (a) the execution and delivery by each Loan Party of the Amendment Agreement and each other Loan Document to which it is to be a party, the continuation or creation of the Liens pursuant to the Security Documents, the borrowing of Loans on the Amendment Effective Date, the use of the proceeds thereof and the issuance of Letters of Credit on the Amendment Effective Date, (b) the execution and delivery by FCX and each of its Subsidiaries party thereto of the Parent Credit Agreement and the borrowing of loans thereunder on the Amendment Effective Date and the use of the proceeds thereof, the issuance of letters of credit thereunder on the

  Amendment Effective Date, and the continuation or creation of the Liens pursuant to the Security Documents thereunder, and (c) the payment of the Transaction Costs.

“Transferred Shares” has the meaning set forth in the definition of “Qualifying PTFI Sale Transaction”.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“Unrestricted Subsidiary” means (i) any Subsidiary designated as an Unrestricted Subsidiary by FCX in accordance with Section 6.13 after the Effective Date, (ii) any Subsidiary of any Unrestricted Subsidiary, and (iii) any surviving corporation (other than PTFI, FCX, PD or a Restricted Subsidiary) into which any of such corporations referred to in clause (i) or (ii) is merged or consolidated, subject to Section 6.03.  As of the Amendment Effective Date, no Subsidiary is an Unrestricted Subsidiary.

“Unrestricted Subsidiary Investment Amount” means at any time (a) the aggregate cumulative amount of Investments made in Unrestricted Subsidiaries on or after the Effective Date under Section 6.04; plus (b) the Unrestricted Subsidiary LC Exposure; plus (c) the aggregate cumulative amount of the existing Investments in Unrestricted Subsidiaries at the time of the Designations under Section 6.13(a); minus (d) the aggregate cumulative return of Investment in Unrestricted Subsidiaries deemed to have occurred upon RS Designations as determined under Section 6.13(b), the Net Proceeds received by FCX and the Restricted Subsidiaries in respect of dispositions of Investments in Unrestricted Subsidiaries and the aggregate amount of dividends and other distributions received by FCX and the Restricted Subsidiaries from Unrestricted Subsidiaries.  For purposes of determining the Unrestricted Subsidiary Investment Amount at any time, any completion Guarantee by FCX or any Restricted Subsidiary of any Project Financing of any Unrestricted Subsidiary shall be deemed to be an Investment in such Unrestricted Subsidiary in an amount at any time equal to the lesser of (1) the maximum stated amount of the claim that may be made under such Guarantee, if any, and (2) the aggregate outstanding principal amount of such Project Financing at such time.

“Unrestricted Subsidiary LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit and “Letters of Credit” under the Parent Credit Agreement issued for the account of Unrestricted Subsidiaries at such time plus (b) the aggregate amount of all LC Disbursements and “LC Disbursements” under the Parent Credit Agreement relating to such Letters of Credit and “Letters of Credit” that have not yet been reimbursed by or on behalf of the Borrowers at such time.

“Wholly Owned Subsidiary” means a subsidiary of FCX of which securities or other ownership interests (except for directors’ qualifying shares and other de minimis amounts of outstanding securities or ownership interests) representing 100% of the ordinary voting power and 100% of equity or 100% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held by FCX or one or more Wholly Owned Subsidiaries of FCX, or by FCX and one or more Wholly Owned Subsidiaries of FCX.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“World Bank Guidelines” means the World Bank Pollution Prevention and Abatement Handbook Guidelines, summarized and attached in Annex A to the ERM Report.

SECTION 1.02.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).  Commitments also may be classified and referred to by Class (e.g., a “Revolving Commitment”).

SECTION 1.03.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and to any successor law or regulation, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if FCX notifies the Administrative Agent that FCX requests an amendment to any provision hereof (other than Section 5.01(a) or 5.01(b)) to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies FCX that the Required Lenders request an amendment to any provision hereof (other than Section 5.01(a) or 5.01(b)) for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; providedfurther that if at any time of delivery of financial statements under Section 5.01(a) or 5.01(b) GAAP as applied under the other provisions hereof shall as a result of the operation of this Section 1.04 be different from that used in such financial statements, FCX shall deliver together with such financial statements a reconciliation in reasonable detail of such financial statements to such different GAAP.

ARTICLE II

The Credits

SECTION 2.01.  Revolving Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02.  Loans and Borrowings.  (a)  Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)  Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith, provided that all Borrowings made on the Amendment Effective Date must be made as ABR Borrowings unless the applicable Borrower shall have provided an indemnity satisfactory to the Administrative Agent extending the benefits of Section 2.15 to Lenders in respect of such Borrowings.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.  Borrowings of more than one Type and Class may be outstanding at the same time, provided that there shall not at any time be more than a total of 15 Eurodollar Borrowings outstanding.  Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing or a Swingline Loan may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).

(d)  Notwithstanding any other provision of this Agreement, neither Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.

SECTION 2.03.  Requests for Borrowings.  To request a Revolving Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, including to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e), not later than 12:00 noon, New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy (or by electronic transmission with telephonic confirmation of receipt thereof) to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)  the aggregate amount of such Borrowing;

(ii)  the date of such Borrowing, which shall be a Business Day;

(iii)  whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)  in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)  the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.  Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.19.  The Administrative Agent will make such funds transferred to it available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.

(b)  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the

Administrative Agent may assume that such Lender has made such share available at such time in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.05.  Letters of Credit.  (a)  General.  (i) Subject to the terms and conditions set forth herein, (A) either Borrower may request the issuance of Letters of Credit for its own account, (B) FCX may request the issuance of Letters of Credit for the account of any Restricted Subsidiary (other than PTFI) and (C) subject to Section 6.04 and to the last sentence of this paragraph, FCX may request the issuance of Letters of Credit for the account of Unrestricted Subsidiaries, in any case in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period.  The issuance of any Letter of Credit for the account of an Unrestricted Subsidiary shall be deemed to constitute an Investment in an Unrestricted Subsidiary pursuant to Section 6.04 in the stated amount of such Letter of Credit.

(ii) On the Effective Date, each Issuing Bank that had issued an Existing Letter of Credit was deemed, without further action by any party hereto, to have granted to each Lender and each Lender was deemed to have purchased from such Issuing Bank a participation in such Existing Letter of Credit in accordance with paragraph (d) below.  The applicable Issuing Banks and the Lenders that were also party to the PD Credit Agreement and the Existing Credit Agreement agreed that concurrently with such grant, the participations in the Existing Letters of Credit granted to such lenders under the PD Credit Agreement or the Existing Credit Agreement, as applicable, were automatically canceled without further action by any of the parties thereto.  On and after the Effective Date each Existing Letter of Credit shall constitute a Letter of Credit for all purposes hereof.  Any Lender that issued an Existing Letter of Credit but shall not have entered into an Issuing Bank Agreement shall have the rights of an Issuing Bank as to such Letter of Credit for purposes of this Section 2.05.

(iii) The Lenders hereby agree that upon the effectiveness of any redesignation of a Letter of Credit under Section 2.05(a)(iii) of the Parent Credit Agreement (a “PA Letter of Credit”) as a Letter of Credit, the Issuing Bank that issued such Letter of Credit shall be deemed, without further action by any party hereto, to have granted to each Lender, and each Lender shall be deemed to have purchased from such Issuing Bank, a participation in such Letter of Credit in accordance with paragraph (d) below, and on and after the effectiveness of any such redesignation, such Letter of Credit shall constitute a Letter of Credit for all purposes hereof; provided in each case that (A) the applicable Borrower shall by notice to the Administrative Agent identify the PA Letters of Credit to be redesignated and certify that the conditions to such redesignation set forth in the following clause (B) are satisfied and that no Default shall have occurred and be continuing; and (B) no redesignation of a Letter of Credit shall become effective hereunder unless after giving effect to such redesignation the conditions precedent to the issuance, amendment, renewal or extension of a Letter of Credit under this Agreement shall be satisfied (or waived in accordance with Section 9.02).

(iv) Upon the Effective Date, the holders immediately prior to the Effective Date of participations in any outstanding letters of credit under the Existing Credit Agreement were deemed to release their participations in such letters of credit and concurrently, each Revolving Lender on the Effective Date was deemed to acquire a participation in such letters of credit under this Agreement in an amount equal to such Lender’s Applicable Percentage on the Effective Date of the aggregate amount available to be drawn under such Letter of Credit.

(b)  Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by an Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request to it for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not, taken together with the “LC Exposure” under the Parent Credit Agreement, exceed $1,000,000,000, (ii) the Unrestricted Subsidiary LC Exposure shall not exceed $150,000,000 and (iii) the total Revolving Exposures shall not exceed the total Revolving Commitments.  The Borrower shall certify at the time of each such request in respect of a Letter of Credit for the account of an Unrestricted Subsidiary that an Investment in such Unrestricted Subsidiary would be permitted at such time in the amount of such Letter of Credit under Section 6.04.

(c)  Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided, however, that a Letter of Credit may, upon the request of the Borrower that shall have requested such Letter of Credit (a “Requesting Borrower”), include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the Revolving Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d)  Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable

Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to either Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)  Reimbursement.  If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Requesting Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if such Requesting Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Requesting Borrower prior to such time on such date, then not later than (i) 2:00 p.m., New York City time, on the Business Day that such Requesting Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time on the day of receipt, or (ii) 12:00 noon, New York City time, on the Business Day immediately following the day that such Requesting Borrower receives such notice, if such notice is not received prior to 10:00 a.m., New York City time, on the day of receipt; provided that such Requesting Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.19 that such payment be financed with a Borrowing in an equivalent amount and, to the extent so financed, such Requesting Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing.  If a Requesting Borrower fails to make such a payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from such Requesting Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from such Requesting Borrower, in the same manner as provided in Section 2.04 with respect to Loans made by such Lender (and Section 2.04 shall apply, mutatismutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from a Requesting Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Requesting Borrower of its obligation to reimburse such LC Disbursement.

(f)  Obligations Absolute.  The Borrowers’ obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of

(i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)  Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit and shall promptly notify the Administrative Agent and the Requesting Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Requesting Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)  Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, unless the Requesting Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Requesting Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Requesting Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)  Replacement of an Issuing Bank.  An Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)  Cash Collateralization.  If any Event of Default shall occur and be continuing or if the Borrowers are required to provide cash collateral pursuant to Section 2.10(b) or if FCX gives written notice to the Administrative Agent that it elects to provide cash collateral for purposes of Section 6.14 and 6.15, on the Business Day on which the Borrowers receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or on the date FCX provides notice of such election, as applicable, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, (i) upon the occurrence of any Event of Default with respect to either Borrower described in clause (g) or (h) of Article VII or (ii) upon the occurrence of the circumstances described in Section 2.10(b).  Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement, and the Borrowers hereby grant the Lenders a security interest in all funds and investments in such account to secure such obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure  representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement.  If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or FCX elects to provide such collateral for purposes of Section 6.14 and 6.15, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers (i) in the case of any Event of

Default, within three Business Days after all Events of Default have been cured or waived, or (ii) in the case of any such election, after the delivery of financial statements showing compliance with the financial ratio requirements set forth in Sections 6.14 and 6.15 or after receipt of written consent to such release from the Required Lenders.

(k)  Issuing Bank Agreements.  Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which the Requesting Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

SECTION 2.06.  Interest Elections.  (a)  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request or deemed by Section 2.03, and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or deemed by Section 2.03.  Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)  To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

(c)  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 (including with respect to minimum amounts and borrowing multiples relating to any resulting Borrowing):

(i)  the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)  whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)  if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)  Promptly following receipt of an Interest Election Request with respect to a Borrowing, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)  If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.07.  Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b)  FCX may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) FCX shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of Loans and provision of cash collateral, in each case in accordance with Section 2.10(b), the aggregate Revolving Exposures (excluding the LC Exposure with respect to which cash collateral has been provided in accordance with Section 2.10(b)) would exceed the total Revolving Commitments, and (iii) FCX shall not terminate or reduce the Revolving Commitments unless it has obtained the prior approval required therefor under Section 6.11(b) of the Parent Credit Agreement.

(c)  FCX shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election or reduction and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by FCX pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by FCX may state that such notice is conditioned upon the effectiveness of other financings or of asset dispositions, in which case such notice may be revoked by FCX (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with the amounts of their Commitments of such Class.

SECTION 2.08.  Repayment of Loans; Evidence of Debt.  (a)  Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made, provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)  The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be primafacie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of either Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)  Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.09.  [intentionally omitted]

SECTION 2.10.  Prepayment of Loans.  (a)  The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to the requirements of this Section and to the making of any payment required under Section 2.15.

(b)  In the event and on each occasion on or prior to the Revolving Maturity Date that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrowers shall prepay Revolving Borrowings in an aggregate amount equal to such excess; provided that if no Revolving Borrowings are outstanding and the LC Exposure exceeds the total Revolving Commitments, the Borrowers shall provide cash collateral in an aggregate amount equal to such excess in accordance with Section 2.05(j).

(c)  Prior to any prepayment of Borrowings hereunder, the Borrowers shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d)  The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of optional voluntary prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07(c).  Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11.  Fees.  (a)  The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily average unused amount of the Revolving Commitment of such Lender during the period from and including the Amendment Effective Date, to but excluding the date on which the Revolving Commitments terminate.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year, and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Amendment Effective Date.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b)  Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to such Lender’s participation in Letters of Credit requested by such Borrower, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such

Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrowers and such Issuing Bank on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Amendment Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate (and, if later, the date on which there ceases to be any Revolving Exposure) and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)  The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d)  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.12.  Interest.  (a)  The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)  The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by either Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall, on and after the date the Required Lenders so request, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(d)  Accrued interest on each Loan made to a Borrower shall be payable by such Borrower in arrears on each Interest Payment Date for each such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13.  Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)  the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b)  the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.14.  Increased Costs.  (a)  If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in Eurodollar Reserve Requirements) or any Issuing Bank; or

(ii)  impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), in each case by or in an amount which such Lender in its sole judgment deems material in the context of this Agreement and its Loans or participations in Letters of Credit hereunder, then the relevant Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)  If any Lender shall give notice to the Administrative Agent and the Borrowers at any time to the effect that Eurodollar Reserve Requirements are, or are scheduled to become, effective and that such Lender is or will be generally subject to such Eurodollar Reserve Requirements as a result of which such Lender will incur additional costs, then such Lender shall, for each day from the later of the date of such notice and the date on which such Eurodollar Reserve Requirements become effective, be entitled to additional interest on each Eurodollar Loan made by it at a rate per annum determined for such day (rounded upward, if necessary, to the nearest 100th of 1%) equal to the remainder obtained by subtracting (i) the LIBO Rate for such Eurodollar Loan from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the then-applicable Eurodollar Reserve Requirements.  Such additional interest will be payable in arrears to the Administrative Agent, for the account of such Lender, on each Interest Payment Date relating to such Eurodollar Loan and on any other date when interest is required to be paid hereunder with respect to such Loan.  Any Lender which gives notice under this paragraph (b) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrowers) in the event Eurodollar Reserve Requirements cease to apply to it or the circumstances giving rise to such notice otherwise cease to exist.

(c)  If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), by an amount which such Lender in its sole judgment deems to be material in the context of this Agreement and its Loans, Commitments and participations in Letters of Credit hereunder, then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(d)  A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (c) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error.  The Borrowers (or the Borrower in respect of the Loan or Letter of Credit, if any, to which such compensation request is attributable) shall pay such Lender or such Issuing Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

(e)  Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15.  Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan to a Borrower other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan to a Borrower other than on the last day of the Interest Period applicable thereto, (c) the failure by a Borrower to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan of a Borrower other than on the last day of the Interest Period applicable thereto as a result of a request by FCX pursuant to Section 2.18, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error.  The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16.  Taxes.  (a)  Any and all payments by or on account of any obligation of either Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if either Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)  In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  Each Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of a Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental

Authority, provided, however, that the Borrowers shall not be obligated to make payment to the Administrative Agent or any Lender or Issuing Bank pursuant to this Section in respect of penalties, interest and other liabilities attributable to any Indemnified Taxes or Other Taxes if such penalties, interest and other liabilities are attributable to the gross negligence or wilful misconduct of the Administrative Agent, Lender or Issuing Bank.  A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by either Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)  If the Administrative Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority.

(f)  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which either Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from such Borrower or the Administrative Agent, as the case may be, advising it of the availability of such exemption or reduction and supplying all applicable documentation.

(g)  Nothing contained in this Section 2.16 shall require the Administrative Agent, the FI Trustee, the Collateral Agent, the Security Agent, any Issuing Bank or any Lender (or permitted assignee or Participant) to make available any of its income tax returns or any other information that it deems to be confidential or proprietary.

(h)  PTFI shall pay to the relevant Governmental Authority when due all Indonesian Taxes in accordance with applicable law.

(i)  PTFI shall indemnify the Administrative Agent, the FI Trustee, the Collateral Agent, the Security Agent, each Lender (or permitted assignee or Participant)

and each Issuing Bank against, and shall reimburse the Administrative Agent, the FI Trustee, the Collateral Agent, the Security Agent, each Lender (or permitted assignee or Participant) and each Issuing Bank upon demand for, the full amount of any Indonesian Taxes paid by the Administrative Agent, the FI Trustee, the Collateral Agent, the Security Agent, such Lender (or permitted assignee or Participant) or such Issuing Bank, and any loss, liability, claim or expense (including interest, penalties, fines, surcharges and legal fees) which the Administrative Agent, the FI Trustee, the Collateral Agent, the Security Agent, such Lender (or permitted assignee or Participant) or such Issuing Bank may incur at any time arising out of or in connection with any failure of PTFI to make any payments of Indonesian Taxes, whether or not such Indonesian Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that PTFI shall not be obligated to make payment to the Administrative Agent, the FI Trustee, the Collateral Agent, the Security Agent, each Lender (or permitted assignee or Participant) or any Issuing Bank pursuant to this Section in respect of penalties, interest and other liabilities attributable to any Indonesian Taxes if such penalties, interest and other liabilities are attributable to the gross negligence or wilful misconduct of the Administrative Agent, FI Trustee, the Collateral Agent, the Security Agent, any Lender or any Issuing Bank; provided, further, that no permitted assignee or Participant of any Lender shall be entitled to receive any greater payment under this Section than such Lender would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless such assignment, participation or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist.  A certificate as to the amount of such payment or liability delivered to PTFI by a Lender (or permitted assignee or Participant), the FI Trustee, the Collateral Agent, the Security Agent, an Issuing Bank or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes.  Such indemnification shall be made within 30 days after the date such Lender (or permitted assignee or Participant), the FI Trustee, the Collateral Agent, the Security Agent, such Issuing Bank or the Administrative Agent, as the case may be, makes written demand therefor.

(j)  Except as otherwise expressly provided in paragraph (m) below, all payments on account of the principal of or interest on the Loans made to PTFI, any promissory notes of PTFI issued hereunder and all other amounts payable by PTFI to or for the account of any Lender (or permitted assignee or Participant), an Issuing Bank, the Collateral Agent, the Security Agent or the Administrative Agent hereunder (including amounts payable under Section 2.16(h) or 2.16(i)) or to or for the FI Trustee under the FI Security Documents and to any of them under any other Loan Document shall be made free and clear of and without reduction by reason of any Indonesian Taxes all of which shall be for the account of and paid in full when due by PTFI.  In the event that PTFI is required by any applicable law, decree or regulation to deduct or withhold Indonesian Taxes from any amounts payable on, under or in respect of this Agreement, any other Loan Document or any promissory note issued hereunder, PTFI shall make the required deduction or withholding, promptly pay the amount of such Indonesian Taxes to the appropriate taxing authorities and pay to the Administrative Agent such additional amounts as may be required, after the deduction or withholding of Indonesian Taxes (including deductions applicable to additional sums payable under this Section 2.16), to enable each Lender (or permitted assignee or Participant), each Issuing Bank, the FI Trustee, the Collateral Agent, the Security Agent or the Administrative Agent to receive from PTFI on the due date thereof, an amount equal to the full amount stated to be payable to such Lender (or permitted assignee or Participant), such Issuing Bank, the FI Trustee, the Collateral Agent, the Security Agent or the Administrative Agent under this Agreement, any other applicable Loan Document or any promissory note issued hereunder.

(k)  Without in any way affecting PTFI’s obligations under the other provisions of this Section 2.16, PTFI shall furnish to the Administrative Agent the originals or certified copies of all tax receipts issued by the relevant taxing authority in respect of each payment, deduction or withholding of Indonesian Taxes required to be made by applicable laws or regulations, as soon as practicable and in any event not later than 90 days after the date on which such payment is made, and PTFI shall, at the request of any Lender (or permitted assignee or Participant), the Issuing Bank, the FI Trustee or the Administrative Agent, promptly furnish to such Lender (or permitted assignee or Participant), the Issuing Bank, the Collateral Agent, the Security Agent, the FI Trustee or the Administrative Agent any other information, documents and receipts that such Lender (or permitted assignee or Participant), the Issuing Bank, the Collateral Agent, the Security Agent, the FI Trustee or the Administrative Agent may require to establish to its satisfaction that full and timely payment has been made of all Indonesian Taxes required to be paid hereunder.

(l)  PTFI will notify the Lenders (through the Administrative Agent) promptly upon becoming aware of the application or imposition, or scheduled future application or imposition, of Indonesian Taxes; and each Lender (if not theretofore notified by PTFI) will notify PTFI of any such application or imposition which becomes known to its officers then supervising the Loans of such Lender hereunder as part of their normal duties, and of any change of its lending office or establishment or closing of a branch in Indonesia by such Lender which would give rise to the application or imposition of Indonesian Taxes.

(m)  Each Lender (or permitted assignee or Participant) having its principal office and applicable lending office outside of Indonesia (a “Non-Indonesian Lender”) shall use reasonably diligent efforts to deliver to PTFI appropriate forms, duly completed, evidencing such Non-Indonesian Lender’s entitlement (if any) under any applicable tax treaty to a reduced rate of withholding of Indonesian Taxes with respect to payments of interest on Loans of such Non-Indonesian Lender (which, in the case of any Non-Indonesian Lender that is organized under the laws of the United States or any State thereof including the District of Columbia, shall be Internal Revenue Service Form 6166 (or any successor form thereto)) on or prior to the 90th day following (A) the Amendment Effective Date or (B) in the case of any such Non-Indonesian Lender that is a permitted assignee or Participant, the date such Non-Indonesian Lender becomes a permitted assignee or Participant; provided that in the event a Non-Indonesian Lender is a disregarded entity for United States federal income tax purposes, such Form 6166 shall be delivered by such Lender’s parent.  Following delivery by a Non-Indonesian Lender to PTFI of the appropriate form referenced in the preceding sentence of this Section 2.16(m), duly completed, PTFI is authorized to file such form with the appropriate Indonesian taxing authorities in order to obtain a reduced rate of withholding of Indonesian Taxes with respect to payments of interest on Loans of such Non-Indonesian Lender.

Each Non-Indonesian Lender shall use reasonably diligent efforts to deliver to PTFI such certificates, forms or other documents as may be necessary under any other provision of applicable law (including any amendment, modification or supplement to Form 6166 or such analogous form referred to in the second preceding sentence) to reduce the withholding rate of Indonesian Taxes with respect to payments of interest on Loans of such Non-Indonesian Lender on or by the 90th day following the date on which PTFI shall have delivered to such Non-Indonesian Lender written notice of the existence of such provision of applicable law together with a copy thereof (accompanied by a verified English translation if such provision of applicable law is not in English); provided, however, that such Non-Indonesian Lender shall not be required to deliver any such certificate, form or other document that would, in the reasonable judgment of such Non-Indonesian Lender, be otherwise disadvantageous to such Non-Indonesian Lender; and providedfurther that such Non-Indonesian Lender shall have no obligation to deliver any such certificates, forms or other documents that it is not legally able to deliver or with respect to information deemed by such Non-Indonesian Lender to be confidential or proprietary.

If any Non-Indonesian Lender shall have failed to comply with the requirements of this Section 2.16(m) and the effect of such failure is to cause the rate of withholding of Indonesian Taxes with respect to payments of interest on such Non-Indonesian Lender’s Loans to be higher than that which would have been applicable had such certificates, forms or other documents been delivered to the applicable Indonesian taxing authority, then any withholding tax indemnity payment to any such Non-Indonesian Lender by PTFI pursuant to this Section 2.16 shall be computed as if such certificates, forms or other documents had been so delivered.

SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)  Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursements of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16 or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14 (other than paragraph (b) thereof), 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(b)  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by either Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to such Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against either Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)  Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04, 2.05(d) or (e), 2.17(d), 2.19(c) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.14 (other than paragraph (b) thereof), or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 (other than paragraph (b) thereof) or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  If any Lender requests compensation under Section 2.14 (other than paragraph (b) thereof), or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.02 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then FCX may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Principal Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments, and (iv) in the case of any such assignment resulting from the failure to provide a consent, the assignee shall have given such consent and the fee required under Section 9.04(b)(ii)(C) shall have been paid by such assignee or by a Borrower.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver, consent or approval by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.19.  Swingline Loans.   (a)  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 or (ii) the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b)  To request a Swingline Loan, a Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of such proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower that shall have requested such Swingline Loan by means of a credit to the general deposit account of such Borrower maintained with the Swingline Lender (or, in the case of a

Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank or, to the extent that the Revolving Lenders have made payments pursuant to Section 2.05(e) to reimburse an Issuing Bank, to such Lenders and such Issuing Bank as their interests may appear) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)  The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.04 with respect to Loans made by such Lender (and Section 2.04 shall apply, mutatismutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall notify the Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter (i) each participation so acquired in such Swingline Loan shall be deemed to be a Revolving Loan and (ii) payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or the Administrative Agent, as the case may be, if and to the extent such payment is required to be refunded to the Borrowers for any reason.  The failure of any Revolving Lender to purchase any participation in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

ARTICLE III

Representations and Warranties

Each of FCX and PTFI represents and warrants to the Lenders on the date hereof, on the Amendment Effective Date and on each other date on which representations and warranties are made or deemed made hereunder that:

SECTION 3.01.  Organization; Powers.  Each Borrower, each Loan Party and each of FCX’s other Restricted Subsidiaries is duly organized and validly existing (except to the extent that the failure of such other Restricted Subsidiaries to be duly organized and validly existing would not, individually or in the aggregate, be expected to result in a Material Adverse Effect) and, to the extent applicable, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect in good standing under the laws of the jurisdiction of its organization, has, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, all requisite power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is, to the extent applicable, in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.  Authorization; Enforceability.  The performance by each Loan Party of the Loan Documents to which it is or is to be party, the Borrowings and the issuances of Letters of Credit hereunder and the Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is or is to be a party, constitutes or when executed and delivered by such Loan Party, will constitute, a valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.  Governmental Approvals; No Conflicts.  Except as set forth in Schedule 3.03, the performance by each Loan Party of the Loan Documents to which it is to be party, the Borrowings and the issuances of Letters of Credit hereunder and the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except  (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents, (iii) certain consents and approvals that may be required in order to provide certain guarantees or to grant certain Liens, in each case contemplated by the Collateral and Guarantee Requirement or Section 5.12 or 5.13 hereof, (iv) the filing of information in respect thereof with the Securities and Exchange Commission and (v) other consents, approvals, registrations, filings or actions the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the charter, by-laws or other organizational documents of either Borrower or any of the Loan Parties, (c) except to the extent that any such violations or defaults would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) will not violate any applicable law or regulation or any order of any Governmental Authority and (ii) will not violate or result in a default under any indenture, agreement or other instrument binding upon either Borrower or any of its Restricted Subsidiaries or its assets and (d) will not result in the creation or imposition of any Lien on any asset of either Borrower or any of its Restricted Subsidiaries, except Liens created under the Loan Documents (including Ratable Liens securing Ratable Obligations).

SECTION 3.04.  Financial Condition; No Material Adverse Change.  (a)  FCX has heretofore furnished to the Lenders FCX’s consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2006, reported on by Ernst & Young LLP, independent registered public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2007, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of FCX and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)  FCX has heretofore furnished to the Lenders PD’s consolidated balance sheet and consolidated statements of income, shareholders’ equity and cash flows as of and for the fiscal year ended December 31, 2006, reported on by PricewaterhouseCoopers LLP, independent registered public accountants.  Such financial statements present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of PD and its consolidated subsidiaries as of such date and for such period in accordance with GAAP.

(c)  Except as disclosed in the financial statements referred to above or the notes thereto or in the Confidential Information Materials and except for the Disclosed Matters, after giving effect to the Transactions, neither Borrower nor any of the Restricted Subsidiaries has, as of the Amendment Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses that would reasonably be expected to give rise to a Material Adverse Effect.

(d)  Except as set forth in Schedule 3.04(d), since December 31, 2006, there has been no material adverse change in (i) the business, operations or financial condition of FCX and its Subsidiaries, taken as a whole, (ii) the ability of any Loan Party to perform its obligations under any Loan Document or (iii) the rights of or benefits available to the Lenders under the Loan Documents.

SECTION 3.05.  Properties.  (a)  Except to the extent that any failure to do so individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, FCX and each of the Restricted Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to its business, except for Liens permitted by Section 6.02.

(b)  Except to the extent that any such failure or infringement, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, FCX and each of the Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by FCX and the Restricted Subsidiaries does not infringe upon the rights of any other Person.

SECTION 3.06.  Litigation and Environmental Matters.  (a)  Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any Governmental Authority pending against or, to the knowledge of FCX, threatened against or affecting FCX or any of its Restricted Subsidiaries that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)  Except for the Disclosed Matters and except for any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither FCX nor any of its Restricted Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required for its operations or properties under any applicable Environmental Law, (ii) is obligated to remediate contamination resulting from releases of Hazardous Materials or (iii) has received written notice of any claim with respect to any Environmental Liability.

(c)  Since the Amendment Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.

SECTION 3.07.  Compliance with Laws and Agreements.  FCX and its Restricted Subsidiaries are in compliance in all material respects with all laws, regulations and orders of any Governmental Authority applicable to them or their properties and all indentures, agreements (including without limitation, in the case of PTFI, the Contract of Work) and other instruments binding upon them or their properties, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 3.08.  Investment Company Status.  No Loan Party is an “investment company” under the Investment Company Act of 1940.

SECTION 3.09.  Taxes.  FCX and its Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed by them and have paid or caused to be paid all Taxes required to have been paid by them, except (i) any Taxes that are being contested in good faith by appropriate proceedings and for which FCX or such Subsidiary, as applicable, has, to the extent required by GAAP, set aside on its books adequate reserves and (ii) returns and reports the non-filing of which, and Taxes the non-payment of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.  ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.  Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of all accumulated benefit obligations under all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

SECTION 3.11.  Disclosure.  The Confidential Information Materials and the other reports, financial statements, certificates and other information furnished in writing by the Loan Parties or on behalf of, and with the authorization of, the Loan Parties to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Borrower represents only that (i) such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and (ii) in the case of the projected financial information delivered in connection with the amendment and restatement of the Existing Restated Credit Agreement, such projected financial information has not been modified by FCX as of the Amendment Effective Date in any respect material and adverse to the Lenders.

SECTION 3.12.  Subsidiaries.  Schedule 3.12 sets forth the name of, and the ownership interest of FCX and each Subsidiary in, each Subsidiary of FCX (other than Immaterial Subsidiaries) and specifies whether each such Subsidiary is a Loan Party, in each case as of the Amendment Effective Date.

SECTION 3.13.  Insurance.  Schedule 3.13 sets forth a description of all material insurance maintained by or on behalf of FCX and its Restricted Subsidiaries as of the Effective Date.  As of the Effective Date, all material premiums in respect of such insurance are current and such insurance is in full force and effect.  FCX believes that the insurance maintained by or on behalf of FCX and its Restricted Subsidiaries is adequate.

SECTION 3.14.  Labor Matters.  As of the Amendment Effective Date, there are no strikes, lockouts or slowdowns against FCX or any Subsidiary pending or, to the knowledge of FCX, threatened, that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which FCX or any Subsidiary is party that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

SECTION 3.15.  Security Documents.  At all times on and after the Amendment Effective Date,

(a)  The Collateral Agreement shall be effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties (as defined in the Collateral Agreement) a valid and enforceable security interest in the Collateral (as defined therein) and the proceeds thereof and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code (as defined in the Collateral Agreement)) is delivered to the Collateral Agent thereunder together with instruments of transfer duly endorsed in blank, the security interest of the Collateral Agent therein will constitute a perfected Lien on, and security interest in, all right, title and interest of the Grantors (as defined in the Collateral Agreement) in such Collateral, prior and superior in right to any other Person (subject only to Liens permitted under Section 6.02) (it being understood that no representation is made under this clause (i) as to (A) any such Collateral that is subject to a Foreign Pledge Agreement or (B) the perfection or priority of any Lien to the extent that  such perfection or priority is determined under the law of a jurisdiction outside the United States, which are covered by paragraph (b) below), and (ii) when financing statements in appropriate form are filed in the offices specified in the Perfection Certificate, the security interest of the Collateral Agent will constitute a perfected Lien on and security interest in all right, title and interest of the Grantors (as defined in the Collateral Agreement) in the Collateral (as defined therein) and the proceeds thereof to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person (subject only to Liens permitted under Section 6.02).

(b)  After taking the actions specified for perfection therein, each Foreign Pledge Agreement, when executed and delivered, will be effective under applicable law to create in favor of the Collateral Agent or the Security Agent, as applicable, for the ratable benefit of the Secured Parties a valid and enforceable security interest in the Collateral subject thereto, and will constitute a perfected Lien on and security interest in all right, title and interest of the PCA Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person (subject only to Liens permitted under Section 6.02).  Without limiting the foregoing, upon execution thereof and upon service of notice of the pledge on the party against whom the pledged rights must be exercised, the FCX Pledge Agreement, when executed and delivered, will be in full force and effect and will constitute first priority, perfected security interests in favor of the Collateral Agent or the Security Agent, as applicable, in the Pledged PTFI Shares for the ratable benefit of the holders of the Obligations.

(c)  The Liens created by the FI Security Documents will be in full force and effect and constitute first priority (except for Liens expressly permitted by Section 6.02), (i) upon execution of the FI Security Documents Amendments (and, in the case of the Fourth Amended and Restated Fiduciary Transfer, the Fiduciary Assignment of Accounts, the Fiduciary Transfer of Joint Account Assets and the Fourth Amended and Restated Lender Fiduciary Assignment, upon registration thereof at the Fiduciary Registration Office - Jakarta Region), perfected security interests in favor of the FI Trustee, the FI Security Agent, the Security Agent or the JAA Security Agent, as the case may be, for the ratable benefit of the FI Secured Parties (other than RTF), in the property and assets stated to be subject to each such FI Security Document, and (ii) upon execution thereof and registration thereof at the Fiduciary Registration Office - Jakarta Region, the Fourth Amended and Restated Lender Fiduciary Assignment will be in full force and effect and will constitute first priority (except for Liens expressly permitted by Section 6.02), perfected security interests in favor of the Security Agent for the ratable benefit of the FI Secured Parties (other than RTF) in the Indebtedness owing to PTFI pledged thereunder.

(d)  At all times on and after the Amendment Effective Date, the Collateral and Guarantee Requirement is satisfied.

SECTION 3.16.  Federal Reserve Regulations.  No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose which entails a violation (including on the part of any Lender) Regulation U or X of the Board.

SECTION 3.17.  Solvency.  Immediately after the consummation of the Effective Date Transactions that occurred on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans and to all rights of reimbursement, contribution and subrogation, (a) the fair value of the consolidated assets of FCX, at a fair valuation, exceeded its consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the consolidated property of FCX was greater than the amount that would be required to pay the probable liability of its consolidated debts and other liabilities, subordinated, contingent or otherwise, as such consolidated debts and other liabilities become absolute and matured; (c) FCX and its Subsidiaries, on a consolidated basis, were able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such consolidated debts and liabilities become absolute and matured; and (d) FCX did not have unreasonably small capital with which to conduct the business in which it was engaged as such business was then conducted and was proposed to be conducted following the Effective Date.

SECTION 3.18.  Senior Indebtedness.  Each of the Obligations constitutes “senior indebtedness” (however such concept is denominated) under and in respect of each indenture or other agreement or instrument under which any indebtedness that is junior or subordinated to the Obligations is outstanding.

ARTICLE IV

Conditions

SECTION 4.01.  Amendment Effective Date.  The amendment of the Existing Restated Credit Agreement in the form of this Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)  The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of the Amendment Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of the Amendment Agreement) that such party has signed a counterpart of the Amendment Agreement.

(b)  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and, to the extent applicable, good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c)  The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of each Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(d)  The Existing Parent Credit Agreement shall have been amended and restated as the Parent Credit Agreement.

(e)  The Administrative Agent shall have received all interest, fees and other amounts due and payable or accrued on or prior to the Amendment Effective Date under this Agreement or  the Existing Restated Credit Agreement, including, to the extent invoiced at least one Business Day prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under this Agreement or any other Loan Document.

(f)  Each Tranche B Lender (as defined in the Existing Parent Credit Agreement) shall have received (or, substantially simultaneously with the funding of the term loans on the Amendment Effective Date pursuant to the Parent Credit Agreement, shall receive) payment in full of the principal of and interest accrued on each Tranche B Term Loan (as defined in the Existing Parent Credit Agreement) held by it and all other amounts owing to it or accrued for its account under the Existing Parent Credit Agreement, and all interest, fees and other amounts accrued or owing under each of the Existing Parent Credit Agreement and the Existing Restated Credit Agreement, including to the extent invoiced at least one Business Day prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrowers thereunder, shall have been (or, substantially simultaneously with the funding of the term loans on the Amendment Effective Date pursuant to the Parent Credit Agreement, shall be) paid in full.

(g)  All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the execution of this Agreement shall have been obtained.

(h)  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of each of (i) Davis Polk & Wardwell, New York counsel for the Borrowers and the Subsidiaries, substantially in the form of Exhibit D-1, (ii) Jones, Walker, Waechter, Poitevant, Carrère & Denègre, L.L.P., U.S. counsel for the Borrowers and the Subsidiaries, substantially in the form of Exhibit D-2, (iii) local counsel in each jurisdiction where a Subsidiary Guarantor, a Subsidiary Grantor (as defined in the Collateral Agreement) or a Permitted Pledgee the Equity Interests in which are being pledged pursuant to the Collateral Agreement or any Foreign Pledge Agreement is organized, in each case in form and substance reasonably satisfactory to the Administrative Agent, (iv) Indonesian counsel for the Borrowers, substantially in the form of Exhibit D-3, and (v) Indonesian counsel for the Lenders, substantially in the form of Exhibit D-4.

(i)  The Collateral and Guarantee Requirement shall have been satisfied.

(j)  The FI Trustee shall have received opinions to the effect that it does not have to qualify to do business in Louisiana or Indonesia by virtue of the Loan Documents or the activities contemplated thereby.

The Administrative Agent shall promptly notify the Borrowers and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02.  Each Credit Event.  The obligation of each Lender to make a Loan, and of any Issuing Bank to issue, amend, extend or renew a Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)  (i) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(b)  At the time of and immediately after giving effect to such Borrowing or issuance of such Letter of Credit, as applicable, the Incurrence Test shall be satisfied and no Default shall have occurred and be continuing.

Each making of a Loan and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders and the Administrative Agent that:

SECTION 5.01.  Financial Statements and Other Information.  FCX will furnish to the Administrative Agent and each Lender for each of FCX and PTFI (for purposes of this Section 5.01, each of FCX and PTFI is referred to as a “Reporting Person”):

(a)  within 95 days after the end of each fiscal year of such Reporting Person, beginning with fiscal year 2007, an audited consolidated balance sheet of such Reporting Person and its consolidated Subsidiaries and related consolidated statements of income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other registered independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Reporting Person and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that PTFI shall only be required to furnish such audited reports for any fiscal year to the extent otherwise available, and if such audited reports are not otherwise available for any fiscal year, PTFI shall instead within 95 days after the end of such fiscal year, furnish an unaudited consolidated balance sheet of PTFI and its consolidated Subsidiaries and related unaudited consolidated statements of income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of PTFI and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(b)   within 50 days after the end of each of the first three fiscal quarters of each fiscal year of such Reporting Person, an unaudited consolidated balance sheet of such Reporting Person and its consolidated Subsidiaries and related consolidated statements of income as of the end of and for such fiscal quarter and related consolidated statements of income and cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of such Reporting Person and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)  concurrently with any delivery of financial statements of FCX under clause (a) or (b) above, a certificate of a Financial Officer of FCX (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) at any time that any Revolving Exposure is outstanding (other than outstanding Letters of Credit that have been fully cash collateralized in accordance with Section 2.05(j)), setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenants, (iii) setting forth reasonably detailed calculations of Consolidated Net Income, Consolidated Adjusted Net Income, Consolidated EBITDA, Consolidated Total Assets, Consolidated Revenues, Equity Proceeds, Restricted Uses and the Restricted Uses Basket as at the end of and for the applicable fiscal period, (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (v) identifying all Subsidiaries (other than Immaterial Subsidiaries) formed or acquired since the end of the previous fiscal quarter and indicating whether each such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary, and (vi) certifying as to compliance with all Exchange Filing Requirements or specifying the details of any noncompliance and any action taken or proposed to be taken with respect thereto;

(d)  concurrently with any delivery of financial statements under clause (a) above, a certificate of the accountants that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default under Section 6.14 or 6.15 (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)  at least 30 days prior to the commencement of each fiscal year of FCX, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related consolidated statements of projected income and cash flow, in each case as of the end of and for such fiscal year, and setting forth the material underlying assumptions applicable thereto);

(f)  promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials publicly filed by either Borrower with the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(g)  in the case of PTFI, (x) copies to the Administrative Agent of all notices alleging or claiming a breach or default or with respect to any matter which could reasonably be expected to have a material adverse effect upon the FI Collateral and Rights (i) by or to Indonesian Governmental Authorities in connection with the FI Project or pursuant to the Contract of Work or the Memorandum of Understanding or (ii) by or to or from its stockholders alleging or claiming a breach or default relating to their shareholding in PTFI or with respect to any other matter, and (y) a copy of any proposed amendment to the

Contract of Work or Memorandum of Understanding prior to execution and delivery thereof; and

(h)  promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of such Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02.  Notices of Material Events.  Promptly after any Financial Officer obtains knowledge thereof, FCX will furnish to the Administrative Agent and each Lender written notice of the following:

(a)  the occurrence of any Default;

(b)  the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting FCX or any Subsidiary thereof that would reasonably be expected to result in a Material Adverse Effect;

(c)  the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in  a Material Adverse Effect; and

(d)  any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of FCX setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.  Information Regarding Collateral.  FCX will furnish to the Administrative Agent and the Collateral Agent prompt written notice of any change (i) in any PCA Loan Party’s legal name, (ii) in any PCA Loan Party’s Federal Taxpayer Identification Number or identification number, if any, issued to it by the jurisdiction under the laws of which it is organized or (iii) in the jurisdiction of any PCA Loan Party’s organization.  FCX agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent or Collateral Agent, as applicable, to continue, to the extent existing prior to such change, at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

SECTION 5.04.  Existence; Conduct of Business.  Each Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence, except in the case of any Subsidiary other than PD or PTFI , to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (ii) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and is in the case of PTFI subject to Section 9.18(c).

SECTION 5.05.  Payment of Obligations.  Each Borrower will, and will cause each Restricted Subsidiary to, pay all Tax liabilities, before the same shall become delinquent or in default, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) such Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make any such payments, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06.  Maintenance of Properties.  Except where a failure individually or in the aggregate to do so would not reasonably be expected to result in a Material Adverse Effect, each Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.07.  Insurance.  Each Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary for similarly situated companies).  The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.08.  [intentionally omitted]

SECTION 5.09.  Books and Records; Inspection and Audit Rights.  Each Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account sufficient to permit the preparation of financial statements in accordance with GAAP.  Each Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 5.09 and the Administrative Agent shall not exercise such rights more than two times during any calendar year absent the existence of an Event of Default and for one such time the reasonable expenses of the Administrative Agent in connection with such visit or inspection shall be for the Borrowers’ account; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives) may do any of the foregoing at the reasonable expense of the Borrowers at any time during normal business hours and upon reasonable advance notice.  The Administrative Agent and the Lenders shall give each Borrower the opportunity to participate in any discussions with such Borrower’s independent accountants.

SECTION 5.10.  Compliance with Laws; Environmental Reports.  (a)  Each Borrower will, and will cause each Subsidiary to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (ii) comply with all Exchange Filing Requirements.

(b)  Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each Borrower will, and will cause each Subsidiary to, (i) comply, in all material respects with all Environmental Laws applicable to its operations and properties, (ii) obtain and renew all permits required by Environmental Laws necessary for its operations and properties, and (iii) conduct any remedial actions in compliance with applicable Environmental Laws; provided, however, that the Borrowers and the Subsidiaries shall not be required to undertake any remedial action or obtain or renew any environmental permit, or comply with any Environmental Law to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves, in accordance with GAAP, are maintained in connection therewith.  If either Borrower is in default of its obligations under this paragraph, the Borrowers will, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 60 days after such request, at the expense of the Borrowers, an environmental site assessment report for the properties to which such default relates, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and evaluating whether or not Hazardous Materials are likely to have been released at or to have adversely affected the property, or otherwise resulted in Environmental Liability and the estimated cost of any compliance or remedial action in connection with such matters.

(c)  Each Borrower will in good faith and with commercially reasonable efforts, and will similarly cause each Subsidiary to, in all material respects, operate its future major new mining projects (including the Tenke Fungurume project) and related activities in accordance with applicable IFC Guidelines and World Bank Guidelines in existence on December 31, 2006, and as referenced in Annex A to the ERM Report, as appropriate to the nature of such new major project, including with respect to the Otomona River at closure; provided, however, that such requirement will not apply to future major new mining projects that are located in the United States or in other jurisdictions where the applicable rules with respect to environmental issues are generally equivalent or more stringent than the IFC and World Bank Guidelines referenced above.  With respect to existing operations in Indonesia, PTFI will maintain majority compliance with applicable World Bank Guidelines and IFC Guidelines in existence on December 31, 2006, except where noted and accepted in the ERM Report.  In addition, PTFI will conduct its operations in accordance with the current International Council on Mining and Metals’ (ICMM) principles referenced in Schedule 5.10A, and adhere to ICMM current commitments on World Heritage properties included in Schedule 5.10B.  In addition, FCX will participate in the Extractive Industries Transparency Initiative dated as of June 16, 2003.

(d)  Each Borrower will, and will cause each Restricted Subsidiary to, in good faith, use commercially reasonable efforts to work to satisfactorily address the open regulatory issues with the Government of Indonesia identified in the ERM Report (see pages 11 to 14 thereof) and to comply with the commitments made by FCX in response to the ICCA Phase One Social Audit dated July 2005 as indicated in Schedule 5.10C.

(e)  At the request of the Administrative Agent and the Syndication Agent, FCX will, at the Borrowers’ expense, have ERM or another consultant reasonably acceptable to the Administrative Agent and the Syndication Agent review the Tenke Fungurume project and complete a report (the “TFM Report”) in respect thereof in scope and detail appropriate for a newly developed mining project based on the applicable World Bank Guidelines and IFC performance standards in existence on December 31, 2006. Each Borrower will, and will cause each Restricted Subsidiary to, in good faith, use commercially reasonable efforts to work to satisfactorily address any open regulatory issues (consistent with the Amended and Restated Mining Convention dated September 28, 2005) with any Governmental Authority identified in the TFM Report.

(f)  The Lenders shall have the right, at Borrower’s expense, to have ERM or another consultant reasonably acceptable to the Borrower update each of the ERM Report and the TFM Report once during the term of this facility.  The Borrower will promptly and in good faith report to the Credit Agents and the Lenders any unanticipated material adverse environmental, social or health and safety developments.

SECTION 5.11.  Use of Proceeds and Letters of Credit.  Letters of Credit and the proceeds of the Revolving Loans and Swingline Loans drawn on and after the Amendment Effective Date will be used for working capital and other general corporate purposes of the Borrowers and their Subsidiaries.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of Regulation U or X of the Board.  FCX shall ensure that at all times not more than 25% of the value of the assets subject to the provisions of Sections 6.02 and 6.05 will consist of Margin Stock (as defined in Regulation U of the Board); provided that FCX may permit such Margin Stock to exceed 25% of the value of the assets subject to the provisions of Sections 6.02 and 6.05 if FCX shall have otherwise put into place currently effective arrangements to ensure compliance with Regulation U and X and the Administrative Agent shall have received an opinion satisfactory to it as to such compliance from a law firm satisfactory to the Administrative Agent.

SECTION 5.12.  Additional Subsidiaries.  If any additional Restricted Subsidiary is formed or acquired during any fiscal quarter after the Effective Date, FCX will, within 60 days (or such longer period as the Administrative Agent may agree in writing) after the end of such fiscal quarter, notify the Administrative Agent, the Collateral Agent, the Security Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied to the extent applicable with respect to such Restricted Subsidiary and any intercompany Indebtedness owed by such Subsidiary to a Borrower.

SECTION 5.13.  Further Assurances.  (a)  On and after the Effective Date, the Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent, the Security Agent, the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.  Each Borrower also agrees to provide to the Administrative Agent, the Security Agent or the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent or Security Agent, as applicable, as to the perfection and priority of the Liens created or intended to be created by the Security Documents or the FI Security Documents.

(b)  If any material assets (including any real property or improvements thereto or any interest therein) are acquired by PTFI after the Amendment Effective Date (other than (i) assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof and (ii) assets that are subject to a Lien permitted by Section 6.02(c), (d), (e), (f), (g), (j), (k), (o) or (p) hereof (or to the extent relating to Liens permitted by such Sections, Section 6.02(i) hereof), but only so long as such assets are subject to such Liens), PTFI will notify the Administrative Agent, the Security Agent and the Lenders thereof, and, if requested by the Administrative Agent, the Security Agent or the Required Lenders, PTFI will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by the Administrative Agent or the Security

Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

(c)  PTFI at all times will comply with the provisions of the FI Security Documents and maintain in full force and effect all the rights, powers and benefits of the FI Trustee, the FI Security Agent, the Security Agent and the JAA Security Agent, as applicable, under the FI Security Documents in accordance with their terms, including (i) the validity and effectiveness of the powers of attorney granted by the Surat Kuasa, the Fourth Amended and Restated Lender Surat Kuasa and the fiduciary transfers effectuated by the Fourth Amended and Restated Fiduciary Transfer, the Fiduciary Assignment of Accounts, the Fourth Amended and Restated Lender Fiduciary Assignment and the Fiduciary Transfer of Joint Account Assets and (ii) maintenance of the security interest of the FI Trustee, the Security Agent and the JAA Security Agent, as applicable, in the collateral required to be subjected to the Liens created by the FI Security Documents as a perfected first priority security interest as provided therein, subject only to Liens expressly permitted by Section 6.02.

SECTION 5.14.  Source of Interest.  PTFI (a) will conduct its business so that interest paid on the Loans by PTFI to any Lender (or permitted assignee or Participant) which is not a “related person” to PTFI within the meaning of Section 861(c)(2)(B) of the Code as in effect on the Effective Date will be deemed to be income from sources without the United States within the meaning of Sections 861(a)(1)(A) and 861(c) of the Code as in effect on the Effective Date and (b) will use its best efforts (without undue cost) to conduct its business so that interest paid on the Loans of PTFI to any Lender (or permitted assignee or Participant) which is not a related person to PTFI within the meaning of Section 861(c)(2)(B) of the Code (as it may be amended or substituted after the Effective Date) will be deemed to be income from sources without the United States within the meaning of Sections 861(a)(1)(A) and 861(c) of the Code (as it may be amended or substituted for after the Effective Date).

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders, the Agents and the FI Trustee that:

SECTION 6.01.  Indebtedness; Certain Equity Securities.  (a)  Each Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness or Attributable Debt, except:

(i)  (A) Indebtedness created under the Loan Documents, (B) Indebtedness created under the Parent Credit Agreement and the “Loan Documents” thereunder, and (C) (1) Ratable Guarantees of Ratable Obligations by the PCA Loan Parties and (2) Indebtedness arising pursuant to Ratable Liens securing Ratable Obligations;

(ii)  Indebtedness, including Guarantees, existing on the Effective Date and set forth in Schedule 6.01;

(iii)  Indebtedness of FCX to any Restricted Subsidiary and of any Restricted Subsidiary to FCX or any other Restricted Subsidiary; provided that any such Indebtedness (A) owing to FCX shall, to the extent that any such Indebtedness from any single obligor to any single obligee exceeds $25,000,000 in aggregate principal amount, be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement and (B) owing to PTFI, shall, to the extent that any such Indebtedness from any single obligor to any single obligee exceeds $25,000,000 in aggregate principal amount, be evidenced by a promissory note that shall have been pledged pursuant to the Fourth Amended and Restated Lender Fiduciary Assignment and/or the Lender Security Agreement Fourth Amendment, as applicable;

(iv)  secured or unsecured Indebtedness of FCX or any Restricted Subsidiary and Attributable Debt in respect of sale and leaseback transactions permitted by Section 6.06(a), in each case incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof but excluding Project Financings; provided that (A) any such Indebtedness or Attributable Debt is incurred within 180 days prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) any such Attributable Debt is incurred in accordance with Section 6.06; and providedfurther in each case that (1) no Event of Default shall have occurred and be continuing or would result therefrom and (2) immediately after giving effect to the incurrence thereof, the Incurrence Test would be satisfied;

(v)  Project Financings and Guarantees thereof in each case by the direct or indirect parent or parents of the applicable Project Financing Subsidiary, provided in each case that (A) no Event of Default shall have occurred and be continuing or would result therefrom and (B) immediately after giving effect to the incurrence thereof, the Incurrence Test would be satisfied;

(vi)  in the case of FCX, the Senior Notes;

(vii)  unsecured Guarantees of FCX or PTFI of obligations of a purchaser in an FCX Assisted PTFI Sale to lenders providing financing for such sale in an aggregate amount not at any time in excess of (x) the aggregate amount of cash consideration received by FCX or any Restricted Subsidiary for such FCX Assisted PTFI Sale minus (y) the aggregate amount of payments theretofore made in respect of principal obligations under such Guarantee;

(viii)  letters of credit in connection with environmental assurances and reclamation in an aggregate face amount not exceeding $700,000,000 at any time outstanding;

(ix)  unsecured Indebtedness of FCX or any Loan Party, provided that all the Net Proceeds thereof are applied promptly to prepay Term Loans in accordance with Section 2.10 of the Parent Credit Agreement;

(x)  other Indebtedness of FCX, provided that (A) no Event of Default shall have occurred and be continuing or would result therefrom and (B) immediately after giving effect to the incurrence thereof, the Incurrence Test would be satisfied;

(xi)  other Indebtedness of the Restricted Subsidiaries and Attributable Debt in respect of sale and leaseback transactions permitted pursuant to Section 6.06(c) in an aggregate principal amount at any time outstanding, taken together with all outstanding secured Indebtedness of FCX incurred under clause (x), (A) not in excess of the greater of $1,500,000,000 and 8% of Consolidated Total Assets, provided that (1) no Event of Default shall have occurred and be continuing or would result therefrom and (2) immediately after giving effect to the incurrence thereof, the Incurrence Test would be satisfied; and

(xii)  Permitted Refinancings of Indebtedness or Attributable Debt outstanding under clauses (i)(C) (in connection with a Permitted Refinancing of the related Indebtedness), (ii), (iv), (v), (vi), (vii), (ix) and (x).

Notwithstanding the foregoing or any other provision hereof, (1) no Restricted Subsidiary shall Guarantee the Senior Notes and (2) no Receivables Facility shall be established under which assets of PTFI or its subsidiaries are included.

(b)  FCX will not permit PTFI nor any other Restricted Subsidiary to issue any preferred stock or other preferred Equity Interests; provided that PTFI and any Restricted Subsidiary may issue preferred stock or other preferred Equity Interests in an aggregate stated amount not in excess of $500,000,000; provided that no such preferred stock or preferred Equity Interests shall be subject to any redemption, repurchase or defeasance requirement prior to the date six months after the Tranche B Maturity Date.

SECTION 6.02.  Liens.  Each Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)  Liens created under or specifically required by the Loan Documents securing some or all of the Obligations and the Secured Obligations; and Ratable Liens created under or specifically required by the Loan Documents securing the Ratable Obligations (provided that each such Ratable Lien on any asset shall by its terms automatically be released upon the release of the Lien on such asset securing the Secured Obligations);

(b)  Permitted Encumbrances;

(c)  any Lien on any property or asset of FCX or any Restricted Subsidiary existing on the Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of FCX or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof by more than the amount of accrued interest thereon and fees, expenses and premiums paid in connection with such extension, renewal or replacement;

(d)  Liens on fixed or capital assets acquired, constructed or improved by FCX or any Restricted Subsidiary; provided that (A) such Liens secure Indebtedness or Attributable Debt permitted by clause (iv) of Section 6.01(a) or extensions, renewals or replacements thereof permitted by Section 6.01(a)(xii), (B) such Liens (or the Liens securing the Indebtedness or Attributable Debt so extended, renewed or replaced) and the Indebtedness secured thereby are incurred within 180 days prior to or within 180 days after such acquisition or the completion of such acquisition, construction or improvement, (C) the Indebtedness or Attributable Debt  secured thereby does not exceed by more than a de minimis amount the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other property or assets of FCX or any Restricted Subsidiary;

(e)  Liens securing any Project Financing or any Guarantee thereof by any direct or indirect parent of the applicable Project Financing Subsidiary; provided that (A) such Liens secure only Indebtedness or Attributable Debt permitted by Section 6.01(a)(v) or extensions, renewals or replacements thereof permitted by Section 6.01(a)(xii) and (B) such Liens do not apply to any property or assets of FCX or any Restricted Subsidiaries other than the assets of the applicable Project Financing Subsidiary and Equity Interests in the applicable Project Financing Subsidiary or any direct or indirect parent thereof that holds no significant assets other than direct or indirect ownership interests in such Project Financing Subsidiary or assets related to, or ownership interests in Subsidiaries that hold assets related to, the operations of such Project Financing Subsidiary;

(f)  required margin deposits on, and other Liens on assets (other than Equity Interests) of FCX or any Restricted Subsidiary securing obligations under, Hedging Agreements permitted hereunder;

(g)  Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time FCX or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into any Restricted Subsidiary); provided, however, that such Liens are not created, incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); and provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured the obligations to which such Liens relate;

(h)  Liens on assets or property of any Restricted Subsidiary (other than any Loan Party) securing Indebtedness or other obligations of such Restricted Subsidiary owing to FCX or another Restricted Subsidiary;

(i)  Liens securing any Permitted Refinancing of Indebtedness or Attributable Debt that was previously so secured, and permitted to be secured under this Agreement; provided that any such Lien is limited to all or part of the same property or assets (plus improvements and accessions thereto) that secured the Indebtedness or Attributable Debt being refinanced at the time of such refinancing;

(j)  Liens incurred with respect to obligations (other than Indebtedness for borrowed money) which do not exceed $500,000,000 at any one time outstanding;

(k)  Liens on Equity Interests or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(l)  Liens on amounts not to exceed the sum of up to three years of  regularly scheduled interest payments in respect of Indebtedness of FCX permitted hereby, which amounts shall have been placed in interest reserve accounts in connection with the issuance of such Indebtedness to secure the obligations under, such Indebtedness;

(m)  the RTZ Interests;

(n)  Liens on cash, Permitted Investments and other assets securing (i) letters of credit permitted pursuant to Section 6.01(a)(viii) and (ii) environmental assurance and reclamation claims, provided that the aggregate amount of cash, Permitted Investments and other assets subject to such Liens under this paragraph (n) shall not at any time exceed $700,000,000;

(o)  Liens not expressly permitted by clauses (a) through (n) securing Indebtedness permitted pursuant to Section 6.01(a)(x) or (xi) and Attributable Debt in respect of sale and leaseback transactions permitted pursuant to Section 6.06(c), provided that such Liens are created in connection with the incurrence of such Indebtedness; and

(p)  Liens on the receivables, metals and related assets subject to any Receivables Facility, Metalstream Transaction or other Indebtedness included in clause (j) of the definition of “Indebtedness”.

SECTION 6.03.  Fundamental Changes.  (a)  Each Borrower will not, and will not permit any Restricted Subsidiary to, effect any Proscribed Consolidation.  “Consolidation” means the merger, consolidation, liquidation or dissolution of any Person with or into any other Person or the sale, transfer, lease or other disposition of all or substantially all the assets of any Person to another Person.  “Proscribed Consolidation” means any Consolidation of (i) PD and FCX or (ii) any of (A) on the one hand, PTFI, PD Morenci, Cyprus Climax Metals Company, Phelps Dodge Exploration Company, O&C Holdco or any of their subsidiaries, and (B) on the other hand, FCX or PD.  “Proscribed Consolidation” shall also mean any merger or consolidation involving FCX in which FCX is not the surviving Person (the “Successor Company”) unless (1) the Successor Company will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company will expressly assume, by an agreement executed and delivered to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, all the obligations of FCX under the Loan Documents; and (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), (A) no Event of Default shall have occurred and be continuing or would result therefrom and (B) immediately after giving effect to such incurrence, the Incurrence Test would be satisfied

(b)  Each Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Restricted Subsidiary may merge into any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary, (ii) any Restricted Subsidiary that is not owned directly by FCX, any Immaterial Subsidiary and any Subsidiary engaged primarily in exploration activities may liquidate or dissolve if FCX determines in good faith that such liquidation or dissolution is in the best interests of FCX and is not materially disadvantageous to the Lenders, (iii) any Restricted

Subsidiary may merge into PTFI in a transaction in which the surviving entity is PTFI and (iv) PTFI may engage in a transaction permitted under Section 9.18(c); provided that such transaction shall not constitute a Proscribed Consolidation and the surviving corporation in any merger involving a Loan Party shall be a Loan Party.

(c)  FCX will not engage in any business or activity other than (i) the ownership of (A) outstanding Equity Interests in Subsidiaries that are pledged as Collateral to the extent required by the Collateral and Guarantee Requirement (subject to the Collateral and Guarantee Minimum Requirement), (B) Indebtedness owed by Subsidiaries that is pledged as Collateral, (C) cash and Permitted Investments that with deminimis exceptions is pledged as Collateral and held in accounts subject to control agreements for the benefit of the Secured Parties, (D) other cash and Permitted Investments securing letters of credit permitted pursuant to Section 6.01(a)(viii), and (E) other assets the aggregate book value of which is not in excess of $100,000,000; (ii) the issuance of Equity Interests, the making of Restricted Payments, the incurrence of Indebtedness and the making of Investments in Subsidiaries, in each case to the extent not otherwise prohibited hereunder; and (iii) corporate maintenance activities associated with being a public company and with being a holding company for a consolidated group and other deminimis activities as are customary for public holding companies that are similarly situated (including, without limitation, the employment of certain employees).

(d)  Phelps Dodge Morenci, Inc. will not engage in any business or activity other than the ownership, operation and financing of the mining interests and business in Morenci, Arizona, which it owns and engages in on the Effective Date and extensions, expansions, improvements and modifications thereof in locations in which Phelps Dodge Morenci, Inc. has interests on the Effective Date and interests contiguous or in reasonable proximity thereto (collectively, the “Morenci Property”) (the “Morenci Business”).  For the avoidance of doubt, the Morenci Business includes the mining, milling and leaching of mineral bearing material and the production of copper and molybdenum concentrates, copper precipitates and electrowon copper cathode at the Morenci Property, any exploration, development or other capital programs relating to the Morenci Property and any activities incidental to any of the foregoing.  Phelps Dodge Morenci, Inc. will not own or acquire any assets (other than the Morenci Business and assets incidental thereto, including cash and Permitted Investments) or incur any liabilities (other than liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and the Morenci Business (including Indebtedness to fund the operation, development, expansion, improvement or enhancement of the Morenci Business).

(e)  For the avoidance of doubt, the limitations set forth in paragraphs (a) through (d) above shall not limit the sale, transfer, lease or other disposition of equipment between Restricted Subsidiaries in the ordinary course of business or sales, transfers, leases or other dispositions of assets (other than in the case of a Proscribed Consolidation) (i) from Subsidiary Guarantors to Subsidiary Guarantors, (ii) from non-Subsidiary Guarantors to Subsidiary Guarantors, (iii) from Subsidiary Guarantors to Restricted Subsidiaries and joint ventures of Subsidiary Guarantors or (iv) from non-Subsidiary Guarantors to non-Subsidiary Guarantors, so long as, in the case of sales, transfers, leases or other dispositions to non-Subsidiary Guarantors, a Subsidiary other than PD that directly or indirectly holds such transferee as a subsidiary is a Guarantor or the Equity Interests in which are pledged as Collateral to the extent required under clause (b) or (d), as applicable, of the definition of Collateral and Guarantee Requirement.

(f)  Each Borrower will not, and will not permit any Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by FCX and its Restricted Subsidiaries on the Effective Date and businesses reasonably related thereto.

SECTION 6.04.  Investments in Unrestricted Subsidiaries.  Each Borrower will not, and will not permit any Restricted Subsidiary to, purchase, hold, make or acquire (including pursuant to any merger and including each increase to the Unrestricted Subsidiary LC Exposure) any Investment in any Unrestricted Subsidiary, except to the extent that after giving effect to any such Investment, (A) the Incurrence Test would be satisfied and (B) either (x) the Unrestricted Subsidiary Investment Amount shall not exceed 1% of Consolidated Total Assets, or (y) if the Unrestricted Subsidiary Investment Amount shall exceed 1% of Consolidated Total Assets, or to the extent resulting in the Unrestricted Subsidiary Investment Amount exceeding 1% of Consolidated Total Assets, such Investment shall constitute a Restricted Use and the Restricted Uses shall not exceed the Restricted Uses Basket.  In connection with each such Investment that exceeds $25,000,000, FCX shall deliver to the Administrative Agent (x) written notice of such Investment and (y) a certificate, dated the effective date of such Investment, of a Financial Officer of FCX stating that no Event of Default has occurred and is continuing, specifying whether such Investment is made in reliance on clause (x) or (y) of the immediately preceding sentence and setting forth reasonably detailed calculations demonstrating compliance with the requirements of clauses (A) and (B) of such sentence.

SECTION 6.05.  Asset Sales.  (a)  Each Borrower will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of all or substantially all the assets of FCX and the Restricted Subsidiaries.

(b)  Each Borrower will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will FCX permit any of its Restricted Subsidiaries to issue any additional Equity Interest in such Restricted Subsidiary, except:

(i)  sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

(ii)  sales, transfers and dispositions to a Borrower or a Restricted Subsidiary; provided that any such sales, transfers or dispositions between a Loan Party and a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.03;

(iii)  any sale or issuance of Transferred Shares in a Qualifying PTFI Sale Transaction;

(iv)  sales of assets as part of a sale and leaseback transaction permitted by Section 6.06;

(v)  any sale of Equity Interests in Restricted Subsidiaries to PT-Rio Tinto Indonesia; provided that such sale is made pursuant to Section 3.6 of the Participation Agreement; providedfurther that any such Restricted Subsidiary shall continue to comply with the Collateral and Guarantee Requirement;

(vi)  any sale of Equity Interests in Unrestricted Subsidiaries;

(vii)  sales, transfers and other dispositions of assets that are not permitted by any other clause of this paragraph (b), subject to the Incurrence Test; and

(viii)  dispositions of receivables, metals and related assets subject to any Receivables Facility, Metalstream Transaction or other Indebtedness included in clause (j) of the definition of “Indebtedness”;

provided that:

(A)
except as permitted under Section 6.05(c), no such sale, transfer, lease or other disposition of any Equity Interests in any PCA Loan Party (subject in the case of PTFI to clause (iii) above) or any Wholly Owned Subsidiary of FCX the Equity Interests in which are pledged under a Security Document shall be permitted unless such Equity Interests constitute all the Equity Interests in such Subsidiary held by FCX and the Restricted Subsidiaries; and

(B)
all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (i), (ii) and (iii) above) shall be made for fair value and for (I) 100% cash consideration in the case of transactions permitted by clause (iv), and (II) at least 75% cash consideration in the case of transactions permitted by clauses (v), (vi) and (vii); provided, however, that for the purposes of this paragraph (B), (1) any Permitted Investments received as consideration, (2) any liabilities (as shown on the most recent consolidated balance sheet of FCX provided hereunder or in the footnotes thereto) of FCX or the applicable Restricted Subsidiary, other than with respect to Indebtedness that is not secured by the assets disposed of, that are assumed by the transferee with respect to the applicable disposition and for which FCX and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors, (3) any securities received by FCX or such Restricted Subsidiary from such transferee that are converted by FCX or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable disposition and (4) any Designated Noncash Consideration received by FCX or such Restricted Subsidiary in respect of such disposition having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (4) that is at that time outstanding, not in excess of the greater of $500,000,000 and 1.5% of Consolidated Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall in each case of clauses (1), (2), (3) and (4) be deemed to be cash.

(c)  Notwithstanding any other provision of this Agreement or any other Loan Document:

(i)  PTFI will not sell, transfer, lease or otherwise dispose of the Contract of Work or any rights thereunder, and PTFI will not, and will not permit any of its subsidiaries (other than Unrestricted Subsidiaries) to, sell, transfer, lease or otherwise dispose of any significant operating assets, or (except in connection with a Project Financing or sale and leaseback transaction permitted by Section 6.06 that is Non-Recourse Indebtedness) any assets subject to any Lien under any of the FI Security Documents to any other Person;

(ii)  FCX or PTII may not sell, transfer or otherwise dispose of Equity Interests in PTFI, and PTFI may not issue additional Equity Interests (each a “PTFI Share Sale”), except that this clause (ii) shall not prohibit any PTFI Share Sale if after giving effect thereto FCX holds, directly or indirectly, PTFI Shares representing at least 50.1% of all the Equity Interests in PTFI; and

(iii)  no Pledged PTFI Shares shall be sold in any transaction under clause (ii) unless all the capital stock of PTFI then held by FCX and not constituting Pledged PTFI Shares, if any, is sold in such transaction.  Each of the Collateral Agent and the Security Agent is hereby authorized and directed in the case of any sale of Pledged PTFI Shares together with all unpledged PTFI Shares in compliance with Section 6.05(b)(iii) or this Section 6.05(c) to release any and all Liens of the Secured Parties and the FI Secured Parties therein.

SECTION 6.06.  Sale and Leaseback Transactions.  Each Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale and leaseback of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after such Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset; (b) any such sale and leaseback of Project Financing Assets as part of a Project Financing, provided in each case that such sale and leaseback is solely for cash; and (c) any sale and leaseback of fixed or capital assets; provided that the aggregate amount of the Attributable Debt in respect of such sale and leaseback transactions under this clause (c) at any time outstanding, taken together with all outstanding secured Indebtedness of FCX incurred under Section 6.01(a)(x) and all Indebtedness incurred pursuant to Section 6.01(a)(xi), shall not exceed the greater of $1,500,000,000 and 8% of Consolidated Total Assets;  provided in each case under clauses (a), (b) and (c) that (A) no Event of Default shall have occurred and be continuing or would result therefrom and (B) immediately after giving effect to the incurrence thereof, the Incurrence Test would be satisfied.

SECTION 6.07.  Hedging Agreements.  Each Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or protect against actual or reasonably anticipated risks to which FCX or any Restricted Subsidiary is exposed in the conduct and financing of its business, and not in any event for speculation.

SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness.  (a)  FCX will not, nor will it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except

(i)  Restricted Subsidiaries may declare and pay dividends ratably with respect to their capital stock (A) to shareholders other than FCX, (B) to FCX to the extent the proceeds of such dividends are applied to pay operating expenses in the ordinary course of business, and (C) to FCX so long as (1) no Event of Default under clause (a) or (b) of Article VII shall have occurred and be continuing and (2) if any Event of Default other than under clause (a) or (b) of Article VII shall have occurred and be continuing (or shall result from the payment thereof), so long as the Required Lenders shall not have given notice to FCX that such dividends shall not be permitted to be paid during the pendency of such Event of Default,

(ii)  so long as no Event of Default shall have occurred and be continuing (or shall result from the payment thereof), FCX may pay regularly scheduled quarterly dividends in respect of its preferred stock issued and outstanding on the Effective Date and effect regularly scheduled mandatory redemptions of its preferred stock issued and outstanding on the Effective Date, in each case, to the extent and in the amounts required by the terms of such preferred stock as in effect on the Effective Date,

(iii)  so long as no Event of Default shall have occurred and be continuing (or shall result from the payment thereof), FCX may, consistent with its dividend practices as of the Effective Date, and subject to the Incurrence Test, declare and pay dividends on its shares of common stock (and on shares of common stock issued upon the conversion of or in exchange for shares of FCX’s 5 1/2% Convertible Perpetual Preferred Stock outstanding on the Effective Date) in an amount in respect of any fiscal quarter not to exceed $0.3125 per share of FCX’s common stock (adjusted as applicable to eliminate the effect of stock dividends, stock splits, reverse stock splits and other transactions in respect of such shares of common stock, and payable in respect of any shares of common stock received pursuant to any such stock dividend, stock split, reverse stock split or other transaction) (it being understood that Restricted Payments made in reliance on this clause (iii) in respect of shares of FCX’s common stock issued or sold after the Effective Date (or in respect of shares received in stock dividends, stock splits, reverse stock splits or other transactions in respect of such shares of common stock) involving either (x) a receipt of cash proceeds that increased the Restricted Uses Basket or (y) the receipt of assets in consideration for such common stock shall constitute Restricted Uses and shall reduce the Restricted Uses Basket (which reduction may be to less than zero)), and

(iv)  so long as no Event of Default shall have occurred and be continuing (or shall result from the payment thereof), and subject to the Incurrence Test, FCX may make Restricted Payments in cash in any amounts to the extent that, immediately after giving effect thereto (and to any expenditure of cash required thereby), the Restricted Uses would not be greater than the Restricted Uses Basket.

(b)  Each Borrower will not, and will not permit any Restricted Subsidiary to, make, directly or indirectly, any voluntary payment or other voluntary distribution (whether in cash, securities (other than common stock of FCX) or other property) of or in respect of principal of or interest on any Indebtedness, or any voluntary payment or other voluntary distribution (whether in cash, securities (other than common stock of FCX) or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

(i)  payment of Indebtedness created under the Loan Documents and payment of Ratable Obligations and Existing PD Obligations;

(ii)  payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of Indebtedness prohibited by the subordination provisions thereof;

(iii)  refinancings of Indebtedness to the extent permitted by Section 6.01(a) (including, without limitation, the refinancing of any Indebtedness, other than the Senior Notes, with Indebtedness permitted under Section 6.01(a)(xi));

(iv)  payment of secured Indebtedness that becomes due as a result of the sale or transfer of the property or assets securing such Indebtedness;

(v)  prepayments of Indebtedness owed to FCX by a Restricted Subsidiary or owed to a Restricted Subsidiary by FCX or another Restricted Subsidiary, provided that prepayments of Indebtedness owed to a Restricted Subsidiary that is not a PCA Loan Party shall be permitted only to the extent no Event of Default has occurred and is continuing at the time of such prepayment, except that such prepayments shall be permitted (A) to the extent the proceeds of such prepayments are applied to pay operating expenses or to make Capital Expenditures in the ordinary course of business, and (B) to the extent the proceeds of such prepayments are applied to pay scheduled debt service of such Restricted Subsidiary so long as (1) no Event of Default under clause (a) or (b) of Article VII shall have occurred and be continuing and (2) if any Event of Default other than under clause (a) or (b) of Article VII shall have occurred and be continuing (or shall result from the payment thereof), so long as the Required Lenders shall not have given notice to FCX that such prepayments shall not be permitted to be paid during the pendency of such Event of Default;

(vi)  prepayments of any Project Financing to the extent made by the applicable Project Financing Subsidiary with cash from the operations of such Project Financing Subsidiary;

(vii)  payments of Indebtedness (other than Indebtedness referred to in clause (viii) below) that are not permitted by clauses (i)-(vi) of this Section 6.08(b) if and to the extent that after giving effect to any such payments, the Restricted Uses would not be greater than the Restricted Uses Basket; and

(viii)  payments of Indebtedness created under the Parent Credit Agreement and the “Loan Documents” thereunder.

(c)  Neither paragraph (a) nor paragraph (b) above shall prohibit any Restricted Payment or payment of Indebtedness if after giving effect to such Restricted Payment or payment of Indebtedness (i) no Term Loan is outstanding under the Parent Credit Agreement and (ii) the sum of (A) the aggregate unused Revolving Commitments, (B) the aggregate unused Commitments (as defined in the Parent Credit Agreement) and (C) Available Domestic Cash shall be not less than $750,000,000.

(d)  Each of paragraph (a) and paragraph (b) above shall cease to be of effect from and after the first date upon which the corporate credit ratings of FCX by each of Moody’s and S&P are, respectively, Baa3 or better and BBB- or better.

SECTION 6.09.  Transactions with Affiliates.  (a)  Each Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to such Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided that transactions involving payments or transfers having a cumulative aggregate value of not more than $50,000,000 may be other than on an arm’s-length basis so long as the board of directors of FCX has determined the transaction is in the best interests of FCX, (ii) transactions among FCX and its Restricted Subsidiaries and (iii) any Restricted Payment permitted by Section 6.08.

(b)  PTFI will not make any contribution or transfer of any substantial portion of its assets, the Contract of Work or any rights thereunder to FCX, any Restricted Subsidiary or any other Affiliate other than (i) cash dividends permitted to be paid to FCX pursuant to Section 6.08(a), (c) and (d) and (ii) transfers of Block B Assets in permitted Project Financings.

SECTION 6.10.  Restrictive Agreements.  Each Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrowers or any Restricted Subsidiary to create, incur or permit to exist any Lien to secure the Obligations and the Secured Obligations (or any refinancing, restructuring or replacement thereof (other than with subordinated Indebtedness)) upon any of its property or assets; provided that (i) the foregoing shall not apply to restrictions and conditions (A) imposed by applicable laws, rules or regulations, (B) under the Loan Documents, (C) existing on the date hereof under the Parent Credit Agreement (or the “Loan Documents” thereunder) or under the Senior Notes Documents (or to restrictions and conditions contained in the documentation for Indebtedness permitted to be incurred hereunder at the time incurred that are no more restrictive than such restrictions and conditions contained in the Senior Notes Documents) or (D) identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of any asset or a Restricted Subsidiary pending such sale; provided such restrictions and conditions apply only to the asset or Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iii)  the foregoing shall not apply to restrictions and conditions imposed (A) by any agreement relating to any Indebtedness permitted hereunder of any Restricted Subsidiary that is a Foreign Subsidiary (other than PTFI or any PCA Loan Party) to the extent applicable to the assets of such Foreign Subsidiary or any of its Foreign Subsidiaries, (B) by any joint venture, partnership or similar arrangement to which any Restricted Subsidiary is a party to the extent applicable to such joint venture, partnership or similar arrangement or direct or indirect interests therein, (C) by any Indebtedness permitted under Section 6.01(a)(ii) and any refinancing thereof (but shall in the case of this clause (C) apply to any amendment or modification expanding the scope of any such restriction or condition) or (D) in connection with any Receivables Facility to the extent determined by the Borrower to be necessary or desirable in connection with the implementation thereof, (iv) the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (B) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(a)(iv), (v), (xi) or (xii), or refinancings thereof, if such restrictions or conditions apply only to the fixed or capital assets the acquisition, construction or improvement of which was financed with such Indebtedness (or the Indebtedness refinanced with such Indebtedness), (C) customary provisions in leases restricting the assignment thereof, and (D) restrictions imposed by Sections 7.2.5 and 7.3 of the Participation Agreement, and (v) the foregoing shall not prohibit any such agreement or other arrangement applicable to the granting after the Amendment Effective Date of a Lien on any asset to secure the Obligations, the Secured Obligations and the FI Obligations (or any refinancing, restructuring or replacement thereof) that would permit such Lien subject only to the grant of an equal and ratable Lien on such asset to secure the obligations under such agreement or other arrangement.

SECTION 6.11.  Amendment of Material Documents.  Each Borrower will not, and will not permit any Restricted Subsidiary to, amend, modify or waive any of its rights under, or terminate, suspend or enter into any agreement relating to, (i) its certificate of incorporation, by laws or other organizational documents, (ii) the Senior Notes Documents or (iii) the Contract of Work, in each case that could reasonably be expected to be adverse in any significant respect to the interests or rights of the Lenders or to have an adverse effect in any significant respect upon the FI Collateral and Rights.

SECTION 6.12.  Fiscal Year.  FCX will not change its fiscal year to end on any date other than December 31.

SECTION 6.13.  Designation of Unrestricted Subsidiaries.  (a)  FCX may designate a Restricted Subsidiary (other than PD or PTFI) as an Unrestricted Subsidiary (a “Designation”) only if:

(i)  such Subsidiary does not own any Equity Interests of any Restricted Subsidiary;

(ii)  no Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(iii)  after giving effect to such Designation and any related Investment to be made in such designated Subsidiary by FCX or any Restricted Subsidiary (which shall in any event include an existing Investment in such Subsidiary deemed to be equal to the net book value of such Subsidiary at the time it is designated as an Unrestricted Subsidiary), (A) the Incurrence Test would be satisfied and (B) either (x) the Unrestricted Subsidiary Investment Amount shall not exceed 1% of Consolidated Total Assets, or (y) if the Unrestricted Subsidiary Investment Amount shall exceed 1% of Consolidated Total Assets, or to the extent resulting in the Unrestricted Subsidiary Investment Amount exceeding 1% of Consolidated Total Assets, such Designation and any related Investment shall constitute a Restricted Use and the Restricted Uses shall not exceed the Restricted Uses Basket; and

(iv)  FCX has delivered to the Administrative Agent (x) written notice of such Designation and (y) a certificate, dated the effective date of such Designation, of a Financial Officer of FCX stating that no Event of Default has occurred and is continuing, specifying whether such Designation is made in reliance on clause (x) or (y) of clause (B) of paragraph (iii) above and setting forth reasonably detailed calculations demonstrating compliance with the requirements of clauses (A) and (B) of paragraph (iii) above.

Upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary pursuant to the terms hereof, provided after giving effect thereto no Default or Event of Default shall have occurred and be continuing, the Guarantee of such Subsidiary shall automatically be released without any consent of the Required Lenders; provided further, however, that no such Guarantee by a PCA Loan Party shall be released unless each Ratable Guarantee by such PCA Loan Party shall be released upon the release of such PCA Loan Party’s Guarantee of the Secured Obligations.

(b)  FCX may designate any Unrestricted Subsidiary as a Restricted Subsidiary under this Agreement (an “RS Designation”) only if:

(i)  no Event of Default shall have occurred and be continuing at the time of or after giving effect to such RS Designation and, after giving effect thereto, the Incurrence Test would be satisfied; and

(ii)  all Liens on assets of such Unrestricted Subsidiary and all Indebtedness of such Unrestricted Subsidiary outstanding immediately following the RS Designation would, if initially incurred at such time, have been permitted to be incurred pursuant to Sections 6.01 and 6.02 without reliance on Section 6.01(a)(ii) or Section 6.02(c) or (g).

Upon any such RS Designation with respect to an Unrestricted Subsidiary (i) FCX and the Restricted Subsidiaries shall be deemed to have received a return of their Investment in such Unrestricted Subsidiary equal to the lesser of (x) the amount of the net book value of such Subsidiary immediately prior to such RS Designation and (y) the fair market value (as reasonably determined by FCX) of the net assets of such Subsidiary at the time of such RS Designation and (ii) FCX and the Restricted Subsidiaries shall be deemed to have a permanent Investment in an Unrestricted Subsidiary equal to the excess, if positive, of the amount referred to in clause (i)(x) above over the amount referred to in clause (i)(y) above.

(c)  Neither FCX nor any Restricted Subsidiary shall at any time (x) provide a Guarantee of any Indebtedness of any Unrestricted Subsidiary, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary, except in the case of clause (x) or (y) to the extent permitted under Section  6.01 and Section 6.04 hereof.  Except as provided in clause (b) above, each Designation shall be irrevocable, and no Unrestricted Subsidiary may become a Restricted Subsidiary, be merged with or into the Borrower or a Restricted Subsidiary or liquidate into or transfer substantially all its assets to the Borrower or a Restricted Subsidiary.

SECTION 6.14.  Total Leverage Ratio.  At any time when there is any outstanding Revolving Exposure (other than outstanding Letters of Credit that have been fully cash collateralized in accordance with Section 2.05(j)), FCX will not, without the approval of the Required Lenders, permit the Total Leverage Ratio on the last day of any fiscal quarter to exceed 5.0 to 1.0.

SECTION 6.15.  Total Secured Leverage Ratio.  At any time when there is any outstanding Revolving Exposure (other than outstanding Letters of Credit that have been fully cash collateralized in accordance with Section 2.05(j)), FCX will not, without the approval of the Required Lenders, permit the Total Secured Leverage Ratio on the last day of any fiscal quarter to exceed 3.0 to 1.0.

SECTION 6.16.  Covenants with Respect to PTII.  FCX will not, except with the prior written consent of the Required Lenders, cause or permit PTII to:

(a)  create, incur, assume or permit to exist any Indebtedness or Attributable Debt;

(b)  issue any Equity Interests other than Equity Interests pledged to the Secured Parties as represented by the Collateral Agent to secure the Obligations and the Secured Obligations pursuant to a pledge agreement satisfactory to the Collateral Agent;

(c)  create, incur, assume or permit to exist any Lien (other than nonconsensual Permitted Encumbrances) on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues or rights in respect of any thereof, except Liens created under or specifically required by the Loan Documents securing some or all of the Obligations;

(d)  purchase, hold, make or acquire any Investment in any other Person, or purchase or otherwise acquire any assets of any other Person, except Investments existing on the Effective Date;

(e)  sell, transfer, lease or otherwise dispose of any PTFI Shares other than in a Qualifying PTFI Sale Transaction permitted hereby or a sale otherwise permitted under Section 6.05(c)(ii);

(f)  conduct any business or operations other than acting as a holding company for Investments owned by it on the Effective Date; or

(g)  liquidate, dissolve or merge or consolidate with or into any other Person (other than PTFI);

provided, however, that this Section 6.16 shall cease to be applicable at such time, if any, as PTII merges with and into PTFI.

SECTION 6.17.  Covenants Relating to the RTZ Transactions.  Neither Borrower will, directly or indirectly enter into any amendment or modification of (i) the Participation Agreement (including the Financial and Accounting Procedures thereunder) in each case from and after the Effective Date or (ii) any other material agreement in connection therewith, at any time, in each case other than pursuant to documents approved by the Required Lenders which would (or could reasonably be expected to) have an adverse effect upon the FI Collateral and Rights or impair the ability of either Borrower or any Restricted Subsidiary to perform all of their respective obligations under the Loan Documents (including under this Section 6.17).  Without the prior written approval of the Required Lenders, PTFI shall not (a) consent to (I) any “Closedown” (as such term is defined in the Participation Agreement) or any amendment or modification of such term, (II) any amendment, modification or waiver of Section 7.5.1.1, 7.5.1.3 or 10.5 or Annex A of the Participation Agreement, or (III) any amendment, modification or waiver of any RTZ Document that could, directly or indirectly, result in a significant reduction of Block A Base Production in any annual period (other than any adjustments to Block A Base Production effected in accordance with Section 16.4.2 of the Participation Agreement as in effect on the Effective Date as a result of the occurrence of any of the causes referred to in Section 16.4.1 of the Participation Agreement as in effect on the Effective Date or similar force majeure events), (b) consent to any assignment by RTZ or PT-Rio Tinto Indonesia of the RTZ Documents or their respective obligations thereunder, (c) waive any material default by RTZ under the RTZ Documents, (d) agree to any reduction in annual production from Contract Block A (as defined in the Contract of Work), other than annual production from Greenfield Projects and Sole Risk Ventures (as such terms are defined in the Participation Agreement), which might foreseeably result in PTFI receiving cashflow after payment of all Operating Costs attributable to it which would not be sufficient to pay in full all its obligations, including under the

Privatization Agreements (as such term is defined in the Participation Agreement) and the Loan Documents, as and when they are likely to come due, (e) amend or agree to any amendment of any agreement to which the Administrative Agent has not also agreed if, as a result of such amendment, a term defined in the FI Intercreditor Agreement or the Side Letter by reference to a term defined in such amended agreement would be changed or (f) resign as the Operator under the Participation Agreement.  Subject to the penultimate sentence of this Section 6.17, PTFI and its Restricted Subsidiaries shall not cause or permit any assets of it or its Restricted Subsidiaries to be or become Joint Account Assets under the Participation Agreement for other than full fair market compensation, nor shall either Borrower grant or provide (or permit any Restricted Subsidiary to grant or provide) any additional security or collateral to secure any obligation to RTZ or its Affiliates other than the transfer of the RTZ Interests as required by the Participation Agreement, in each case subject to the terms of the FI Intercreditor Agreement and the FI Trust Agreement.  PTFI and its Restricted Subsidiaries shall not engage in any transaction (other than the RTZ Transactions) or dealing with, or assign or transfer any assets to, PT-Rio Tinto Indonesia or any of its Affiliates other than on an arm’s-length basis.  PTFI shall promptly provide to the Administrative Agent copies of (i) all amendments, modifications, waivers and supplements to the RTZ Documents, (ii) all annual financial reports and budgets pursuant to the Participation Agreement and (iii) all other material notices and reports under the RTZ Documents.  PTFI shall also conduct Joint Operations (as defined in the Participation Agreement) in a manner which does not prevent or adversely affect, and at all times shall retain rights under the Contract of Work and tangible assets sufficient for, Block A Base Production pledged to the Lenders.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)  either Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)  either Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)  any representation or warranty made or deemed made by or on behalf of either Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)  either Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) or 5.04 (with respect to the existence of either Borrower) or in Article VI or Section 9.15;

(e)  any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to FCX (which notice will be given at the request of any Lender);

(f)  (i) an “Event of Default” shall exist under the Parent Credit Agreement; (ii) default shall be made with respect to any Material Indebtedness if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Material Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate, the stated maturity of such Material Indebtedness or, in the case of Hedging Agreements, require the payment of any net termination value in respect thereof or, in the case of Project Financings, permit foreclosure upon, or require FCX, PTFI or any Restricted Subsidiary to repurchase the related Project Financing Assets; or (iii) any amount of principal or interest of any Material Indebtedness or any payment under a Hedging Agreement constituting Material Indebtedness, in each case regardless of amount, shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace specified in the instrument evidencing or governing such Material Indebtedness);

(g)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of either Borrower, any Subsidiary Guarantor or any other Restricted Subsidiary that is a Significant Subsidiary (each, a “Material Company”) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Material Company or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)  any Material Company shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Material Company or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) make a general assignment for the benefit of creditors;

(i)  any Material Company shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)  one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against either Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of either Borrower or any Restricted Subsidiary to enforce any such judgment;

(k)  an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(l)  any Lien purported to be created under any Security Document or FI Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and, to the extent contemplated by the applicable Security Document, perfected Lien on any material amount of Collateral or on any material amount of “Collateral” under any FI Security Document, with the priority required by the applicable Security Document or FI Security Document, as the case may be, except (i) as a result of the sale or other disposition of the applicable asset in a transaction permitted under the Loan Documents or (ii) as a result of the failure of the Collateral Agent or Security Agent to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Security Document;

(m)  any Guarantee under any Loan Document shall cease to be, or shall be asserted by any Loan Party in writing not to be, a valid and enforceable Guarantee;

(n)   any Governmental Authority shall condemn, seize, nationalize, assume the management of, or appropriate any material portion of the property, assets or revenues of the Borrower or any Restricted Subsidiary (either with or without payment of compensation);

(o)  the security interest in the Contract of Work granted in the FI Trust Agreement or under any FI Security Document shall be deemed to be invalid or fail to be in full force and effect or the Contract of Work shall be terminated or otherwise fail to be in full force and effect or shall be amended without the consent of the Required Lenders in any manner which materially and adversely affects the rights and benefits granted to the FI Trustee and the Lenders under the FI Security Documents; or the Ministry of Mines and Energy of Indonesia (or any successor entity) or the Government of Indonesia shall have taken any action in contravention of the Contract of Work which materially adversely affects PTFI’s ability to perform its obligations under this Agreement or the rights and benefits granted to the FI Trustee under any FI Security Document;

(p)  PTFI shall resign as “Operator” under the Participation Agreement or an “Event of Resignation” under the Participation Agreement (or any event or condition which with or without the passage of time or the giving of notice would constitute such an “Event of Resignation” (other than any event or condition that is an Event of Default hereunder)) shall occur and be continuing; or

(q)  a Change in Control shall occur;

then, and in every such event (other than an event with respect to either Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become  due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and (iii) exercise any or all the remedies then available under the Security Documents; and in case of any event with respect to either Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

ARTICLE VIII

The Agents and the FI Trustee

Each of the Lenders, the Agents and the Issuing Banks hereby irrevocably appoints (a) JPMCB as Administrative Agent under this Agreement and the other Loan Documents (including in its capacity as Operator Selection Representative under the Operator Replacement Agreement), (b) JPMCB as Collateral Agent for the Lenders, the Agents and the Issuing Banks under this Agreement and the other Loan Documents, (c) JPMCB as Security Agent for the Lenders, the Agents and the Issuing Banks under this Agreement and the other Loan Documents, (d) JPMCB as JAA Security Agent for the Lenders, the Agents and the Issuing Banks under this Agreement and the other Loan Documents, (e) Merrill as the Syndication Agent for the Lenders, the Agents and the Issuing Banks under this Agreement and the other Loan Documents, and (f) U.S. Bank National Association to act as FI Trustee for the Lenders under the FI Trust Agreement and the Operator Replacement Agreement and as FI Security Agent for the Lenders under the Surat Kuasa and the Fiduciary Assignment of Accounts.  Each Lender, each Agent and each Issuing Bank (x) confirms and agrees to be bound by the terms of the FI Trust Agreement, the FI Intercreditor Agreement, the Side Letter and the other Loan Documents and (y) agrees that the FI Trustee in accepting its appointment and in acting under the FI Trust Agreement, the Operator Replacement Agreement, the Surat Kuasa and the Fiduciary Assignment of Accounts shall be entitled to all the rights, immunities, privileges, protections, exculpations, indemnifications, liens and other benefits applicable to its acting as trustee under the FI Trust Agreement.  Each Lender, each Agent and each Issuing Bank authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the applicable Agent by the terms of the applicable Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Neither the Syndication Agent nor any Documentation Agent, in its capacity as such, shall have any responsibilities or authority under this Agreement or the other Loan Documents.

Each of the Lenders serving as the Administrative Agent, the Collateral Agent, the Security Agent, the JAA Security Agent, the Syndication Agent and the FI Trustee shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the applicable Agent or FI Trustee, and each of such Lenders and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not an Agent or the FI Trustee.

No Agent shall have any duties or obligations except those expressly set forth in the applicable Loan Documents.  Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be necessary under the circumstances as provided in Section 9.02 or the applicable Loan Document), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, or shall be liable for the failure to disclose, any information relating to either Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity under the Loan Documents, the Parent Credit Agreement or the Loan Documents thereunder.  No Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct.  No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by either Borrower or a Lender, and no Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Without limiting the generality of the foregoing, the Administrative Agent, the Collateral Agent, the Security Agent, the FI Security Agent and the JAA Security Agent are hereby expressly authorized to execute any and all documents (including releases) with respect to the collateral under the Security Documents and to carry out the rights of the secured parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents, including, specifically with respect to the Pledged PTFI Shares, upon the occurrence of an Event of Default, to exercise the rights of the Pledgors under the FCX Pledge Agreement as owners of such shares in accordance with the terms of the FCX Pledge Agreement and otherwise applicable law.  In addition, each Lender, each Agent and each Issuing Bank hereby irrevocably authorizes and directs the Administrative Agent, the Collateral Agent,  the Security Agent, the FI Security Agent and the JAA Security Agent to enter, on behalf of each of them, into the Security Documents and agrees to be bound by the terms of the Security Documents.  Each Lender, each Agent and each Issuing Bank hereby irrevocably authorizes and directs the Administrative Agent, the Collateral Agent, the Security Agent, the FI Security Agent and the JAA Security Agent, as applicable, to enter into amendments from time to time to the Security Documents or take any other action for the purpose of naming as Secured Parties thereunder (i) Lenders that become parties to this Agreement after the Effective Date and/or (ii) Lender Affiliates that become counterparties to Hedging Agreements, the obligations under which are secured by the Security Documents.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the applicable Agent.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

No Agent shall commence any litigation in the name of, or on behalf of, any Lender without the prior consent of such Lender; provided, however, that notwithstanding the foregoing, in the event that any Agent commences any litigation at the direction of the Required Lenders, any Lender that shall not have consented thereto shall remain liable for its pro rata share of the costs and expenses of such Agent pursuant to the provisions of this Agreement.

The Syndication Agent and, subject to the appointment and acceptance of a successor as provided in this paragraph, any other Agent may resign at any time by notifying the Lenders and the Borrowers.  Upon any such resignation by the Administrative Agent or the Collateral Agent, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor Administrative Agent or Collateral Agent (subject to the approval of the Required Lenders under the Parent Credit Agreement), Security Agent or JAA Security Agent, as the case may be.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, Collateral Agent, Security Agent or JAA Security Agent, as the case may be, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent, the Collateral Agent, the Security Agent or the JAA Security Agent, as the case may be, hereunder by a successor, such successor Administrative Agent, Collateral Agent, Security Agent or JAA Security Agent, as applicable, shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After any Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other

Loan Document or related agreement or any document furnished hereunder or thereunder.

The obligations of the Administrative Agent, Collateral Agent, Security Agent, JAA Security Agent, the FI Trustee, the FI Security Agent and the Syndication Agent shall be separate and several and none of them shall be responsible or liable for the acts or omissions of any other, except, to the extent that any such Agent serves in more than one agency capacity, such Agent shall be responsible for the acts and omissions relating to each such agency function.

Without the prior written consent of the Required Lenders but subject to Section 9.02(b), the Administrative Agent, the Collateral Agent, Security Agent and the JAA Security Agent will not, except as contemplated by this paragraph, consent to any modification, supplement or waiver of any Security Document and the FI Trustee will not consent to any modification, supplement or waiver of the FI Trust Agreement, the Operator Replacement Agreement, the Surat Kuasa or the Fiduciary Assignment of Accounts.  Notwithstanding any other provision of this Article VIII, the Administrative Agent, the Collateral Agent, the Security Agent, the JAA Security Agent, the FI Security Agent and the FI Trustee will, at the request of FCX or PTFI, release (or subordinate such interest) from the Security Documents (and enter into an amendment to any applicable Security Document and execute such other instruments as may be necessary in connection therewith), any interest of the Administrative Agent, the Collateral Agent, the Security Agent, the JAA Security Agent, the FI Security Agent or the FI Trustee, as applicable, upon receipt by the Administrative Agent of a certificate from a Financial Officer of FCX specifying the asset to be released and the related transaction and certifying that after giving effect thereto, no Event of Default shall occur or be continuing, specific assets (which may either be released from the Lien of the Security Documents or excluded from the after-acquired property clauses of the Security Documents) as required to be released to allow sales, transfers or other dispositions, secured financings, capital leases and sale leaseback transactions and pledges of assets expressly permitted hereby.  In addition, upon consummation of a Project Financing by a Project Financing Subsidiary, to the extent releases are requested in a certificate from a Financial Officer of FCX, which certificate shall certify that after giving effect to such releases no Event of Default shall occur or be continuing and that such releases are in conformity with clause (D) of the Collateral and Guarantee Requirement, such Project Financing Subsidiary and, if applicable, its parent shall automatically be released from its Guarantee and the pledge of the Equity Interests in such Project Financing Subsidiary shall be released.  It is understood and agreed that releases in connection with this paragraph shall not require any further consent of the Required Lenders.

The Administrative Agent is hereby authorized to, and to instruct the FI Trustee and the JAA Security Agent to, enter into or consent to an amendment to the Participation Agreement or other RTZ Documents permitting PTFI to incur Indebtedness of the type permitted by Section 6.01(a)(iv) or Section 6.01(a)(v) hereof without the necessity of the holders of such Indebtedness becoming party to the Side Letter.  Such amendment or consent will not require any further consent of the Required Lenders.

By acceptance of the benefits of the Security Documents, the holders of the Secured Obligations (as defined in the Atlantic Copper Pledge Agreement referred to below) hereby expressly and irrevocably appoint JPMCB as Collateral Agent under the Atlantic Copper Pledge Agreement and such holders hereby expressly and irrevocably authorize the Collateral Agent to accept and cancel, in their name and on their behalf, a pledge (including its novations) over the shares representing 65% of the share capital of Atlantic Copper S.A. (“Atlantic Copper”), a company (sociedad anónima) incorporated and existing under the laws of the Kingdom of Spain, having its registered office at Avenida Francisco Montenegro s/n, 21007, Huelva, Spain, and Tax Identification Number (C.I.F.) A-79110482, as security for the Secured Obligations (as so defined) (the “Pledge of Atlantic Copper Shares”), and, in particular, but not exclusively, (i) to execute one or more pledge agreements (collectively, the “Atlantic Copper Pledge Agreement”), as well as any subsequent novations thereof, inter alia, over the shares of Atlantic Copper owned by Freeport-McMoRan Spain Inc. representing, from time to time, 65% of the share capital of Atlantic Copper on the terms and conditions that the Collateral Agent may deem appropriate; (ii) to appear before a Notary Public and execute, on the terms the Collateral Agent deems appropriate, the granting of any ratification, amendment, confirmation, supplement, novation or cancellation of the document or documents by virtue of which the Pledge of Atlantic Copper Shares is created; (iii) to carry out whatever actions and legal proceedings the Collateral Agent may deem appropriate for the enforcement of the Pledge of Atlantic Copper Shares in accordance with the terms of the applicable Loan Documents; (iv) to carry out, as well, all related or complementary acts needed in order to fully execute the mandate received, and in particular, grant amendment documents and to do all other things, to enter into all other agreements and to make all other statements necessary or useful in connection with the above mentioned performances; and (v) to make any payment of any reasonable expenses and fees, including legal and notarial fees.

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)  if to either Borrower, to it at Freeport-McMoRan Copper & Gold Inc., One N. Central Avenue, Phoenix, AZ  85004, Attention of Treasurer (Telecopy No. (602) 366-7322);

(ii)  if to the Administrative Agent or the Collateral Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, Texas 77002, Attention of Ms. Sylvia Trevino (Telecopy No. (713) 750-2932), with a copy to JPMorgan Chase Bank, N.A.,  270 Park Avenue, New York, New York 10017, Attention of James Ramage (Telecopy No. (212) 270-5100);

(iii)  if to the Swingline Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, Texas 77002, Attention of Ms. Sylvia Trevino (Telecopy No. (713) 750-2932), with a copy to the Administrative Agent as provided under clause (ii) above;

(iv)  if to any Issuing Bank, to it at the address most recently specified by it in a notice delivered to the Administrative Agent and the Borrower, with a copy to the Administrative Agent as provided under clause (ii) above; and

(v)  if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)  Notices and other communications to the Lenders hereunder may be delivered pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or a Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.  Any notice delivered to FCX shall be deemed also to have been given to PTFI, and such notice shall be deemed to have been given to PTFI on the day it is deemed to have been given to FCX.

SECTION 9.02.  Waivers; Amendments.  (a)  No failure or delay by any Agent, the FI Trustee, any Lender or any Issuing Bank in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agents, the FI Trustee, the Lenders and the Issuing Banks hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, extension or renewal of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, the FI Trustee, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)  Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by each Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or the required date of reimbursement of any LC Disbursement under Section 2.05, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of “Required

Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be) (it being understood that, with the consent of the Required Lenders, additional extensions of credit or revolving commitments pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Revolving Commitments on the Amendment Effective Date), (vi) release all or substantially all the Guarantors from their Guarantee under the Loan Documents or limit the liability of all or substantially all the Guarantors in respect of such Guarantees, without the written consent of each Lender, (vii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender, or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral or payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, the FI Trustee, any Issuing Bank or the Swingline Lender without the prior written consent of such Agent, the FI Trustee, such Issuing Bank or the Swingline Lender, as the case may be; (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time; and (C) if the terms of any waiver, amendment or modification of any Loan Document provide that any Class of Loans (together with all accrued interest thereon and all accrued fees payable with respect to the Commitments of such Class) will be repaid or paid in full, and the Commitments of such Class (if any) terminated, as a condition to the effectiveness of such waiver, amendment or modification, then so long as the Loans of such Class (together with such accrued interest and fees) are in fact repaid or paid and such Commitments are in fact terminated, in each case prior to or substantially simultaneously with the effectiveness of such amendment, then such Loans and Commitments shall not be included in the determination of the Required Lenders with respect to such amendment.  Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement any remaining Commitment and/or Revolving Exposure of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

SECTION 9.03.  Expenses; Indemnity; Damage Waiver.  (a)  Each Borrower agrees to pay (i) all reasonable out-of-pocket expenses incurred by each Agent and its Affiliates and the FI Trustee, including the reasonable fees, charges and disbursements of counsel for each Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, extension or renewal of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, the FI Trustee, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)  Each Borrower agrees to indemnify each Agent, each Lender and each Issuing Bank, the FI Trustee and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Effective Date Transactions or the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by either Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to either Borrower or any of its Subsidiaries, other than losses, claims, damages, liabilities and related costs and expenses arising from a release of Hazardous Materials or Environmental Liability (except releases of Hazardous Materials or Environmental Liabilities actually caused by either Borrower or any of its Subsidiaries or any of their respective tenants, contractors or agents) to the extent (and only to the extent) first occurring and first existing after title to the relevant real property or facility is vested in any Agent or Lender or other party after the completion of foreclosure proceedings or the granting of a deed-in-lieu of foreclosure or similar transfer of title, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c)  To the extent that either Borrower fails to pay any amount required to be paid by it to any Agent, the FI Trustee or any Issuing Bank under paragraph (a) or (b) of this Section (but without affecting such Borrower’s obligations thereunder), each Lender severally agrees to pay to the applicable Agent, the FI Trustee or the applicable Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the FI Trustee or such Issuing Bank, as the case may be, in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures and unused Revolving Commitments at the time.  The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatismutandis to the Lenders’ obligations under this paragraph (c)).  If any action, suit or proceeding arising from any of the foregoing is brought against any Lender, any Agent, the FI Trustee, any Issuing Bank or other Person indemnified or intended to be indemnified pursuant to this Section 9.03, PTFI and FCX, to the extent and in the manner directed by such indemnified party, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by PTFI and FCX (which counsel shall be satisfactory to such Lender, such Agent, the FI Trustee, such Issuing Bank or other Person indemnified or intended to be indemnified).  If PTFI or FCX shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of PTFI or FCX contained in this Agreement shall be breached, any Lender, the FI Trustee, any Issuing Bank or any Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose.  Any and all amounts so expended by any Lender, the FI Trustee, any Issuing Bank or any Agent shall be repayable to it by PTFI and FCX immediately upon such Person’s demand therefor.

(d)  To the extent permitted by applicable law, neither Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Effective Date Transactions, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)  All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

SECTION 9.04.  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section; provided that a rejurisdictioning transaction permitted by Section 9.18(c) shall not require the consent of any Lender under this Section 9.04  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the FI Trustee, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or LC Exposure and the Loans at the time owing to it) with the prior consent (such consent not to be unreasonably withheld or delayed) of:

(A)  in the case of assignments of Revolving Commitments or Revolving Exposures, the Borrowers, the Swingline Lender and each Principal Issuing Bank; provided that no consent of either Borrower shall be required for an assignment to a Revolving Lender or to an Affiliate of a Revolving Lender having credit ratings equal to or better than the credit ratings of such Revolving Lender, or, if an Event of Default under clause (a), (b), (g) or (h) of Article VII has occurred and is continuing, any other assignee; and

(B)  the Administrative Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent; provided that no such consent of either Borrower shall be required if an Event of Default under clause (a), (b), (g) or (h) of Article VII has occurred and is continuing; and providedfurther that simultaneous assignments in respect of a Lender and its Approved Funds shall be aggregated for purposes of such requirement;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, payable by either the assignee or the assignor (provided that only one such fee shall be payable in respect of simultaneous assignments by a Lender and its Approved Funds);

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required by Section 2.16(f); and

(E) no assignee shall be entitled to claim compensation which it would as of the effective date of its assignment have been entitled to claim under Section 2.14 (other than paragraph (b) thereof) or 2.16 which the applicable assignor would not have been entitled to claim as of such effective date, unless such assignment is made with the Borrowers' prior written consent.

For purposes of this Section 9.04(b), the terms “Approved Fund” and “CLO” have the following meanings:

“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“CLO” means an entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course and is administered or managed by a Lender or an Affiliate of such Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Agents, the FI Trustee, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, any Agent, the FI Trustee, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) At the request of either Borrower, the Administrative Agent or the assignee under an Assignment and Assumption, each of the Borrowers, each applicable Agent and such assignee shall enter into any amendments to the Security Documents or take any other actions for the purpose of naming such assignee as a Secured Party thereunder.

(c)  (i) Any Lender may, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment or LC Exposure and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrowers, the Agents, the FI Trustee, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Lender will continue to give prompt attention to and process (including, if required, through discussions with Participants) requests for waivers or amendments hereunder.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii)  A Participant shall not be entitled to receive any greater payment under Section 2.14 (other than paragraph (b) thereof) or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(f) as though it were a Lender.

(d)  Any Lender may, without the consent of the Borrowers or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.  Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, the FI Trustee, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.  Counterparts; Integration; Effectiveness.  Execution of the Amendment Agreement shall be deemed to be execution of this Agreement.  The Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the Amendment Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to any Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Subject to Section 4.01, the amendment of this Agreement contemplated by the Amendment Agreement shall become effective as provided in the Amendment Agreement, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of the Amendment Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of the Amendment Agreement.

SECTION 9.07.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations at any time owing (although such obligations may be unmatured) by such Lender or Issuing Bank or Affiliate to or for the credit or the account of either Borrower against any of and all the obligations then due of either Borrower now or hereafter existing under this Agreement.  The applicable Lender or Issuing Bank shall notify the Borrowers and the Administrative Agent of such setoff and application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section.  The rights of each Lender, each Issuing Bank and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank and Affiliates may have.

SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process; Sovereign Immunity.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)  Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, the FI Trustee, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against either Borrower or its properties in the courts of any jurisdiction.

(c)  Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)  To the extent that PTFI may now or hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to any Loan Document, to claim for itself or its property, assets or revenues any immunity (whether by reason of sovereignty or otherwise) from suit, jurisdiction of any court, attachment prior to judgment, setoff, execution of a judgment or from any other legal process or remedy, and to the extent that there may be attributed to PTFI such an immunity (whether or not claimed), PTFI hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity.

SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.  Confidentiality.  Each of the Agents, the FI Trustee, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, trustees, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this

Section, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to either Borrower or any other Loan Party and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than either Borrower.  For the purposes of this Section, “Information” means all information received from or on behalf of either Borrower relating to either Borrower or its business, other than any such information that is available to any Agent, the FI Trustee, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by either Borrower.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or LC Disbursement or participation therein under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or LC Disbursement or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan or LC Disbursement or participation therein hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or LC Disbursement or participation therein but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or LC Disbursements or participations therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14.  Judgment Currency.  The specification of payment in dollars and in New York City, New York, with respect to amounts payable to any Lender (or permitted assignee or Participant), any Agent, the FI Trustee or any Issuing Bank hereunder and under the other Loan Documents is of the essence, and dollars shall be the currency of account in all events.  The payment obligations of a Borrower under this Agreement or any other Loan Document shall not be discharged by an amount paid by such Borrower in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to dollars and transfer to New York City under normal banking procedures does not yield the amount of dollars in New York City due hereunder.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in dollars into another currency (the “second currency”), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase dollars with the second currency on the Business Day next preceding that on which such judgment is rendered.  The obligation of a Borrower in respect of any such sum due from such Borrower to any Agent, the FI Trustee, any Issuing Bank or any Lender (or permitted assignee or Participant) hereunder or under any other Loan Document (an “entitled person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such entitled person of any sum adjudged to be due hereunder or under any other Loan Document in the second currency such entitled person may in accordance with normal banking procedures purchase in the free market and transfer to New York City dollars with the amount of the second currency so adjudged to be due; and each Borrower hereby agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such entitled person against, and to pay such entitled person on demand, in dollars in New York City, the difference between the sum originally due to such entitled person from such Borrower in dollars and the amount of dollars so purchased and transferred.

SECTION 9.15.  RTZ Transactions.  PTFI has appointed the Administrative Agent to be the Operator Selection Representative for all purposes of the FI Trust Agreement, the Operator Replacement Agreement and the Surat Kuasa and has irrevocably and unconditionally agreed that upon the occurrence of an Event of Default, the Administrative Agent may, in addition to any other remedy available thereunder or under any other Loan Document thereunder, remove PTFI as Operator under the Contract of Work and appoint a replacement Operator, which shall be PT Rio Tinto Indonesia or an Affiliate of PT Rio Tinto Indonesia designated by PT Rio Tinto Indonesia if PT Rio Tinto Indonesia timely elects to exercise its designation rights provided in Section 2(a) of the Operator Replacement Agreement and meets the other conditions to such designation right set forth in such Section 2(a).  PTFI has also irrevocably and unconditionally agreed that the Administrative Agent, acting as the Operator Selection Representative under the FI Trust Agreement, the Operator Replacement Agreement and the Surat Kuasa, shall also have the right to designate a successor Operator under the circumstances provided in Section 2(b) of the Operator Replacement Agreement.  PTFI has further agreed that it will not appoint any other Operator Selection Representative other than the Administrative Agent (or, except as provided to PT Rio Tinto Indonesia in the Participation Agreement, grant any other Person the right to remove PTFI (or any successor operator for the Project) as Operator under any circumstances) and that it will not approve or enter into any management agreement with a successor Operator appointed under the Operator Replacement Agreement unless and until the Administrative Agent has approved the terms of such management agreement.  PTFI has also agreed that the Administrative Agent shall be entitled to exercise PTFI’s rights under the Participation Agreement (including the financial and accounting procedures) referred to in Section 6(c) of the FI Intercreditor Agreement to the exclusion of PTFI after the occurrence of an Event of Default, in addition to the other rights and remedies available to the Administrative Agent and the Lenders under the Loan Documents thereunder and applicable law.  Each of the Agents, the Lenders, PTFI and FCX acknowledges and agrees that the FI Trust Agreement will not terminate prior to termination of the Participation Agreement

SECTION 9.16.  Patriot Act.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.  Each Borrower agrees to provide the Lenders, upon request, with all documentation and other information required from time to time to be obtained by the Lenders pursuant to applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

SECTION 9.17.  No Fiduciary Relationship.  The Borrowers, on behalf of themselves and the Subsidiaries, agree that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the

Borrowers, the Subsidiaries and their Affiliates, on the one hand, and the Agents, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.18.  Release of Liens and Guarantees; Rejurisdictioning of PTFI.  (a)  A Subsidiary Guarantor shall automatically be released from its obligations under the Loan Documents and all security interests in the Collateral of such Subsidiary Guarantor, and in the Equity Interests in such Subsidiary Guarantor, shall be automatically released upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders (or such greater number of Lenders as may be required under Section 9.02) shall have consented to such transaction and the terms of such consent did not provide otherwise.  Upon any sale or other transfer by any Subsidiary Guarantor (other than to FCX or any other Subsidiary) of any Collateral that is permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest granted under any Loan Document in any Collateral pursuant to Section 9.02 of this Agreement, the security interest in such Collateral shall be automatically released.  In connection with any termination or release pursuant to this Section, the Collateral Agent shall promptly execute and deliver to any Subsidiary Guarantor, at such Subsidiary Guarantor’s expense, all documents that such Subsidiary Guarantor shall reasonably request to evidence such termination or release.

(b)  Subject to paragraph (e) below, at any time when the corporate credit ratings of FCX by each of Moody’s and S&P at such time are, respectively, Baa3 or better and BBB- or better, upon written notice from the Borrowers and at the Borrowers’ expense, the Collateral Agent, the Security Agent, the JAA Security Agent and the FI Trustee, as applicable, shall terminate and release all the Collateral under the Security Documents (but not, unless specifically requested by FCX in such notice, any Collateral under the FI Security Documents) and the Collateral Agent, the Security Agent, the JAA Security Agent and the FI Trustee, as applicable, shall promptly execute and deliver all documents that the Borrowers shall reasonably request to evidence such termination or release.

(c)  Notwithstanding any provision of any Loan Document to the contrary, PTFI may elect to effect a transaction in which it will cease to be domesticated under the laws of Delaware as a corporation and shall become solely a limited liability company organized under the laws of the Republic of Indonesia.  In the event that such rejurisdictioning is effected, upon written notice from the Borrowers and at the Borrowers’ expense, the Collateral Agent shall terminate and release the Guarantees provided under the Indonesian Guarantee Agreement by each of PT Kencana Infra Nusakarya and PT Kencana Wisata Nusakarya.

(d)    Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by any of the Collateral Agent, the Security Agent, the JAA Security Agent and the FI Trustee.

(e)  Notwithstanding any provision to the contrary herein or in any other Loan Document, no Guarantee by a PCA Loan Party shall be released unless each Ratable Guarantee by the applicable PCA Loan Party shall be released upon the release of such PCA Loan Party’s Guarantee of the Secured Obligations.

(f)  Upon the occurrence of the Amendment Effective Date, the pledge of the PTII Shares granted under the Third Amended and Restated FCX/ISI Pledge Agreement (PTII Shares) shall terminate and be released, and the Administrative Agent and the Collateral Agent are fully authorized to and shall promptly execute and deliver all documents that the Borrower shall reasonably request to evidence such termination or release.

SECTION 9.19.  Non-Public Information.  (a)  Each Lender acknowledges that all information furnished to it pursuant to this Agreement from the Borrowers or on their behalf and relating to the Borrowers, the Subsidiaries or their respective businesses may include material non-public information concerning the Borrowers and the Subsidiaries or their securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with the procedures and applicable law, including Federal and state securities laws.

(b)  All such information, including requests for waivers and amendments, furnished by the Borrowers or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrowers and the Subsidiaries and their securities.  Accordingly, each Lender represents to the Borrowers and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

SECTION 9.20.  Parallel Debt.  By execution of this Agreement, the Lenders and the Issuing Banks acknowledge the provisions of Section 2 of each of the FCX Pledge Agreement, the Fourth Amended and Restated Fiduciary Transfer, the Fiduciary Assignment of Accounts, the Fourth Amended and Restated Lender Fiduciary Assignment and the Fiduciary Transfer of Joint Account Assets, and hereby authorize the Administrative Agent, Collateral Agent and Security Agent, as applicable, to accept such clauses on their behalf.

SECTION 9.21.  Joint and Several Obligations.  Whenever in this Agreement or any other Loan Document any payment obligation or other obligation is expressed as an obligation of the Borrowers, each of the Borrowers shall be jointly and severally liable for the full payment and performance of such obligation.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FREEPORT-MCMORAN COPPER & GOLD INC.,
by_____________________________
Name: Kathleen L. Quirk
Title: Senior Vice President, Chief Financial Officer and Treasurer

PT FREEPORT INDONESIA,
by____________________________
Name: Robert R. Boyce
Title:Treasurer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Issuing Bank, Security Agent, JAA Security Agent and Collateral Agent,
by____________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as FI Trustee,
by___________________________
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Syndication Agent,
by___________________________
Name:
Title:

LENDER SIGNATURE PAGE TO FREEPORT-MCMORAN COPPER & GOLD INC./PT FREEPORT INDONESIA AMENDED AND RESTATED CREDIT AGREEMENT

_________________________________
by
________________________________
Name:
Title:

For any Lender requiring a second signature line:
by	_______________________________
Name:
Title: